      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1998


                                                      REGISTRATION NO. 333-44937

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D. C. 20549

                            ------------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             LASER PHOTONICS, INC.



             (Exact name of registrant as specified in its charter)



           DELAWARE                          3845                  59-2058100
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)



           6865 FLANDERS DRIVE, SUITE G, SAN DIEGO, CALIFORNIA 92121
                                 (619) 455-7030



  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                               RAYMOND A. HARTMAN
                            CHIEF EXECUTIVE OFFICER
                             LASER PHOTONICS, INC.
           6865 FLANDERS DRIVE, SUITE G, SAN DIEGO, CALIFORNIA 92121
                                 (619) 455-7030



  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------


                                   COPIES TO:


                              MATTHIAS & BERG LLP
                          ATTN: JEFFREY P. BERG, ESQ.
        1990 SOUTH BUNDY DRIVE, SUITE 790, LOS ANGELES, CALIFORNIA 90025
                             PHONE: (310) 820-0083
                              FAX: (310) 820-8313

                           --------------------------


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

                           --------------------------


    If any of the securities being registered on this Form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                           --------------------------


                        CALCULATION OF REGISTRATION FEE



                                                                                                PROPOSED
                                                                                                MAXIMUM
                                                                                               AGGREGATE           AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE      PROPOSED MAXIMUM        OFFERING          REGISTRATION
           SECURITIES TO BE REGISTERED               REGISTERED(1)     OFFERING PRICE (1)       PRICE(1)              FEE
Common Stock, par value $0.01 per share..........       708,101             $1.25(2)            $885,126            $261.12
Common Stock, par value $0.01 per share..........      1,500,000            $4.00(2)           $6,000,000          $1,770.00
Common Stock, par value $0.01 per share..........       800,000             $2.70(2)           $2,159,708           $637.11
Common Stock, par value $0.01 per share..........        20,000             $1.00(2)            $20,000              $5.90
Shares of Common Stock underlying Warrants.......       900,000             $4.00(3)           $3,600,000          $1,062.00
Total............................................      3,928,101                              $12,664,834         $3,736.13(4)



(1) Estimated solely for the purpose of calculating the registration fee.


(2) This amount is based upon the per share purchase price of the shares from the Company.


(3) This amount is based on the per share exercise price of the Warrants related to these shares.


(4) The Company has previously paid $3,719.68 of this amount to the Commission.

                           --------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             LASER PHOTONICS, INC.



                             CROSS REFERENCE SHEET



                   PURSUANT TO ITEM 501(b) OF REGULATION S-K.



               SHOWING LOCATION IN THE PROSPECTUS OF INFORMATION
              REQUIRED BY ITEMS 1 THROUGH 12, PART I, OF FORM S-1



REGISTRATION STATEMENT ITEM NUMBER AND CAPTION                     LOCATION IN PROSPECTUS
-----------------------------------------------------------------  ------------------------------------------------------
1.         Forepart of the Registration Statements and Outside
             Front Cover Page of Prospectus......................  Outside Front Cover Page of Prospectus

2.         Inside Front and Outside Back Cover Pages of
             Prospectus..........................................  Inside Front and Outside Back Cover Pages of
                                                                     Prospectus; Additional Information

3.         Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges...........................  Prospectus Summary; Risk Factors; Selected Financial
                                                                     Data

4.         Use of Proceeds.......................................  Use of Proceeds; Selling Stockholders and Plan of
                                                                     Distribution

5.         Determination of Offering Price.......................  Plan of Distribution

6.         Dilution..............................................  Not Applicable

7.         Selling Security Holders..............................  Outside Front Cover Page of Prospectus; Selling
                                                                     Stockholders and Plan of Distribution

8.         Plan of Distribution..................................  Outside Front Cover Page of Prospectus; Selling
                                                                     Stockholders and Plan of Distribution

9.         Description of Securities to Be Registered............  Outside Front Cover Page of Prospectus; Dividend
                                                                     Policy; Shares Eligible for Future Sale; Principal
                                                                     Stockholders; Selling Stockholders and Plan of
                                                                     Distribution; Description of Securities

10.        Interests of Named Experts and Counsel................  Legal Matters

11.        Information with Respect to the Registrant............  Outside Front Cover Page of Prospectus; Prospectus
                                                                     Summary; Risk Factors; Dividend Policy;
                                                                     Capitalization; Selected Financial Data;
                                                                     Management's Discussion and Analysis of Financial
                                                                     Condition and Results of Operations; Business;
                                                                     Management; Compensation of Executive Officers and
                                                                     Directors; Certain Relationships and Related
                                                                     Transactions; Shares Eligible for Future Sale;
                                                                     Financial Statements

12.        Disclosure of Commission Position on Indemnification
             for Securities Act
             Liabilities.........................................  Not Applicable

                    SUBJECT TO COMPLETION DATED MAY 29, 1998


THIS PRELIMINARY PROSPECTUS AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. UNDER NO CIRCUMSTANCES SHALL THIS PRELIMINARY PROSPECTUS CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

                             LASER PHOTONICS, INC.
                                3,928,101 SHARES
                                  COMMON STOCK
                        OFFERED BY SELLING STOCKHOLDERS



    This Prospectus relates to 3,928,101 shares (the "Shares") of common stock, par value $0.01 (the "Common Stock") of Laser Photonics, Inc., a Delaware corporation (the "Company") to be offered (the "Offering") for the account of certain selling stockholders (the "Selling Stockholders") of the Company. The 3,928,101 shares include 3,028,101 shares of Common Stock currently issued in the name of the Selling Stockholders and 900,000 shares of Common Stock underlying certain warrants (the "Warrants") issued in the name of certain of the Selling Stockholders. The Selling Stockholders directly, through agents designated from time to time, or through brokers, dealers, or through underwriters to be designated, may sell the shares of Common Stock offered hereby from time to time on terms to be determined at the time of sale. To the extent required by applicable law, the specific shares to be sold, the terms of the offering, including price, the names of any agent, dealer or underwriter, and any applicable commission, discount or other compensation with respect to a particular sale will be set forth in an accompanying Prospectus Supplement. See "Selling Stockholders and Plan of Distribution."



    The Company will receive none of the proceeds from the sale of these Shares. However, the Company may receive gross proceeds of up to $3,600,000 upon the exercise of the Warrants, if at all. The Selling Stockholders and any broker-dealer, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended ("Securities Act") and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has paid all of the costs of the Offering with respect to the Shares to be offered by the Selling Stockholders. See "Use of Proceeds" and "Selling Stockholders and Plan of Distribution."



    The Company's Common Stock is currently listed for trading in the Over-the-Counter Market under the symbol "LSPT." On May 28, 1998, the market price for the Common Stock in the Over-the-Counter Market was approximately $2.50 per share. See "Price Range of Common Stock."



 THESE SECURITIES ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.
    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE SECTION ENTITLED
       "RISK FACTORS" (AT PAGE 7 OF THIS PROSPECTUS) CONCERNING THE
                           COMPANY AND THIS OFFERING.


                            ------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.



               THE DATE OF THIS PROSPECTUS IS            , 1998.

     This Prospectus may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements in this Prospectus or hereafter included in other publicly available documents filed with the Securities and Exchange Commission (the "Commission"), reports to the Company's stockholders and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein.

                              PROSPECTUS SUMMARY

     The following is a summary of certain information in this Prospectus. This summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The Shares offered hereby involve a high degree of risk. Investors should carefully consider the information set forth under the heading "Risk Factors."

                                  THE COMPANY

     The Company is engaged in the development of proprietary excimer laser and fiberoptic equipment and techniques directed initially toward the treatment of coronary heart disease and psoriasis, as well as other medical and non-medical applications. The Company also designs, develops, manufactures and markets solid-state, diode and gas laser systems and accessories for use in both "medical" and "scientific" applications.

     Unless the context otherwise requires, the term "Company" refers to Laser Photonics, Inc., a Delaware corporation ("Laser Photonics"), its wholly-owned subsidiary, Laser Analytics, Inc., a Massachusetts corporation ("Laser Analytics"), and its 76%-owned subsidiary, AccuLase, Inc., a California corporation ("AccuLase").

     The Company filed a Petition for Reorganization (the "Bankruptcy Proceeding") under Chapter 11 of the Federal Bankruptcy Act on May 13, 1994 (Case No. 94-02608-611 - Federal Bankruptcy Court - Middle District, Florida). An order was issued on May 22, 1995 confirming the Company's Third Amended Plan of Reorganization (the "Bankruptcy Reorganization").

     In connection with the Bankruptcy Reorganization, Helionetics, Inc. ("Helionetics") of Van Nuys, California, transferred to the Company ownership of approximately 76% of the issued and outstanding common stock of AccuLase. AccuLase was founded in 1985 for the purpose of commercializing products that utilize its proprietary excimer laser and fiberoptic technologies. AccuLase has focused primarily on the development of medical products for the treatment of coronary heart disease.

     The Company's strategy has changed in 1997 to focusing its efforts on the Company's excimer laser technology and expertise in order to develop a broad base of laser and laser delivery products for both medical and non-medical applications.

     The Company has entered into certain agreements with respect to the manufacturing and marketing of its excimer lasers and delivery systems in 1997 with Baxter Healthcare Corporation ("Baxter") and Massachusetts General Hospital.

     The Company's initial medical applications are intended to be used in the treatment of cardiovascular disease and treatment of psoriasis. The current cardiovascular and vascular applications are in an experimental procedure known as Transmyocardial Revascularization ("TMR"), in which the Company's laser system is currently in Phase I Human Clinical trials. A proposed excimer laser system to treat psoriasis is anticipated to commence during 1998 by going through the first phase of Human Clinical trials to demonstrate the laser's effectiveness as a replacement to current Ultraviolet Light Phototherapy being used to control psoriasis.

     In the non-medical applications of the excimer laser technology, the Company intends to evaluate its technology as it applies as an illumination source for use in the deep ultraviolet ("DUV") photolithography systems for the semiconductor manufacturing industry. There can be no assurances that the Company's excimer laser systems will be developed into marketable products.

     The Company's strategy is to apply its extensive solid-state and excimer laser expertise to develop a broad base of laser products focused on medical and non-medical applications. The Company believes that its excimer laser technology provides the basis for reliable cost-effective systems that will increasingly be used in connection with a variety of medical and non-medical applications.

     To facilitate the Company's new focus on excimer laser technology, in October, 1997, the Company's Board of Directors authorized management to pursue the sale or closure of the Company's non-excimer laser businesses.

     On April 8, 1998, the Company entered into a letter of intent with an unaffiliated third party to sell the operational assets of the Company's business operations conducted in Massachusetts and Florida. The purchaser has also agreed to assume certain liabilities of such business operations. The Company will retain its excimer lasers and laser delivery systems related to the business operations of AccuLase in San Diego, California. There can be no assurances that the transactions contemplated by this letter of intent will be completed on these terms or at all.

     Management's decision to sell the assets of the business operations related to the Company's Massachusetts and Florida operations will divest the Company of the business operations which have generated substantially all sales revenues before December 31, 1997.

     Although the Company has developed strategic alliances with Baxter and Massachusetts General Hospital related to the Company's excimer lasers, there can be no assurances that the Company will ever develop significant revenues or profitable operations with respect to this new business plan.

     The Company's principal executive offices are located at 6865 Flanders Drive, Suite G, San Diego, California 92121, (619) 455-7030.

                                 THE OFFERING

Securities Offered by the
 Selling Stockholders...............      3,928,101 Shares of Common Stock to
                                          be offered, including 3,028,101 shares
                                          issued in the name of the Selling
                                          Stockholders and 900,000 shares which
                                          may be issued upon the exercise of the
                                          Warrants for the account of certain
                                          Selling Stockholders. See "Description
                                          of Securities" and "Selling
                                          Stockholders and Plan of
                                          Distribution."
Common Stock Outstanding(1):
 Before the Offering..........            9,295,694 shares
 After the Offering...........            9,295,694 shares (2)

Use of Proceeds................           The Company will receive none of the
                                          proceeds from the sale of the Shares
                                          offered hereby for the benefit of the
                                          Selling Stockholders.  However, the
                                          Company may receive up to a maximum
                                          of $3,600,000 of gross proceeds from
                                          the exercise of the Warrants, if at
                                          all.  The Company intends to use the
                                          net proceeds of this Offering received
                                          from the exercise of the Warrants for
                                          working capital and general corporate
                                          purposes. See "Use of Proceeds" and
                                          "Selling Stockholders and Plan of
                                          Distribution."

Risk Factors and Dilution.....            The securities offered hereby are
                                          highly speculative and involve a high
                                          degree of risk.  These factors
                                          include, but are not limited to risks
                                          related to the Company's historical
                                          lack of profitability, legislative
                                          and regulatory restrictions impacting
                                          the Company's business operations and
                                          industry and the market for the
                                          securities offered hereby. An
                                          investment in these securities should
                                          be made only by investors who can
                                          afford the loss of their entire
                                          investment. See "Risk Factors."

Over-the-Counter Market
 Symbol

Common Stock..................            LSPT

----------------------
 (1) Does not include shares of Common Stock that are reserved for issuance pursuant to certain stock option plans of the Company and certain other options of the Company. See "Price Range of Common Stock," "Compensation of Executive Officers and Directors - 1995 Non-Qualified Stock Option Plan; - Compensation of Directors," "Certain Relationships and Related Transactions" and "Description of Securities."

 (2) Does not give effect to 900,000 shares of Common Stock which may be issued upon the exercise of the Warrants. See
"Selling Stockholders and Plan of Distribution" and "Description of Securities."

                  SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                    (In thousands, except per share data)

     The Summary Financial Information set forth below should be read in conjunction with the audited Consolidated Financial Statements included elsewhere herein:


                                                                                                  THREE MONTHS
                                                   YEAR ENDED DECEMBER 31,                        ENDED MARCH 31
                                ------------------------------------------------------------     -----------------
                                                     1/1-5/22 5/23-12/31
                                1993(1)     1994      1995(2)    1995(2)     1996       1997     1997(1)   1998(1)
                                ------------------------------------------------------------     -----------------
STATEMENT OF OPERATIONS DATA

  Revenues                      $6,090     $5,715     $1,242     $1,408     $2,901     $3,815     $937     $1100
  Net income (loss)             (3,718)    (2,234)     4,839(3)  (2,124)    (5,358)    (2,307)    (375)     (570)

  Basic and diluted loss
   per share                       *          *          *        (0.42)     (0.95)     (0.35)   (0.06)    (0.06)

  Weighted average
   shares
   outstanding(4)                6,312      6,312      6,312      5,000      5,620      6,531    6,173     9,267


                                                        DECEMBER 31,
                               --------------------------------------------------------------
                                                    1/1-5/22 5/23-12/31
                               1993(1)      1994      1995(2)    1995(2)     1996       1997    MARCH 31, 1998(1)
                               --------------------------------------------------------------   -----------------
BALANCE SHEET DATA

  Working capital (deficit)    ($1,089)      $960       ($99)     ($610)   ($1,728)       $15          ($324)

  Total assets                   4,546      2,144      1,715      5,796      3,195      7,808          7,112

  Long-term debt (net
   of current portion)           4,615        --          --        867        283        283            283

  Liabilities subject
   to compromise                   --       7,930      7,564        --         --         --             --

  Total stockholders'
   equity (deficit)             (4,409)    (6,643)    (7,404)       686     (2,090)     4,929          4,415

-------------------------

(FOOTNOTES ARE ON FOLLOWING PAGE)

(FOOTNOTES FROM PREVIOUS PAGE)

*     Not comparable due to Bankruptcy Reorganization.

(1) These amounts have been derived from certain unaudited financial statements of the Company.

(2) In connection with the confirmation of the Bankruptcy Reorganization on May 22, 1995, the Company was required to adopt fresh start reporting as of May 23, 1995 since the reorganization value (approximate fair value at the date of reorganization) was less than the total of all postpetition liabilities and allowed claims, and holders of existing voting shares before May 23, 1995 received less than 50% of the voting shares of the emerging entity. Accordingly, the statement of operations for the period ended May 22, 1995 reflects the effects of the forgiveness of debt resulting from the confirmation of the Bankruptcy Reorganization and the effects of the adjustments to restate assets and liabilities to reflect the reorganization value. In addition, the accumulated deficit of the Company was eliminated and its capital structure was recast in conformity with the Bankruptcy Reorganization. As such, the consolidated financial statements of the Company as of December 31, 1995, 1996 and 1997, and March 31, 1998 and for the period from May 23, 1995 to December 31, 1995, and the years ended December 31, 1996 and 1997, and the three (3) months ended March 31, 1997 and 1998, reflect that of the Company on and after May 23, 1995, which, in effect, is a new entity for financial reporting purposes with assets, liabilities, and a capital structure having carrying values not comparable with prior periods. The consolidated balance sheet as of December 31, 1993 and 1994 and as of May 22, 1995, and for the period from January 1, 1995 to May 22, 1995 and the years ended December 31, 1993 and 1994 reflect that of the Company prior to May 23, 1995. See "Business - Business of the Company" and "Business - Litigation."

(3) Includes an extraordinary gain of $5,768,405. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4) Common Stock equivalents and convertible issues are antidilutive and, therefore, are not included in the weighted shares outstanding during the periods the Company incurred net losses.

                                 RISK FACTORS

     THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. AN INVESTMENT IN THESE SECURITIES SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN ADDITION TO THE FACTORS SET FORTH ELSEWHERE IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING RISK FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.

     THIS PROSPECTUS MAY BE DEEMED TO CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE REFORM ACT. FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS OR HEREAFTER INCLUDED IN OTHER PUBLICLY AVAILABLE DOCUMENTS FILED WITH THE COMMISSION, REPORTS TO THE COMPANY'S STOCKHOLDERS AND OTHER PUBLICLY AVAILABLE STATEMENTS ISSUED OR RELEASED BY THE COMPANY INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE (FINANCIAL OR OPERATING) OR ACHIEVEMENTS TO DIFFER FROM THE FUTURE RESULTS, PERFORMANCE (FINANCIAL OR OPERATING) OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FUTURE RESULTS ARE BASED UPON MANAGEMENT'S BEST ESTIMATES BASED UPON CURRENT CONDITIONS AND THE MOST RECENT RESULTS OF OPERATIONS. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, RISKS SET FORTH HEREIN, EACH OF WHICH COULD ADVERSELY AFFECT THE COMPANY'S BUSINESS AND THE ACCURACY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

     There is a limited public market for the Company's Common Stock.
Persons who may own or intend to purchase shares of Common Stock in any market where the Common Stock may trade should consider the following risk factors, together with other information contained elsewhere in the Company's reports, proxy statements and other available public information, as filed with the Securities and Exchange Commission, prior to purchasing shares of the Common Stock:

FINANCIAL RISKS

     LACK OF PROFITABILITY AND HISTORY OF LOSSES; BANKRUPTCY PROCEEDING. The Company historically has incurred significant net losses from operations. On May 13, 1994, the Company filed a voluntary petition of reorganization (the "Bankruptcy Proceeding") with the United States Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court") pursuant to Chapter 11 of the United States Bankruptcy Code. During the pendency of the Bankruptcy Proceeding, the Company conducted its business operations as a debtor-in-possession, subject to the jurisdiction of the Bankruptcy Court.
On May 22, 1995, the Bankruptcy Court confirmed the Bankruptcy Reorganization. As of December 31, 1997, the Company had an accumulated deficit of $9,788,883. The Company expects to continue to incur significant operating losses over at least the following two years as it continues to devote significant financial resources to product development activities and as the Company expands its operations. In order to achieve profitability, the Company will have to manufacture and market products which are accepted on a widespread commercial basis. There can be no assurances that the Company will manufacture or market any products successfully, operate profitably in the future, or that Company will not require significant additional financing in order to accomplish the Company's current business plan. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Financial Statements."

     NEED FOR ADDITIONAL FINANCING. The Company has historically financed its operations through working capital provided from operations, loans and the private placement of equity and debt securities. The Company has significant debt obligations which will require additional financing in order to repay in full. The Company will not receive any of the proceeds from this Offering, except to the extent that any of the Selling Stockholders exercise the Warrants which relate to certain of the shares of Common Stock which are the subject of this Prospectus. The Company continues to require such financing in order to accomplish the Company's current business plan. The Company believes that the Company has sufficient capital and anticipated sources of revenues to finance the Company's current level of operations and continued development of the Company's products for a period of at least thirteen (13) months following the date of this

Prospectus, based on the Company's current business plan. However, the Company's ability to expand business operations is currently dependent on financing from external sources. There can be no assurance that the Company will be able to generate sufficient revenues prior to such date or at all, or that the Company will not require additional financing at or prior to such date in order to continue operations and product development. There can be no assurances that any additional sources of financing will be available on terms favorable to the Company, or at all, or that the business of the Company will ever achieve profitable operations. Further, any additional financing may be senior to the Company's Common Stock or result in significant dilution to the holders of the Common Stock. In the event the Company does not receive any such financing or generate profitable operations, management may have to suspend or discontinue its business activity or certain components thereof in its present form or cease operations altogether. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Financial Statements."

SECURITIES RISKS

     DISCLOSURE RELATING TO LOW-PRICED STOCKS. The Company's Common Stock is currently listed for trading in the over-the-counter market (the "Over-the-Counter Market") in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. The Company's securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The penny stock rules apply to non-NASDAQ companies whose Common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. Because the Company's securities are subject to the "penny stock rules," there may develop an adverse impact on the market for the Company's securities. See "Price Range of Common Stock."

     EFFECTS OF CERTAIN REGISTRATION RIGHTS. The Company is registering 3,928,101 shares of Common Stock, including 900,000 shares underlying the Warrants in connection with this Registration Statement. The Company currently has 9,295,694 shares issued and outstanding. There can be no assurances that this Registration Statement will not have a material adverse effect on the market price for the Company's Common Stock resulting from the increased number of free trading shares of Common Stock in the market. See "Certain Relationships and Related Transactions" and "Description of Securities."

     LACK OF DIVIDENDS ON COMMON STOCK. The Company has paid no dividends on its Common Stock to date and there are no plans for paying dividends in the foreseeable future. The Company intends to retain earnings, if any, to provide funds for the expansion of the Company's business. See "Dividend Policy."

     POTENTIAL ANTI-TAKEOVER EFFECT OF DELAWARE LAW. The Company is subject to certain provisions of the Delaware General Corporation Law which, in general, restrict the ability of a publicly held Delaware corporation from engaging in certain "business combinations," with certain exceptions, with "interested stockholders" for a period of three (3) years after the date of transaction in which the person became an "interested stockholder." The effect of such "anti-takeover" provisions may delay, deter or prevent a takeover of the Company which the stockholders may consider to be in their best interests, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of their securities at above-market prices, or limit the ability of stockholders to remove incumbent directors as readily as the stockholders may consider to be in their best interests. See "Description of Securities - Certain Business Combinations."

   SHARES ELIGIBLE FOR FUTURE SALE; ISSUANCE OF ADDITIONAL SHARES. Future sales of shares of Common Stock by the Company and its stockholders could adversely affect the prevailing market price of the Common Stock. There are currently 105,000 restricted shares and 9,190,694 shares of Common Stock which are freely tradeable, eligible to have the restrictive legend removed pursuant to Rule 144(k) promulgated under the Securities Act or are the subject of this Prospectus or other registration statements. Further, the Company has granted options to purchase up to an additional 1,477,899 shares of Common Stock, 1,107,899 of which are currently exercisable, and Warrants to purchase up to 900,000 shares of Common Stock. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could have a material adverse effect on the market price of the Common Stock. Pursuant to its Certificate of Incorporation, the Company has the authority to issue additional shares of Common Stock. The issuance of such shares could result in the dilution of the voting power of Common Stock purchased in the Offering. See "Compensation of Executive Officers and Directors," "Principal Stockholders," "Description of Securities" and
"Shares Eligible for Future Sale."

   EFFECT OF OUTSTANDING WARRANTS. The holders of the Warrants are given an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interest of the other stockholders.
Further, the terms on which the Company might obtain additional financing during the period may be adversely affected by the existence of the Warrants. The holders of the Warrants may exercise the Warrants at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided herein. See "Description of Securities."

   LIMITATIONS ON DIRECTOR LIABILITY. The Company's Certificate of Incorporation provides, as permitted by governing Delaware law, that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director. In addition, the Company's Certificate of Incorporation and Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. See "Management."

   CONSENT DECREE. In 1996, the Company entered into a Consent Decree with the Commission where it neither admitted nor denied alleged securities law violations in 1992 and early 1993 under prior management, but consented to the issuance of an injunction against any future violation. The alleged events occurred prior to the Company's Bankruptcy Reorganization and involve events, which occurred prior to the change in the Company's management and directors. There can be no assurance that the Consent Decree will not have an adverse effect on the Company's ability to conduct financing in the future. See "Business - Litigation."

GENERAL BUSINESS OPERATIONS RISKS

   PENDING SALE OF REVENUE GENERATING ASPECTS OF BUSINESS OPERATIONS. On April 8, 1998, the Company entered into a letter of intent with an unaffiliated third party to sell the operational assets of the Company's business operations conducted in Massachusetts and Florida. The purchaser has also agreed to assume liabilities of such business operations, in an amount to be determined. The Company will retain its excimer lasers and laser delivery systems related to the business operations of AccuLase in San Diego, California. As of the date of this Prospectus it is uncertain that final terms between the Company and the prospective purchaser can be reached. There can be no assurances that the transactions contemplated by this letter of intent will be completed on these terms or at all. Management's decision to sell the assets of the business operations related to the Company's Massachusetts and Florida operations will divest the Company of the business operations which, although have never been profitable, have generated substantially all sales revenues before December 31, 1997. Although the Company has developed strategic alliances with Baxter and Massachusetts General Hospital related to the Company's excimer lasers, there can be no assurances that the Company will ever develop significant revenues or profitable operations with respect to this new business plan. See "Business."

   TECHNOLOGICAL UNCERTAINTY; NO ASSURANCE OF REGULATORY APPROVALS. Certain of the Company's laser products will require significant clinical testing and regulatory clearances from governmental agencies prior to the Company's ability to market such products for medical use. The development of lasers for medical use is a lengthy, expensive and uncertain process. The proposed development of these products is subject to the risks of failure in the development of devices and procedures based on innovative technologies.
These risks include the possibilities that the Company's lasers and/or delivery system or the medical treatments they embody, will be found to be ineffective, or otherwise fail to receive necessary regulatory clearances, or uneconomical to market. Accordingly, management is unable to predict whether its development activities will result in any commercially viable products or applications. There can be no assurance that proposed products will prove to be safe or effective or receive regulatory approvals that are required for commercial sale. See "Business."

   NEED TO DEVELOP AND POTENTIAL OBSOLESCENCE OF NEW PRODUCTS. The Company is engaged in the business of developing new products and technologies for the laser industry. Certain of the Company's lasers are marketable for non-medical uses and certain lasers need to complete clinical testing and obtain regulatory approval for medical uses. No assurance can be given that the Company will be able to complete such testing or obtain such approvals. The Company believes its future prospects depend on its ability not only to enhance and successfully market its products, but also to develop and introduce new products in a timely fashion that achieve market acceptance. There can be no assurance that the Company will be able to identify, design, develop, market or support such products successfully or that the Company will be able to respond effectively to technological changes or product announcements by competitors. Delays in new product introductions or product enhancements, or the introduction of unsuccessful products, could have a material adverse effect on the Company. No assurance can be given that technologies developed by others will not render any product developed by the Company obsolete, or otherwise significantly diminish the value of the Company's products, or that there will still be a market for such product by the time such product is ready for commercialization. If the Company does not develop a market for the Company's products at a time when a market window for such a product is still open, there would be a material adverse effect on the Company's financial position. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

   RISK OF MARKET ACCEPTANCE OF THE COMPANY'S PRODUCTS.   The Company's
growth will depend on the Company's ability to identify, develop and successfully market its products. The success of the Company's ability to commercialize its products is dependent on the acceptance of the Company's laser systems in their intended markets. Although such products may be safe and effective for their intended use, there can be no assurances that members of the market for the Company's products will not elect to use the Company's technologies or elect to use technologies of the Company's competitors. The identification of specific market needs is seldom made by any one company alone, and no assurance can be given that there are not many other laser companies actively engaged in developing products designed to solve the needs identified by the Company or that one or more such companies could not develop a product which has the effect of capturing the market which has been targeted by management of the Company for its products or making obsolete a product or technology developed by the Company. There can be no assurance that any products, which may be developed by the Company, if at all, will meet any specific needs then existing in the market or that such products will obtain commercial acceptance in the market. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Financial Statements."

   DIFFICULTY OF MARKETING THE COMPANY'S PRODUCTS. The Company faces a number of obstacles to the successful marketing of certain of its products which are ready for marketing, but which have not been successfully marketed as of the date of this Prospectus. No assurance can be given that the markets currently projected by the Company for such products will exist, or if it does, that the products using the Company's technologies will achieve acceptance in the market. Even in the event that the Company's products find a level of market acceptance, there can be no assurance that the sale of such products will generate significant revenue for, or result in profitability to, the Company. The Company may face a formidable task in marketing such products in the face of efforts by other companies to market their own products, even if such companies' products do not, in the opinion of management of the Company, perform as effectively or efficiently as the Company's products. Further, no assurance can be given that any market share, which may be achieved by the Company, will not be overtaken by products manufactured by other companies possessing far greater technical and financial resources. See "Business - Products; -Competition."

   DEPENDENCE ON THIRD PARTIES FOR MANUFACTURE AND MARKETING OF PRODUCTS AND RISKS OF ACCESS TO ALTERNATIVE SOURCES AND DELAYS. The Company does not currently have sufficient financial resources, by itself, to conduct human clinical trials necessary to commercialize the application of the laser and delivery system to cardiovascular and vascular applications for medical use. The Company has entered into an agreement (the "Baxter Agreement") with Baxter, pursuant to which Baxter has agreed to fund and market the Company's laser technology for cardiovascular and vascular applications. However, Baxter may terminate any such commitment pursuant to the Baxter Agreement and cease further funding at any time. In the event that Baxter terminates the Baxter Agreement, the Company may rely on other outside parties for the marketing of its products. There can be no assurance that these third parties will be willing or able to meet the Company's needs in a satisfactory and timely manner. Although the Company believes that these third parties would have an economic incentive to provide such assistance for the Company, the amount and timing of resources to be devoted to these activities are not within the control of the Company, and there can be no assurance that manufacturing and marketing problems will not occur in the future.

   Production of the Company's lasers requires specific component parts used in the assembly of lasers from certain suppliers. In the event that such suppliers cannot meet the Company's needs, the Company believes that alternative suppliers could be found. However, a change in suppliers or any significant delay in the Company's ability to have access to such resources would have a material adverse effect on the Company's delivery schedules, business, operating results and financial condition.

   The Company maintains limited manufacturing facilities and will need to expand such facilities to effectively manufacture its products on a profitable basis. Although certain members of the Company's management have manufacturing experience, the expansion of the Company's manufacturing facilities and capabilities will subject the Company to numerous risks, including unanticipated technological problems or delays. Such expansion will also require additional sources of capital, which may not be available on commercially reasonable terms, if at all. In the event that the Company is unable to expand its manufacturing facilities and capabilities, the Company may be required to enter into arrangements with others for the manufacture and packaging of its proposed products. There can be no assurance that the Company will be able to enter into any such arrangements on commercially reasonable terms, or at all, or that the Company will ever be able to establish the capability to manufacture its products on a commercial basis, in which case the Company's business, results of operations and financial condition would be materially adversely affected.

   In addition, there can be no assurance that either the Company, Baxter or any future prospective corporate partners, will be able to successfully introduce the laser and delivery system so that it will achieve acceptance by patients, health care providers and insurance companies, or that it can be manufactured and marketed at prices that would permit the Company to operate profitably. See "Business - Alliance with Baxter Healthcare Corporation; -Research and Development."

   DEPENDENCE ON THE BAXTER AGREEMENT. The Company has entered into a contract with Baxter which has the potential for generating revenue from the sale or license of the Company's excimer laser products for certain uses. If the Company is unable to meet its obligations under the Baxter Agreement, or if the Baxter Agreement is terminated for any reason, there could be a material adverse effect on the Company's financial condition, and the Company may be compelled to curtail or cease business operations altogether. See "Business - Alliance with Baxter Healthcare Corporation."

   DEPENDENCE ON EFFECTIVE PRODUCT DEVELOPMENT. In order to compete successfully in the future, the Company anticipates that it will need to continuously need to develop higher performance versions of lasers, and will also need to develop future generations of products. Certain of the Company's future products will require significant additional research and development prior to their commercialization. The nature of the Company's research and development activities is inherently complex, precluding definitive statements as to the time required and costs involved in reaching certain objectives. Consequently, actual research and development costs and estimated time frames may require extension. Any delays or additional research costs could require the raising of funds and, therefore, could have a material adverse effect on the Company's business and results of operations. There can be no assurance that any potential products will be capable of being produced in commercial quantities on a timely basis at acceptable costs or be successfully marketed, or that the Company will be able to obtain such additional financing on terms favorable to the Company, or at all. See "Business."

   UNCERTAINTY RELATED TO THIRD-PARTY REIMBURSEMENT. In the United States, health care providers, including hospitals and physicians, that purchase devices with medical applications for treatment of their patients, generally rely on third-party payors, principally federal Medicare, state Medicaid and private health insurance plans, to reimburse all or a part of the costs and fees associated with the procedures performed using these devices. The Company's ultimate success will be dependent upon, among other things, the ability of health care providers to obtain satisfactory reimbursement from third-party payors for medical procedures in which the laser and delivery system products are used. Third-party payors may deny reimbursement if they determine that a prescribed device has not received appropriate regulatory clearances or approvals, is not used in accordance with cost-effective treatment methods as determined by the payor, or is experimental, unnecessary or inappropriate. If United States Food and Drug Administration ("FDA") clearance or approval is received, third-party reimbursement would also depend upon decisions by Health Care Financing Administration ("HCFA") for Medicare, as well as by individual health maintenance organizations, private insurers and other payors.

   Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. Many international markets have government managed health care systems that control reimbursement for new devices and procedures. In most markets, there are private insurance systems as well as government managed systems. There can be no assurance that reimbursement for the Company's products will be available in the United States or in international markets under either government or private reimbursement systems, or that physicians will support and advocate reimbursement for procedures using the Company's products. Failure by hospitals and other users of the Company's products to obtain reimbursement from third-party payors, or changes in government and private third-party payors' policies toward reimbursement for procedures employing the Company's products, would have a material adverse effect on the Company's ultimate business prospects. Moreover, management is unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future, or what effect such legislation or regulation would have. See "Business."

   UNCERTAINTY RELATED TO HEALTH CARE REFORM. Political, economic and regulatory influences are subjecting the health care industry in the United States to a fundamental change. Management anticipates that Congress, state legislatures and the private sector will continue to review and assess alternative health care delivery and payment systems. Potential approaches that have been considered include mandated basic health care benefits, controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups, price controls and other fundamental changes to the health care delivery system. Legislative debate is expected to continue in the future, and market forces are expected to demand reduced costs. Management cannot predict what impact the adoption of any federal or state health care reform measures, future private sector reform or market forces may have on its business. See "Business - Government Regulation."

   PRODUCT DEFECTS; LIMITS OF PRODUCT LIABILITY INSURANCE. One or more of the Company's products may be found to be defective after the Company has already shipped in volume, requiring a product replacement, which might cure such defect. Product returns and the potential need to remedy defects or provide replacement products or parts could impose substantial costs to the Company and have a material adverse effect on the Company. The clinical testing, manufacturing and marketing of the Company's devices and procedures may expose the Company to product liability claims. The Company maintains liability insurance with coverage limits of $1,000,000 per occurrence and $2,000,000 in the annual aggregate amount. Although the Company has never been subject to a product liability claim, there can be no assurance that the coverage limits of the Company's insurance policies will be adequate or that one or more successful claims brought against the Company would not have a material adverse effect upon the Company's business, financial condition and results of operations. See "Business - Product Liability Insurance."

   LARGER AND MORE ESTABLISHED COMPETITION. The market for the Company's products is extremely competitive. The Company directly and indirectly competes with other businesses, including businesses in the laser industries. In some cases, these competitors are substantially larger and more firmly established, have greater marketing and development budgets and substantially greater capital resources than the Company. Accordingly, there can be no assurance that the Company will be able to achieve and maintain a competitive position in the Company's industry.

   Many companies, research institutes and universities are working in a number of disciplines to develop therapeutic devices and procedures aimed at vascular and cardiovascular disease. Most of these companies, research institutes and universities have substantially greater financial, technical, manufacturing, marketing, distribution and/or other resources than the Company. In addition, many of such companies have experience in underlying human clinical trials of new or improved therapeutic devices and procedures and obtaining FDA and other regulatory clearances of devices and procedures for use in human health care. The Company has limited experience in conducting and managing clinical testing and in preparing applications necessary to gain regulatory clearances. Accordingly, other companies may succeed in developing devices and procedures that are safer or more effective than those proposed to be developed by the Company and in obtaining FDA clearances for such devices and procedures more rapidly than the Company.

   The Company's competitors spend substantial sums on research and development for laser products in order to maintain their respective market positions. The Company does not have comparable resources with which to invest in research and development and is at a competitive disadvantage with respect to its ability to develop products. The Company may also encounter difficulties in customer acceptance because it is likely to be perceived as a new laser supplier whose identity is not yet well known and whose reputation and commercial longevity are not yet established. Substantial marketing and promotional costs, possibly in excess of what the Company can afford, may be required to overcome these barriers. There can be no assurance that the Company will be able to overcome such barriers. The failure to gain customer acceptance of the Company's lasers and related technology would have a material adverse effect on the Company. See "Business - Competition."

   NO MARKETING STUDIES. No independent studies with regard to feasibility of the Company's proposed business plan have been conducted at the expense of the Company or by any independent third parties with respect to the Company's present and future business prospects and capital requirements. In addition, there can be no assurances that the Company's products will find sufficient commercial acceptance in the marketplace to enable the Company to fulfill its long and short term goals, even if adequate financing is available and products are ready for market, of which there can be no assurance. See "Business."

   DEPENDENCE ON KEY PERSONNEL. The Company is dependent upon the skills of its management and technical team. There is strong competition for qualified personnel in the laser industry, and the loss of key personnel or an inability to continue to attract, retain and motivate key personnel could adversely affect the Company's business. There can be no assurances that the Company will be able to retain its existing key personnel or to attract additional qualified personnel. The Company does not have key-person life insurance on any of its employees. See "Management."

   RELIANCE ON PATENT PROTECTION AND PROPRIETARY TECHNOLOGY. The Company's business could be adversely affected if it is unable to protect its intellectual property, including patented and other proprietary technology, certain of which is licensed by the Company and certain of which is owned by the Company. To the extent the Company or the owners of the patented technology are unsuccessful in protecting proprietary rights to such technology or such technology may infringe on proprietary rights of third parties, that portion of the Company's business could suffer. The Company's more significant proprietary technology is based on unpatented trade secrets and know-how. To the extent that the Company relies upon unpatented trade secrets and know-how and the development of new products and improvements thereon in establishing and maintaining a competitive advantage in the market for the Company's products, there can be no assurances that such proprietary technology will remain a trade secret or that others will not develop substantially equivalent or superior technologies to compete with the Company's products. In addition, there can be no assurances that others will not independently develop similar or superior technologies, which will enable them to provide superior products or services. Further, there can be no assurances that patentable improvements on such technology will be developed or that existing or improved technology will have competitive advantages or not be challenged by third parties. Further, the laser industry has been marked by costly and time-consuming litigation with respect to intellectual property rights between competitors. There can be no assurances that third parties will not claim that some or all of the Company's technology infringes on proprietary rights of others. Such litigation may be used to seek damages or to enjoin alleged infringement of proprietary rights of others. Further, the defense of any such litigation, whether or not meritorious, may divert financial and other resources of the Company, which may otherwise be devoted to development of the Company's business plan, and therefore, may have a material adverse effect on the financial condition of the Company. An adverse decision to the Company in any such litigation may result in a significant damages award payable by the Company or enjoin the Company from marketing its then existing products, and therefore, would have an adverse effect on the Company's ability to continue in business. In the event of an adverse result in such litigation, the Company would be required to expend significant resources to develop non-infringing technology or to obtain licenses to the disputed technology from third parties. There can be no assurances that the Company will have the resources to develop or license such technology, or if so, that the Company would be successful in such development or that any such licenses would be available on commercially reasonably terms.

   Further, the Company may be required to commence litigation against third parties to protect any proprietary rights of the Company. There can be no assurances that the Company will be able to afford to prosecute such litigation, or if so, that such litigation will be successful. See "Business
- Patents and Trademarks."

                               USE OF PROCEEDS

   The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereunder. However, the Company may receive up to $3,600,000 of gross proceeds from the exercise of the Warrants, if at all. The net proceeds to the Company from the exercise of the 900,000 Shares which may be issued upon the exercise of the Warrants will be used for working capital and general corporate purposes.

   Management believes that, based on the Company's current business plan, the Company has sufficient operating capital for a period of at least thirteen (13) months following the date of this Prospectus, excluding any proceeds which may be received from the exercise of the Warrants, if at all. However, there can be no assurance that changes in the Company's research and development plans or other changes affecting the Company's operating expenses and business strategy will not result in the expenditure of such resources before such time or that the Company will be able to develop profitable operations prior to such date, or at all, or that the Company will not require additional financing at or prior to such time in order to continue operations and product development. There can be no assurance that additional capital will be available on terms favorable to the Company, if at all. To the extent that additional capital is raised through the sale of additional equity or convertible debt securities, the issuance of such securities could result in additional dilution to the Company's stockholders. Moreover, the Company's cash requirements may vary materially from those now planned because of results of research and development, product testing, relationships with manufacturers, changes in the focus and direction of the Company's research and development programs, competitive and technological advances, the level of working capital required to sustain the Company's planned growth, litigation, operating results, including the extent and duration of operating losses, and other factors. In the event that the Company experiences the need for additional capital, and is not able to generate capital from financing sources or from future operations, management may be required to modify, suspend or discontinue the business plan of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Financial Statements."

   Pending full utilization of the proceeds which may be obtained from the exercise of the Warrants, if at all, the Company may invest the net proceeds in short-term, investment grade, interest bearing securities. See "Business."

                             DIVIDEND POLICY

   No dividend has been declared or paid by the Company since inception on the Company's Common Stock. The Company does not anticipate that any dividends will be declared or paid in the future on the Company's Common Stock. See "Description of Securities."

                       PRICE RANGE OF COMMON STOCK

   As of the date of this Prospectus, the Company had 9,295,694 shares of Common Stock issued and outstanding. Further, the Company has issued and outstanding options to purchase an additional 1,477,899 shares of Common Stock and Warrants to purchase up to 900,000 shares of Common Stock. See "Description of Securities."

   The Company's Common Stock is listed for trading in the Over-the-Counter Market under the symbol "LSPT." The Company's Common Stock, subsequent to the confirmation of the Bankruptcy Reorganization on May 22, 1995, has been quoted on the Electronic Bulletin Board since approximately January 22, 1996 under the stock symbol "LSPT." The Company's "old" Common Stock, prior to the confirmation of the Bankruptcy Reorganization, was also quoted on the Electronic Bulletin Board in 1993, and during the period from May 13, 1994 to May 22, 1995, during the pendency of the related Bankruptcy Proceeding, in the "pink sheets" under the stock symbol "LAPHQ."

   The following table sets forth quotations for the bid and asked prices for the Common Stock for the periods indicated below, based upon quotations between dealers, without adjustments for stock splits, dividends, retail mark-ups, mark-downs or commissions, and therefore, may not represent actual transactions:

                                       Bid Prices                   Asked Prices
                                  ---------------------         ---------------------
                                   High           Low            High           Low
                                  -------        ------         ------         ------
YEAR ENDED DECEMBER 31, 1996

1st Quarter                       7 3/4          4 1/2          8 1/4          5 3/4
2nd Quarter                       8 1/4          3 3/4          8 1/2          4 1/4
3rd Quarter                       5 3/8          3 5/8          5 5/8          4
4th Quarter                       3 11/16        11/16          4 1/8          13/16

YEAR ENDED DECEMBER 31, 1997

1st Quarter                       2 9/32          5/16          2 5/16         3/8
2nd Quarter                       1 5/16          5/16          1 7/16         13/32
3rd Quarter                       4 3/8           7/8           4 9/16         1 1/16
4th Quarter                       6 1/8           2 31/32       6 3/8          3 1/8

YEAR ENDING DECEMBER 31, 1998

1st Quarter                      4 1/8            2 1/2         4 3/8          2 11/16


   On May 28, 1998, the closing market price for the Company's Common Stock in the Over-the-Counter Market was approximately $ 2.50 share. As of April 8, 1998, without giving effect to the number of stockholders whose shares are held in "street name," the Company had approximately 1,063 stockholders of record.

                                  CAPITALIZATION

   The following table sets forth the capitalization of the Company as of March 31, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Relationships and Related Transactions" and " Selling Stockholders and Plan of Distribution." This table should be read in conjunction with the Consolidated Financial Statements and related Notes included elsewhere in this Prospectus:

                                                                 MARCH 31, 1998
NOTES PAYABLE:

  Current portion                                                   $535,875
  Long term                                                          282,559

STOCKHOLDERS' EQUITY:

  Common Stock, par value
    $0.01; 15,000,000 shares
    authorized(1); issued and
    outstanding 9,295,694 shares(2)(3)                                92,957

    Additional paid-in-capital                                    14,680,829

  Accumulated deficit                                            (10,358,680)
                                                                 ------------

      Total stockholders'
        equity                                                     4,415,106
                                                                 ------------
          Total capitalization                                    $5,233,540
                                                                 ------------
                                                                 ------------

------------------------

   (1) On February 4, 1998, the Company's stockholders approved a resolution to increase the authorized capital of the Company to 15,000,000 shares of Common Stock. See "Description of Securities."

   (2) Does not include shares of Common Stock that are reserved for issuance pursuant to certain stock option plans of the Company and certain other options of the Company. See "Compensation of Executive Officers and Directors - 1995 Non-Qualified Stock Option Plan; - Compensation of Directors," "Certain Relationships and Related Transactions," "Description of Securities" and "Selling Stockholders and Plan of Distribution."

   (3) Does not give effect to the 900,000 shares of Common Stock underlying the Warrants. See "Description of Securities."

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The Selected Consolidated Financial Data for 1993 through 1997 set forth below are derived from the Consolidated Financial Statements of the Company and Notes thereto. The Consolidated Financial Balance Sheets at March 31, 1998, and the related Consolidated Statements of Operations, Stockholders' Equity (Deficit) and Cash Flows for the three (3) months ended March 31, 1998 and 1997, and for the years ended December 31, 1997 and 1996, and the periods from January 1, 1995 to May 22, 1995 and May 23, 1995 to December 31, 1995, appear elsewhere in this Prospectus. The Selected Consolidated Financial Data are qualified in their entirety by reference to, and should be read in conjunction with, the Consolidated Financial Statements and related Notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                                   THREE MONTHS
                                            YEAR ENDED         JANUARY 1,       MAY 23, TO         YEAR ENDED         ENDED
                                            DECEMBER 31,       TO MAY 22,       DECEMBER 31,       DECEMBER 31,      MARCH 31,

                                            1993(1)   1994      1995(2)          1995(2)           1996    1997     1997(1) 1998(1)
                                           --------- ------    ---------        ---------         ------  ------    ------- ------
STATEMENT OF OPERATIONS                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
 DATA:
Revenues...............................      $6,090  $5,715       $1,242           $1,408         $2,901  $3,815   $   937  $1,100

Costs and Expenses.....................      11,501   6,713        2,082            3,351          7,704   5,746     1,182   1,635
                                           --------  ------    ---------        ---------         ------  ------    ------  ------

Loss from operations...................      (5,411)   (998)        (840)          (1,942)        (4,802) (1,931)     (245)   (535)
                                           --------  ------    ---------        ---------         ------  ------    ------  ------

Other income (expenses)................       1,693  (1,236)         (89)            (181)          (556)   (372)     (130)    (33)

Income tax expense.....................         --      --           --               --             --       (4)      --       (1)
                                           --------  ------    ---------        ---------         ------  ------    ------  ------

Extraordinary item-gain
 from reorganization...................         --      --         5,768              --             --      --        --      --
                                           --------  ------    ---------        ---------         ------  ------    ------  ------

Net income (loss)......................      (3,718) (2,234)       4,839(3)        (2,124)        (5,358) (2,307)     (375)   (569)
                                           --------  ------    ---------        ---------         ------  ------    ------  ------
                                           --------  ------    ---------        ---------         ------  ------    ------  ------

Basic and diluted loss
 per share.............................         *       *            *              (0.42)         (0.95)  (0.35)    (0.06)  (0.06)

Weighted average shares
 outstanding(4)........................         *       *            *              5,000          5,620   6,531     6,173   9,267

BALANCE SHEET DATA (AT PERIOD END):

Working capital (deficit)..............     ($1,089)   $960         ($99)           ($610)       ($1,728)    $15   ($1,848)  ($324)

Total assets...........................       4,546   2,144        1,715            5,796          3,195   7,808     3,024   7,112

Long-term debt (net of
 current portion)......................       4,615     --           --               867            283     283       283     283

Liabilities subject to
 compromise............................         --    7,930        7,564              --             --      --        --      --

Total stockholders'
 equity (deficit)......................      (4,409) (6,643)      (7,404)             686         (2,090)  4,929    (2,426)  4,415

--------------------------------
(FOOTNOTES ARE ON FOLLOWING PAGE)

(FOOTNOTES FROM PREVIOUS PAGE)

*     Not comparable due to Bankruptcy Reorganization.

(1) These amounts have been derived from certain unaudited financial statements of the Company.

(2) In connection with the confirmation of the Bankruptcy Reorganization on May 22, 1995, the Company was required to adopt fresh start reporting as of May 23, 1995 since the reorganization value (approximate fair value at the date of reorganization) was less than the total of all postpetition liabilities and allowed claims, and holders of existing voting shares before May 23, 1995 received less than 50% of the voting shares of the emerging entity. Accordingly, the statement of operations for the period ended May 22, 1995 reflects the effects of the forgiveness of debt resulting from the confirmation of the Bankruptcy Reorganization and the effects of the adjustments to restate assets and liabilities to reflect the reorganization value. In addition, the accumulated deficit of the Company was eliminated and its capital structure was recast in conformity with the Bankruptcy Reorganization. As such, the consolidated financial statements of the Company as of December 31, 1995, 1996 and 1997, and March 31, 1998 and for the period from May 23, 1995 to December 31, 1995, and the years ended December 31, 1996 and 1997, and the three (3) months ended March 31, 1997 and 1998, reflect that of the Company on and after May 23, 1995, which, in effect, is a new entity for financial reporting purposes with assets, liabilities, and a capital structure having carrying values not comparable with prior periods. The consolidated balance sheet as of December 31, 1993 and 1994 and as of May 22, 1995, and for the period from January 1, 1995 to May 22, 1995 and the years ended December 31, 1993 and 1994 reflect that of the Company prior to May 23, 1995. See "Business - Business of the Company" and "Business - Litigation."

(3) Includes an extraordinary gain of $5,768,405. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4) Common Stock equivalents and convertible issues are antidilutive and, therefore, are not included in the weighted shares outstanding during the years the Company incurred net losses.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS

     THIS PROSPECTUS, INCLUDING THE DISCLOSURES BELOW, CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. WHEN USED HEREIN, THE TERMS "ANTICIPATES," "EXPECTS," "ESTIMATES," "BELIEVES" AND SIMILAR EXPRESSIONS, AS THEY RELATE TO THE COMPANY OR ITS MANAGEMENT, ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH MATERIAL DIFFERENCES INCLUDE THE FACTORS DISCLOSED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS, WHICH PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY.

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and related Notes included elsewhere in this Prospectus.

OVERVIEW OF BUSINESS OPERATIONS

     The Company is engaged in the development of proprietary excimer laser and fiberoptic equipment and techniques directed initially toward the treatment of coronary heart disease and psoriasis, as well as other medical and non-medical applications. The Company also designs, develops, manufactures and markets solid-state, diode and gas laser systems and accessories for use in both "medical" and "scientific" applications.

     The Company filed a Petition for Reorganization (the "Bankruptcy Proceeding") under Chapter 11 of the Federal Bankruptcy Act on May 13, 1994 (Case No. 94-02608-611 - Federal Bankruptcy Court - Middle District, Florida). An order was issued on May 22, 1995 confirming the Company's Third Amended Plan of Reorganization (the "Bankruptcy Reorganization").

     In connection with the Bankruptcy Reorganization, Helionetics transferred to the Company ownership of approximately 76% of the issued and outstanding common stock of AccuLase. AccuLase was founded in 1985 for the purpose of commercializing products that utilize its proprietary excimer laser and fiberoptic technologies. AccuLase has focused primarily on the development of medical products for the treatment of coronary heart disease.

     During the pendency of the Bankruptcy Proceeding, Helionetics contributed $1,000,000 dollars in cash to the Company, which funds were utilized for cash payments under the Bankruptcy Reorganization. Helionetics further loaned to the Company $300,000 to fund the cost of research and development of the Company's excimer lasers. In connection with the Bankruptcy Reorganization: (i) Helionetics received 3,750,000 shares of Common Stock of the Company, which represented 75% of the then total issued and outstanding shares of Common Stock, (ii) certain of the Company's unsecured creditors received 1,000,000 shares of Common Stock, which represented 20% of the then total issued and outstanding shares of Common Stock, and (iii) the shares of Common Stock of the Company's prior existing stockholders were cancelled and reissued into 250,000 shares of Common Stock, which represented 5% of the then total issued and outstanding shares of Common Stock. As of the date of this Prospectus, Helionetics does not own any shares of the Company's Common Stock.

     The Company's strategy has changed in 1997 to focusing its efforts on the Company's excimer laser technology and expertise in order to develop a broad base of laser and laser delivery products for both medical and non-medical applications.

     The Company has entered into certain agreements with respect to the manufacturing and marketing of its excimer lasers and delivery systems in 1997 with Baxter Healthcare Corporation and Massachusetts General Hospital.

     The Company's initial medical applications are intended to be used in the treatment of cardiovascular disease and treatment of psoriasis. The current cardiovascular and vascular applications are in an experimental procedure known as Transmyocardial Revascularization ("TMR"), in which the Company's laser system is currently in Phase I Human Clinical trials. A proposed excimer laser system to treat psoriasis commenced in May, 1998 by going through the first phase of Human Clinical trials to demonstrate the laser's effectiveness as a replacement to current Ultraviolet Light Phototherapy being used to control psoriasis.

     In the non-medical applications of the excimer laser technology, the Company intends to evaluate its technology as it applies as an illumination source for use in the deep ultraviolet ("DUV") photolithography systems for the semiconductor manufacturing industry. There can be no assurances that the Company's excimer laser systems will be developed into marketable products.

     The Company's strategy is to apply its extensive solid-state and excimer laser expertise to develop a broad base of excimer laser products focused on medical and non-medical applications. The Company believes that its excimer laser technology provides the basis for reliable cost-effective systems that will increasingly be used in connection with a variety of medical and non-medical applications.

     To facilitate the Company's new focus on excimer laser technology, in October, 1997, the Company's Board of Directors authorized management to pursue the sale or closure of the Company's non-excimer laser businesses.

     On April 8, 1998, the Company entered into a letter of intent with an unaffiliated third party to sell the operational assets of the Company's business operations conducted in Massachusetts and Florida. The purchaser has also agreed to assume certain liabilities of such business operations. The Company will retain its excimer lasers and laser delivery systems related to the business operations of AccuLase in San Diego, California. There can be no assurances that the transactions contemplated by this letter of intent will be completed on these terms or at all.

BASIS FOR PREPARATION OF FINANCIAL STATEMENTS.

     The consolidated financial statements filed elsewhere herein have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, and, where applicable, in conformity with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," issued in November, 1990, by the American Institute of Certified Public Accountants ("SOP 90-7").

     Under the provisions of SOP 90-7 and in connection with the confirmation of the Bankruptcy Reorganization on May 22, 1995, the Company was required to adopt fresh start reporting as of May 23, 1995 since the reorganization value (approximate fair value at the date of reorganization) was less than the total of all postpetition liabilities and allowed claims, and holders of existing voting shares before May 23, 1995 received less than 50% of the voting shares of the emerging entity. Accordingly, the consolidated statements of operations for the period from January 1, 1995 to May 22, 1995 reflects the effects of the forgiveness of debt resulting from the confirmation of the Bankruptcy Reorganization and the adjustments to restate assets and liabilities to reflect the reorganization value.

     In adopting fresh start reporting, the Company was required to determine its reorganization value, which represented the fair value of the Company before considering liabilities and the approximate amount a willing buyer would pay for the assets of the Company immediately after the Bankruptcy Reorganization. The reorganization value was based upon the consideration given by Helionetics to acquire a 75% interest in the Company. The purchase price of $1,894,122 was determined based upon cash paid and the carrying value of the 76.1% interest in AccuLase previously owned by Helionetics, which was transferred to the Company in connection with the Bankruptcy Reorganization.

     All assets and liabilities were restated to reflect their reorganization value in accordance with procedures specified in Accounting Principles Board Opinion 16 "Business Combinations," as required by SOP 90-7. The portion of the reorganization value that could not be attributed to specific tangible or identified intangible assets was classified as reorganization value in excess of amounts allocable to identifiable assets ("Reorganization Goodwill") and was being amortized over five years. Because of the magnitude of the Company's losses since emerging from the Bankruptcy Reorganization, the balance of the Reorganization Goodwill was written off as of December 31, 1996.

     In addition, the accumulated deficit of the Company was eliminated and its capital structure was recast in conformity with the Bankruptcy Reorganization. As such, the consolidated balance sheets of the Company as of December 31, 1996 and 1997 and March 31, 1998, and the consolidated statements of operations for the period from May 23, 1995 to December 31, 1995, for the two (2) years ended December 31, 1996 and 1997 and for the three (3) months ended March 31, 1997 and 1998, reflect in effect a new entity for financial reporting purposes, as of May 23, 1995, with assets, liabilities, and a capital structure having carrying values not comparable with prior periods. The consolidated statements of operations for the period from January 1, 1995 to May 22, 1995 reflect that of the Company prior to May 23, 1995.

     Further, the Company's consolidated income statements for the years ended December 31, 1995, 1996 and 1997, which form a part of the Company's consolidated financial statements for such years, reflect the results of operations of Laser Photonics and Laser Analytics for the period prior to May 23, 1995 and the consolidated results of operations of Laser Photonics, Laser Analytics and AccuLase for the periods subsequent to May 22, 1995.

     For purposes of the following discussion and analysis, the results of operations of Laser Photonics and Laser Analytics for the period from January 1, 1995 to May 22, 1995 and the consolidated results of operations of Laser Photonics, Laser Analytics and AccuLase for the period from May 23, 1995 and December 31, 1995 have been combined as one fiscal year and presented in comparison to the consolidated results of operations of Laser Photonics, Laser Analytics and AccuLase for the years ended December 31, 1996 and 1997. This method of presentation was set forth herein to permit useful comparison with respect to the consolidated results of operations of the Company between the three (3) months ended March 31, 1998 and 1997 and the one year periods ended December 31, 1995, 1996 and 1997, with certain matters affecting the Company's consolidated statements of operations in such years arising from the Bankruptcy Reorganization described below.

RESULTS OF OPERATIONS

     The following table presents selected consolidated financial information stated as a percentage of revenues for the years ended December 31, 1995, 1996 and 1997 and for the three (3) months ended March 31, 1997 and 1998:


                                     YEAR ENDED DECEMBER 31,     THREE MONTHS ENDED
                                                                      MARCH 31,
                                     1995     1996    1997(1)      1997     1998
                                     ----     ----    -------      ----     ----
    Revenues                         100%     100%     100%        100%     100%
    Cost of sales                     94       80       55          69       42
                                     ----     ----     -----       ----     ----
    Gross profit                       6       20       45          31       58
                                     ----     ----     -----       ----     ----
    Selling, general and
     administrative expenses          48       40       57          24       55
    Research and development          35       30       18          14       27
    Bad debt expense related to
     related party receivable         --       23        1          --       --
    Writeoff of reorganization
     goodwill                         --       51       --          --       --
    Depreciation and amortization     28       42       19          18       24
                                     ----     ----     -----       ----     ----
    Loss from operations            (105)    (166)     (50)        (26)     (49)
    Other income (expense)           (10)     (19)     (10)        (14)      (3)
                                     ----              -----       ----     ----
    Loss before extraordinary item  (115)    (185)     (60)        (40)     (52)
    Extraordinary item-gain
     from reorganization             218       --       --          --       --
    Income tax expense                --       --       --          --       --
                                     ----     ----     -----       ----     ----
    Net income (loss)                103%    (185)%    (60)%       (40)%    (52)%
                                     ----     ----     -----       ----     ----
                                     ----     ----     -----       ----     ----


     RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND MARCH 31, 1997. Total revenues for the three months ended March 31, 1998 increased approximately 17% to $1,099,500 from $937,368 for the three months ended March 31, 1997. Total revenues for the three months ended March 31, 1998 primarily consisted of sales of the Company's excimer lasers to Baxter, the payment for the accomplishment of certain development milestones and the recognition of certain payments made by Baxter to commercialize the Company's excimer lasers in connection with the Baxter Agreement, and sales of scientific and medical lasers from the operations of the Company's Florida and Massachusetts facilities. Total revenues for the three months ended March 31, 1997 primarily consisted of sales of scientific and medical lasers from the operations of the Company's Florida and Massachusetts facilities.

     Total costs and expenses during the three months ended March 31, 1998 increased 38% to $1,634,625 from $1,182,153 during the three months ended March 31, 1997. Total costs and expenses include: (i) cost of sales, (ii) selling, general and administrative expenses, (iii) research and development, and (iv) depreciation and amortization, as follows:

     Cost of sales during the three months ended March 31, 1998 decreased approximately 28% to $466,832 from $649,313 during the three months ended March 31, 1997. This decrease primarily resulted from the decrease of sales volumes and related costs of operations with respect to the Company's Florida and Massachusetts facilities.

     As a result, including the increased gross margin related to the meeting, by the Company, of certain milestones, cost of sales as a percentage of sales decreased to approximately 46% in the three months ended March 31, 1998 from 69% in the three months ended March 31, 1997.

     Selling, general and administrative expenses during the three months ended March 31, 1998 increased approximately 167% to $603,618 from $226,445 during the three months ended March 31, 1997. This increase primarily resulted from the increased focus of the Company's excimer laser business operations to marketing in connection with the execution of the Baxter Agreement in August, 1997.

     Research and development during the three months ended March 31, 1998 increased to $296,713 from $132,541 during the three months ended March 31, 1997. This increase primarily related to the availability of funds in 1998 from equity financings conducted in the fourth quarter of 1997 as a source funding for research and development activities, as compared to the limited availability of cash resources in the first quarter of 1997 for such purposes.

     Depreciation and amortization during the three months ended March 31, 1998 increased to $267,462 from $173,854 during the three months ended March 31, 1997. This increase primarily related to the amortization of the prepaid license fee and the depreciation of newly acquired equipment.

     Other expenses decreased during the three months ended March 31, 1998 to $34,672 from $130,653 during the three months ended March 31, 1997. This decrease in other expenses between the respective periods resulted primarily from decreased interest expense of $42,991 in the three months ended March 31, 1998 from $93,294 in the three months ended March 31 1997 and other income of $8,319 during the three months ended March 31, 1998 as compared to other expenses of $37,359 during the three months ended March 31, 1997.

     As a result of the foregoing, the Company experienced a net loss of $569,797 during the three months ended March 31, 1998, as compared to a net loss of $375,439 during the three months ended March 31, 1997. The Company also experienced a net loss from operations of $535,125 during the three months ended March 31, 1998, as compared to a net loss from operations of $244,785 during the three months ended March 31, 1997. See "Liquidity and Capital Resources."

     RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996. Total revenues for the year ended December 31, 1997 increased approximately 32% to $3,815,330 from $2,901,454 for the year ended December 31, 1996. Total revenues for the years ended December 31, 1997 and 1996 primarily consisted of sales of $2,960,330 and $2,901,454, in the respective years, of the Company scientific and medical lasers from the operations of the Company's Florida and Massachusetts facilities. However, the Company generated revenues in 1997 of $855,000 relating to the sale of its excimer lasers to Baxter and the recognition of certain payments made by Baxter to commercialize the Company's excimer lasers in connection with the Baxter Agreement, which did not occur in 1996, and which primarily resulted in the increased revenues for 1997 as compared to 1996.

     Total costs and expenses during the year ended December 31, 1997 decreased 25% to $5,746,170 from $7,703,607 during the year ended December 31, 1996. Total costs and expenses include: (i) cost of sales, (ii) selling, general and administrative expenses, (iii) research and development,
(iv) depreciation and amortization, and (v) certain bad debt expenses, as follows:

     Cost of sales during the year ended December 31, 1997 decreased approximately 10% to $2,090,276 from $2,329,299 during the year ended December 31, 1996. This decrease primarily resulted from increased efficiency in the Company's focus on the marketing of laser products with lower margins and the purchasing of materials at volume discounts due to improved relations with vendors as part of the restructuring of cost controls instituted by new management following the Bankruptcy Reorganization.

     As a result, cost of sales as a percentage of sales decreased to approximately 55% in 1997 from 80% in 1996.

     Selling, general and administrative expenses during the year ended December 31, 1997 increased approximately 88% to $2,181,304 from $1,158,841 during the year ended December 31, 1996. This increase primarily resulted from: (i) compensation of $671,323 recognized upon issuance of stock options and $95,625 of Common Stock issued as payment for professional services in 1997, as compared to $326,250 of Common Stock issued as payment of a litigation settlement (and recorded as rental expense) and employee compensation in 1996, (ii) payment of $71,000 in federal tax penalties in 1997 which did not occur in 1996, and (iii) the increased focus of the Company's excimer laser business operations to marketing in 1997 from research and development in 1996 in connection with the execution of the Baxter Agreement in August, 1997. The Company believes that the issuance of securities as related to compensation and rental expenses and the cash payment of tax penalties will be nonrecurring expenses in the future.

     Research and development during the year ended December 31, 1997 decreased to $685,109 from $850,993 during the year ended December 31, 1996. This decrease primarily related to the Company's increased focus of the Company's excimer laser business operations to marketing in 1997 from research and development in 1996 in connection with the execution of the Baxter Agreement in August, 1997.

     Bad debt expense related to related party receivables during the year ended December 31, 1997 decreased to $48,000 from $662,775 during the year ended December 31, 1996. The Company incurred a bad debt expense of $662,775 in 1996 related to the write-off of a receivable from Helionetics and of $48,000 in 1997 related to the write-off of a receivable from a subsidiary of Helionetics. These items will be nonrecurring expenses in the future.

     The Company incurred an expense of the write-off of Reorganization Goodwill initially recognized in connection with the Bankruptcy Reorganization of $1,486,823 during the year ended December 31, 1996, which did not occur during the year ended December 31, 1997. The Reorganization Goodwill recognized in connection with the Bankruptcy Reorganization represented the portion of the reorganization value that could not be attributed to specific tangible or identified assets, which were being amortized over five (5) years. The Reorganization Goodwill was written-off as of December 31, 1996 because of the magnitude of the Company's losses following the Bankruptcy Reorganization.

     Depreciation and amortization during the year ended December 31, 1997 decreased to $741,481 from $1,214,876 during the year ended December 31, 1996. This decrease related to the reduction of $1,486,823 of Reorganization Goodwill on the Company balance sheet as of December 31, 1996.

     Other expenses decreased during the year ended December 31, 1997 to $372,361 from $555,815 during the year ended December 31, 1996. This decrease in other expenses between the respective years resulted primarily from increased interest income of $52,280 in 1997 from none in 1996.

     As a result of the foregoing, the Company experienced a net loss of $2,307,101 during the year ended December 31, 1997, as compared to a net loss of $5,357,968 during the year ended December 31, 1996. The Company also experienced a net loss from operations of $1,930,840 during the year ended December 31, 1997, as compared to a net loss from operations of $4,802,153 during the year ended December 31, 1996. See "Liquidity and Capital Resources."

     RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995. Total revenues for the year ended December 31, 1996 increased approximately 10% to $2,901,454 from $2,650,273 for the year ended December 31, 1995, which consisted of sales, in the respective years, of the Company scientific and medical lasers from the operations of the Company's Florida and Massachusetts facilities. The Company did not generate any revenues in 1996 or 1995 relating to the sale of its excimer lasers in connection with the operations of AccuLase.

     Total costs and expenses during the year ended December 31, 1996 increased 42% to $7,703,607 from $5,432,726 during the year ended December 31, 1995. Total costs and expenses include: (i) cost of sales, (ii) selling, general and administrative expenses, (iii) research and development,
(iv) depreciation and amortization, and (v) certain bad debt expenses, as follows:

     Cost of sales during the year ended December 31, 1996 decreased approximately 6% to $2,329,299 from $2,488,714 during the year ended December 31, 1995. This decrease primarily resulted from increased efficiency in the Company's focus on the marketing of laser products with lower margins instituted by new management following the Bankruptcy Reorganization. Severe cash flow restrictions in 1996 and 1995 limited the Company's ability to purchase materials at volume discounts from vendors and to advertise and market the Company's products.

     As a result, cost of sales as a percentage of sales decreased to approximately 80% in 1996 from 94% in 1995.

     Selling, general and administrative expenses during the year ended December 31, 1996 decreased approximately 8% to $1,158,841 from $1,262,870 during the year ended December 31, 1995. This decrease primarily resulted from policies instituted by new management of the Company following the Bankruptcy Reorganization in May, 1995 to reduce selling, general and administrative expenses, including reducing staff, budgeting and corporate planning.

     Research and development during the year ended December 31, 1996 decreased to $850,993 from $942,232 during the year ended December 31, 1995. Research and development in each of 1996 and 1995 primarily related to the excimer laser systems acquired through AccuLase following the Bankruptcy Reorganization in May, 1995. Research and development expenses incurred in connection with product lines existing prior to the Bankruptcy Reorganization were focused on reducing costs of existing products and product improvement. Due to cash flow limitations, management did not expend significant funds on new product development, although several new versions of existing products were developed for OEM application.

     Bad debt expense related to related party receivables during the year ended December 31, 1996 increased to $662,775 from none during the year ended December 31, 1995. The Company incurred a bad debt expense of $662,775 in 1996 related to the write-off of a receivable from Helionetics.

     The Company incurred an expense of the write-off of Reorganization Goodwill initially recognized in connection with the Bankruptcy Reorganization of $1,486,823 during the year ended December 31, 1996, which did not occur during the year ended December 31, 1995. The Reorganization Goodwill recognized in connection with the Bankruptcy Reorganization represented the portion of the reorganization value that could not be attributed to specific tangible or identified assets, which were being amortized over five (5) years. The Reorganization Goodwill was written-off as of December 31, 1996 because of the magnitude of the Company's losses following the Bankruptcy Reorganization.

     Depreciation and amortization during the year ended December 31, 1996 increased to $1,214,876 from $738,910 during the year ended December 31, 1995. This increase principally related to the recognition of $205,000 of additional amortization of Reorganization Goodwill on the Company's balance sheet following the Bankruptcy Reorganization and $217,000 of additional amortization of goodwill related to the acquisition of AccuLase.

     Other expenses increased during the year ended December 31, 1996 to $555,815 from $270,310 during the year ended December 31, 1995. This increase in other expenses between the respective years resulted primarily from increased interest expense of $392,000 in 1996 from $325,786 in 1995.

     As a result of the foregoing, the Company experienced a net loss of $5,357,968 during the year ended December 31, 1996, as compared to net income of $2,715,642 during the year ended December 31, 1995, after giving effect to a gain of $5,768,405 arising from debt forgiveness in connection with the Bankruptcy Reorganization in 1995. The Company also experienced a net loss from operations of $4,802,153 during the year ended December 31, 1996, as compared to a net loss from operations of $2,782,453 during the year ended December 31, 1995. See "Liquidity and Capital Resources."

     LIQUIDITY AND CAPITAL RESOURCES. At March 31, 1998, the ratio of current assets to current liabilities was 0.87 to 1.00 compared to 1.01 to
1.00 at December 31, 1997.

     The Company has historically financed its operations through the use of working capital provided from operations, loans and equity and debt financing to the Company. The Company's cash flow needs for the three (3) months ended March 31, 1998 and the year ended December 31, 1997 were primarily provided from operations, loans and equity financing.

     The Company experienced severe cash flow problems during the first three
(3) quarters of 1997 and throughout 1996 and 1995. These cash flow problems limited the Company's ability to purchase materials and parts incorporated in the Company's laser products, and further restricted the Company's ability to purchase such materials at volume discounts, thereby reducing revenues from potential sales and gross profits form concluded sales. New management instituted policies of cost controls, improved product selection, staff reduction, budgeting and corporate planning in 1997, which have increased the Company's business efficiencies, including decreases in cost of sales as a percentage of sales, reduction in net losses and losses from operations and the focusing on a business plan aimed at excimer laser products which management believes has greater potential of success than the Company's laser products preceding the Bankruptcy Reorganization.

     However, management's decision to sell the assets of the business operations related to the Company's Massachusetts and Florida operations will divest the Company of the business operations which have generated substantially all sales revenues before December 31, 1997.

     Although the Company has developed strategic alliances with Baxter and Massachusetts General Hospital related to the Company's excimer lasers, there can be no assurances that the Company will ever develop significant revenues or profitable operations with respect to this new business plan.

     The Company entered into a secured accounts receivable factoring agreement (the "Factoring Agreement") in June, 1997 with Altres Financial L.P. ("Altres") to factor up to $600,000 in accounts receivable, with a minimum purchase volume of $150,000 per month. The base commission on amounts factored is 1.5% of the face amount of each account for the first thirty (30) day period, plus an additional 1.375% on the face amount of each account for every thirty (30) day period or part thereof until payment of the account is received by Altres. The daily funds rate is the prime rate plus 3% divided by 360. Altres may withhold a reserve against the face value of accounts outstanding at its discretion. The obligation under the Factoring Agreement is the subject of a personal guarantee, under certain circumstances, by Steven A. Qualls, a director and officer of the Company, so long as Mr. Qualls remains an officer of the Company. As of December 31, 1997, the face amount of receivables sold was $160,235.

     In September and November, 1997, the Company privately sold a total of 679,500 shares of its Common Stock in a private placement at a price of $1.25 per share through the Company's investment banker, Pennsylvania Merchant Group, Ltd. ("PMG"). The Company issued an additional 28,601 shares in the first quarter of 1998 at a price of $1.25 per share. These funds were used in part to pay outstanding accounts payable and delinquent federal and state taxes outstanding.

     During October, 1997, the Company purchased from PMG a note payable of its subsidiary, AccuLase, in the amount of $2,159,708 for 800,000 shares of Common Stock. The effect on the Company's financial statements reduced long-term debt with a corresponding increase in stockholders' equity in the amount of $2,159,708.

     In November, 1997, the Company issued 1,500,000 shares of Common Stock and 750,000 Warrants in connection with a private financing of $6,000,000 to the Company through PMG. The Company used $4,000,000 of these proceeds to acquire a license from Baxter related to the Company's excimer lasers in connection with the Baxter Agreement.

     Cash and cash equivalents were $814,647 as of March 31, 1998, as compared to $1,225,932 as of December 31, 1997. This decrease was primarily attributable to the utilization of cash raised in connection with the series of equity financings by PMG and cash generated from the Baxter Agreement in 1997 to fund marketing activities, increased research and development activities, to make investments in inventory to support anticipated sales of excimer lasers to Baxter and to pay off certain liabilities.

     As of March 31, 1998, the Company had long-term borrowing in the aggregate amount of $818,434, the current portion of which was $535,875. As of December 31, 1997, the Company had long-term borrowings of $892,563, the current portion of which was $610,004 as of such date. The decrease in long-term borrowings relates to payments of scheduled obligations.

     Net cash used in operating activities was $304,691 and $43,042 for the three (3) months ended March 31, 1998 and 1997, respectively, and $1,018,851, $1,010,589 and $1,573,231 for the years ended December 31, 1997, 1996 and
1995, respectively. Net cash used by operations during the three (3) months ended March 31, 1998 primarily consisted of net losses from operations and decreases in net current liabilities, offset by depreciation and amortization, payment of legal fees in Common Stock and decreases in net current assets. Net cash used in operating activities during the three (3) months ended March 31, 1997 primarily consisted of net losses, offset by depreciation and amortization, payment of legal fees in Common Stock, increases in current assets and decreases in current liabilities. Net cash used in operating activities during the years ended December 31, 1997, 1996 and 1995 primarily consisted of net losses (after giving effect to the debt forgiveness in connection with the Bankruptcy Reorganization), increases in net current liabilities (1997 only) and decreases in net current assets (1997 and 1996 only), offset by depreciation and amortization, the payment of compensation and fees for services in Common Stock, decreases in net current liabilities (1996 and 1995 only) and increases in net current assets (1995 only).

     Net cash provided (used) from investing activities was ($68,216) and $43,042 for the three (3) months ended March 31, 1998 and 1997, respectively, and ($4,068,293), ($308,924) and $116,868 for the years ended December 31,
1997, 1996 and 1995, respectively. In the three (3) months ended March 31, 1998, the Company utilized $68,216 to purchase equipment and for the construction of a laser to be used as a demonstration model. In the three
(3) months ended March 31, 1997, the Company utilized $22,226 to purchase certain equipment, which was offset by advances of $65,268 from Helionetics. In the year ended December 31, 1997, the Company utilized $4,001,926 to make payments to Baxter under the Baxter Agreement, $37,541 to purchase certain equipment and $48,000 as an advance payment to Helionetics, which was offset by the receipt of $19,174 from the sale of certain equipment. In the year ended December 31, 1996, the Company utilized $292,900 as an advance payment to Helionetics and $16,024 to purchase certain equipment. In the year ended December 31, 1995, the Company utilized $21,988 to purchase certain equipment, and $11,845 in connection with the acquisition of certain patent rights, which was offset by proceeds of $150,701 received from the sale of certain marketable securities.

     Net cash provided (used) by financing activities was ($38,378) and none for the three (3) month periods ended March 31, 1998 and 1997, respectively and $6,313,076, $1,258,427 and $1,468,112 during the years ended December 31,
1997, 1996 and 1995, respectively. In the three (3) months ended March 31, 1998, the Company utilized $74,129 to reduce certain debt obligations, which was offset by the receipt of $35,751 of proceeds from the sale of Common Stock. In the year ended December 31, 1997, the Company received $6,259,077 from the sale of Common Stock and Warrants, $71,094 of proceeds from certain notes payable and $140,448 as capital contributions from Helionetics, which was offset by the payment of $157,543 on certain notes payable. In the year ended December 31, 1996, the Company received $92,952 of proceeds from certain notes payable, $529,622 from Helionetics and $703,500 from the exercise of stock options, which was offset by the payment of $67,647 on certain notes payable. In the year ended December 31, 1995, the Company received $1,000,000 from the sale of the Company's securities and $500,000 of proceeds from certain notes payable, which was offset by the payment of $31,888 on certain notes payable.

      Management believes that, based on the Company's current business plan, the Company has sufficient operating capital to finance current levels of operations for a period of at least thirteen (13) months following the date of this Prospectus. Management believes that the Company will require working capital of approximately $1,500,000 to $2,500,000 over at least the thirteen (13) months following the date of this Prospectus to continue to finance costs of current levels of operations, including continued development of its products and meeting the Company's obligations under the Baxter Agreement. The Company has approximately $750,000 of cash as of April 8, 1998. Further, management believes that approximately $1,200,000 of anticipated revenues will be generated from the sale of lasers to Baxter under the Baxter Agreement. However, there can be no assurance to this effect. Further, the sources and terms for the remainder of such capital, if needed, are uncertain as of the date of this Prospectus.

      The Company's ability to expand business operations is currently dependent on financing from external sources. There can be no assurance that changes in the Company's research and development plans or other changes affecting the Company's operating expenses and business strategy will not result in the expenditure of such resources before such time or that the Company will be able to develop profitable operations prior to such date, or at all, or that the Company will not require additional financing at or prior to such time in order to continue operations and product development. There can be no assurance that additional capital will be available on terms favorable to the Company, if at all. To the extent that additional capital is raised through the sale of additional equity or convertible debt securities, the issuance of such securities could result in additional dilution to the Company's stockholders. Moreover, the Company's cash requirements may vary materially from those now planned because of results of research and development, product testing, changes in the focus and direction of the Company's research and development programs, competitive and technological advances, the level of working capital required to sustain the Company's planned growth, litigation, operating results, including the extent and duration of operating losses, and other factors. In the event that the Company experiences the need for additional capital, and is not able to generate capital from financing sources or from future operations, management may be required to modify, suspend or discontinue the business plan of the Company. See "Risk Factors."

SEASONAL FACTORS

     Seasonality is not a significant factor in medical laser sales. Budgetary cycles and funding are spread out in various hospitals, chains and organizations, so that funding is not as cyclical as in the scientific laser market.

     The scientific laser market is affected mainly by the government budget cycle. A majority of the Company's scientific laser sales are funded by government agencies, such as the National Science Foundation, the National Institutes of Health, Department of Energy and Department of Defense. The second and third quarters are typically the heaviest for booking orders. Approved funding is usually allocated late in the first quarter or early in the second quarter each year. The Company typically sees an increase in bookings at this time. The government fiscal year ends on September 30 of each year. Bookings typically increase at this time as researchers scramble to spend funding before it is cut off.

IMPACT OF INFLATION

     The Company has not operated in a highly inflationary period and its management does not believe that inflation has had a material effect on sales or expenses.

YEAR 2000

     The Company has developed plans to address issues related to the impact on its computer systems of the year 2000. Financial and operational systems have been assessed and plans have been developed to address systems modification requirements. The financial impact of making the required systems changes is not expected to be material to the Company's consolidated financial position, liquidity or results of operations.

                                   BUSINESS

BUSINESS OF THE COMPANY

     The following should be read in conjunction with the Company's Consolidated Financial Statements and the related Notes thereto, contained elsewhere in this Prospectus. This Prospectus contains forward-looking statements, which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Unless the context otherwise requires, the term "Company" refers to Laser Photonics, Inc., a Delaware corporation ("Laser Photonics"), its wholly-owned subsidiary, Laser Analytics, Inc., a Massachusetts corporation ("Laser Analytics"), and its 76%-owned subsidiary, AccuLase, Inc., a California corporation ("AccuLase").

     The Company is engaged in the development of proprietary excimer laser and fiberoptic equipment and techniques directed initially toward the treatment of coronary heart disease and psoriasis, as well as other medical and non-medical applications. The Company also designs, develops, manufactures and markets solid-state, diode and gas laser systems and accessories for use in both "medical" and "scientific" applications.

     The Company filed a Petition for Reorganization (the "Bankruptcy Proceeding") under Chapter 11 of the Federal Bankruptcy Act on May 13, 1994 (Case No. 94-02608-611 - Federal Bankruptcy Court - Middle District, Florida). An order was issued on May 22, 1995 confirming the Company's Third Amended Plan of Reorganization (the "Bankruptcy Reorganization").

     In connection with the Bankruptcy Reorganization, Helionetics transferred to the Company ownership of approximately 76% of the issued and outstanding common stock of AccuLase. AccuLase was founded in 1985 for the purpose of commercializing products that utilize its proprietary excimer laser and fiberoptic technologies. AccuLase has focused primarily on the development of medical products for the treatment of coronary heart disease.

     The Company's strategy has changed in 1997 to focus its efforts on the Company's excimer laser technology and expertise in order to develop a broad base of laser and laser delivery products for both medical and non-medical applications.

     The Company has entered into certain agreements with respect to the manufacturing and marketing of its excimer lasers and delivery systems in 1997 with Baxter Healthcare Corporation ("Baxter") and Massachusetts General Hospital.

     The Company's initial medical applications are intended to be used in the treatment of cardiovascular disease and treatment of psoriasis. The current cardiovascular and vascular applications are in an experimental procedure known as Transmyocardial Revascularization ("TMR"), in which the Company's laser system is currently in Phase I Human Clinical trials. A proposed excimer laser system to treat psoriasis commenced in May, 1998 by going through the first phase of Human Clinical trials to demonstrate the laser's effectiveness as a replacement to current Ultraviolet Light Phototherapy being used to control psoriasis.

     In the non-medical applications of the excimer laser technology, the Company intends to evaluate its technology as it applies as an illumination source for use in the deep ultraviolet ("DUV") photolithography systems for the semiconductor manufacturing industry. There can be no assurances that the Company's excimer laser systems will be developed into marketable products.

     The Company's strategy is to apply its extensive solid-state and excimer laser expertise to develop a broad base of laser products focused on medical and non-medical applications. The Company believes that its excimer laser technology provides the basis for reliable cost-effective systems that will increasingly be used in connection with a variety of medical and non-medical applications.

     To facilitate the Company's new focus on excimer laser technology, in October, 1997, the Company's Board of Directors authorized management to pursue the sale or closure of the Company's non-excimer laser businesses.

     On April 8, 1998, the Company entered into a letter of intent with an unaffiliated third party to sell the operational assets of the Company's business operations conducted in Massachusetts and Florida. The purchaser has also agreed to assume certain liabilities of such business operations. The Company will retain its excimer lasers and laser delivery systems related to the business operations of AccuLase in San Diego, California. There can be no assurances that the transactions contemplated by this letter of intent will be completed on these terms or at all.

     However, management's decision to sell the assets of the business operations related to the Company's Massachusetts and Florida operations will divest the Company of the business operations which have generated substantially all sales revenues before December 31, 1997.

     Although the Company has developed strategic alliances with Baxter and Massachusetts General Hospital related to the Company's excimer lasers, there can be no assurances that the Company will ever develop significant revenues or profitable operations with respect to this new business plan.

ALLIANCE WITH BAXTER HEALTHCARE CORPORATION

     On August 19, 1997, the Company executed a series of agreements with Baxter Healthcare Corporation ("Baxter"). These agreements (collectively, the "Baxter Agreement") provide, among other things, for the following:

     1. The Company granted to Baxter an exclusive worldwide right and license to manufacture and sell certain of the Company's laser technology relating to the treatment of cardiovascular and vascular disease (the "AccuLase Laser") and disposable products associated therewith.

     2. Baxter agreed to pay the Company a royalty equal to 10% of the "End User Price" for each disposable product sold, or if the laser equipment is sold on a "per treatment" basis, the "imputed" average sale price based on average "non" per procedure sales.

     3. Baxter agreed to purchase from the Company certain existing excimer laser systems for cardiovascular and vascular disease.

     4. Baxter agreed to fund the total cost of obtaining regulatory approvals worldwide for the use of the AccuLase Laser and delivery system for the treatment of cardiovascular and vascular disease.

     5. Baxter agreed to fund all sales and marketing costs related to the introduction and marketing of the AccuLase Laser and delivery system to treat cardiovascular and vascular disease.

     6. The Company agreed to manufacture the excimer laser system to specifications for Baxter at certain agreed costs.

     7. Baxter has paid the Company $1,550,000 in cash and the Company has delivered the first of two new commercial excimer lasers to Baxter under the Baxter Agreement.

     8. The Company has granted Baxter a security interest in all of its patents to secure performance under the Baxter Agreement. The Baxter Agreement expires upon the expiration of the last to expire licensed patent. However, Baxter may terminate the Baxter Agreement at any time.

     In September, 1997 the Company, PMG and Baxter agreed to acquire a license from Lasersight, Inc. for certain patents which relate to the use of excimer lasers for the cardiovascular and vascular markets. Baxter advanced $4,000,000 for this license, which amount the Company repaid to Baxter in December, 1997.

MASSACHUSETTS GENERAL HOSPITAL AGREEMENT

     On November 26, 1997, the Company entered into a license agreement (the "Massachusetts General Hospital Agreement") with the General Hospital Corporation, a not-for-profit corporation doing business as Massachusetts General Hospital ("Massachusetts General Hospital") pursuant to which the Company has obtained an exclusive, worldwide, royalty-bearing license from Massachusetts General Hospital to commercially develop, manufacture, use and sell products utilizing certain technology of Massachusetts General Hospital related to the diagnosis and treatment of certain dermatological conditions and diseases, including psoriasis. The licensed technology is the subject of a currently pending provisional patent application filed in the United States by Massachusetts General Hospital.

     The Company has agreed to use its best efforts to develop and make commercially available products with respect to the licensed technology within certain time frames, or Massachusetts General Hospital may have the right to cancel the exclusive license or convert any exclusive license to a non-exclusive license.

     On March 17, 1998 the Company entered into a clinical trial agreement with the Massachusetts General Hospital to test the effect of the Company's excimer laser and laser delivery system for treatment of psoriasis as compared to the current Ultraviolet "B" ("UVB") treatment being used to treat psoriasis.

     There can be no assurances that the Company will be able to develop any products utilizing the licensed technology within the contractual time frame or at all.

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



EXCIMER LASERS

     ACCULASE TRANSMYOCARDIAL REVASCULARIZATION SYSTEM. The Company has under development an excimer laser and fiberoptic system (the "AccuLase TMR System") for the treatment of coronary heart disease in a procedure called transmyocardial Revascularization ("TMR"), a procedure that creates new channels for blood to flow to ischemic, or oxygen-starved, heart muscle. Rather than opening narrowed coronary arteries, the AccuLase TMR System is intended to treat ischemic myocardium (oxygen-starved heart tissue) directly. This is accomplished by lasing small channels through ischemic areas of the heart such that the channels connect directly with the left ventricle, which is a reservoir of oxygen-rich blood. Management believes that these channels provide new pathways for blood flow into the heart muscle. However, there can be no assurances to this effect.

     AccuLase's management met with representatives of the U.S. Food and Drug Administration ("FDA") in January, 1995 to discuss preclinical data submission requirements necessary to initiate human trials of the AccuLase TMR System. Animal testing of the AccuLase TMR System was then performed in collaboration with several heart research institutions in the United States, culminating in a study at The New York Hospital Cornell Medical Center, which serves as the pre-clinical basis for an Investigative Device Exemption ("IDE") that was granted by the FDA in August, 1996.

     Under this IDE, Phase I human clinicals have begun at New York Hospital Cornell Medical Center and at Good Samaritan Hospital in Los Angeles, California.

     The IDE submission provides for the AccuLase TMR System to be used in open-heart procedures. The Phase I study only includes patients that are suffering from ischemia and angina, and who are not candidates for coronary bypass grafts ("CABG") or for balloon angioplasty.

     There are an estimated 120,000 people worldwide per year who qualify for TMR under the conditions set forth above. Depending upon the outcomes of the Phase I study, Baxter may petition for the Phase II studies to be expanded to a multi-site study (more than 10 institutions) and expand the procedure to include patients who are candidates for incomplete CABG revascularization.

     In the first quarter of 1998, the IDE was transferred to Baxter from the Company by the FDA in connection with the Baxter Agreement.

     LASER ANGIOPLASTY SYSTEM. The Company also has developed a laser angioplasty system that is proposed to be used to treat atherosclerotic blockages of the coronary arteries. The Company initially obtained clearance to perform Phase 1 of a human clinical study for its intraoperative laser angioplasty. However, the related IDE was terminated by the FDA and the Company has terminated research on this system in order to focus its resources on expanding research on its TMR laser.

     EXCIMER LASER SYSTEM FOR THE TREATMENT OF PSORIASIS. AccuLase has developed an excimer laser and laser delivery system for the treatment of psoriasis. Psoriasis is a chronic inflammatory skin disease for which there is no known cure today. However, there are several treatments that achieve periods of clearance that restore function and maintain health.

     According to the National Psoriasis Foundation ("NPF"), there are three
(3) approaches to treat psoriasis: topical therapy (creams and lotions), phototherapy (ultraviolet light-UVA and UVB) and systemic medications. The Company's excimer laser technology for the treatment of psoriasis, if successful, is intended to replace and/or augment all the current treatment modalities. The Company's excimer laser generates ultraviolet (UV) light with a wavelength of 308nm. The UVB light currently being used in phototherapy has a wavelength of 310nm and is the treatment modality that the Company and its medical adviser believe that the Company's excimer laser system will be effective in replacing and should become the preferred method to treat psoriasis. There can be no assurances that the Company's excimer laser technology will be successful in treating psoriasis or result in a commercially viable product.

  ANTICIPATED MARKETS. Anticipated markets for the excimer laser and related disposable products for the cardiovascular and vascular markets are hospitals in the United States and around the world.

  The markets for the excimer laser system for treatment of psoriasis are hospitals and dermatology clinics in the United States. and around the world.

  The NPF estimates that between 1% to 3% of the world's population is affected by psoriasis. In the United States, the NPF estimates that this condition affects more than six million Americans and that between 150,000 and 260,000 new cases occur each year. Both genders are affected by the condition, being slightly more prevalent among women. About 10 to 15% of the people who get psoriasis are under the age of 10. The NPF further estimates that psoriasis patients make about 2.4 million visits to dermatologists each year and that the overall current yearly cost to treat psoriasis may exceed three billion dollars.

  In addition to the above costs, the NPF estimates that 56 million hours of work are lost each year by psoriasis sufferers.

  The Company believes that its excimer laser system could replace and/or augment the current phototherapy modalities. The Company will first test its excimer laser system, as it compares to the UVB therapy currently being extensively used to control psoriasis. In using UVB, the patient stands in a light box lined with special UVB lamps and the whole body is radiated (other than protected areas such as eyes and male genitals). The patient will generally be treated three times per week over 10 to 12 weeks. The need for long periods of treatment is due to the fact that the healthy skin as well as the psoriasis affected skin is being treated in the current light boxes, so that the dosage or radiation must be controlled or the patient will be severely burned. The Company's excimer laser, however, can be used to treat only the skin area that is affected by psoriasis, and since it is believed that skin that is affected by psoriasis is not as susceptible to UVB radiation, the Company and its medical adviser believe that a high dose of UVB applied directly to the affected area could significantly reduce the number of treatments and the time needed to control psoriasis. The Company has entered into clinical trial agreement with Massachusetts General Hospital to study the affect of different dosages on psoriasis. This study, which commenced in May, 1998, should lead to the Company's submission of a Form 510K to the FDA, in the early part of 1999, requesting approval of the Company's excimer laser system to be used to treat psoriasis.

  The Company expects that the number of treatments that will be needed to control psoriasis using the Company's excimer laser system should decrease from over 30 to less than 10. The other benefits to the use of the Company's excimer laser should be to reduce or eliminate the side effects of current treatment modalities. It is known that UVB treatments have the same long term effects as chronic sun exposure, which causes skin cancer and premature skin aging. It is hoped that by treating only the psoriasis affected skin with the Company's system that these side effects could be reduced.

  Since the Company's laser system is still in the clinical trials stage with its products, there is no assurance that the Company will be able to successfully prove up their anticipated benefits, obtain required governmental approvals for their use, and with its strategic association with Baxter for the cardiovascular and vascular markets, reach anticipated markets ahead of competing technologies and competitors.

  WORKING CAPITAL. Management believes that, based on the Company's current business plan, the Company has sufficient operating capital to finance current levels of operations for a period of at least thirteen (13) months following the date of this Prospectus. Management believes that the Company will require working capital over the thirteen (13) months following the date of this Prospectus to continue development of its products and meet its obligations under the Baxter Agreement, estimated in the range of $1,500,000 to $2,500,000. The Company has approximately $750,000 of cash as of April 8, 1998. Further, management believes that approximately $1,200,000 of anticipated revenues will substantially be generated from the sale of lasers to Baxter under the Baxter Agreement. However, there can be no assurances to this effect. Further, the sources of and terms for the remainder of such capital, if needed, are uncertain as of the date of this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."

  SOURCES AND AVAILABILITY OF RAW MATERIALS. The Company uses raw materials that may be obtained from a number of different vendors. Therefore, the Company believes that there are adequate sources and availability of all raw materials required to commercialize its products.

OTHER LASERS

  The Company's other laser business applications and products are sold in two markets, medical applications and scientific applications. The Company has entered into a letter of intent to sell the Company's assets related to these laser technologies.

  MEDICAL LASER PRODUCTS. Although the Company has developed a number of medical laser systems, such as Ruby Laser Systems, ND:
YAG Laser Systems and Alexandrite Laser Systems, only the Ruby Laser System has generated any meaningful revenues since 1995. Set forth below is a brief summary of the Company's current medical laser systems:

       RUBY LASER SYSTEM. The use of solid-state laser systems has expanded into new application areas such as dermatology for the treatment of benign pigmented lesions of the skin such as nevus of ota, moles, age spots and tattoos. This new application represents an extension of the Company's scientific ruby laser technology, a technology that was one of the earliest laser systems developed for commercial use. Laser energy created by the ruby laser is highly absorbed by pigmented lesions, but poorly absorbed by normal skin. Using the laser system, therefore, allows the physician to treat effectively the skin lesion without anesthesia and without causing normal pigmented changes or scarring. The Company began manufacturing and shipping these systems in August, 1991 on a private label basis. The manufacturing/distribution agreement with the customer officially terminated in 1993. In May, 1995, the Company resumed production of the ruby laser using a distributor network for marketing the product. Research and development programs have been geared toward modification to allow long pulse width operation for other dermatological applications, including hair removal. Ruby lasers have shown the ability to remove hair without damage to the surrounding tissue while removing the hair for long periods of time. Repeated application may lead to permanent hair removal. The Company is awaiting FDA approval for the long pulse laser for dermatology.

       Nd:YAG LASER SYSTEMS. During the 1980's, the CO2 gas laser began to be replaced as the "workhorse" of the industry by the Nd:YAG Laser System. Major complaints with the CO2 were the cumbersome delivery mechanism (an articulating arm) and its inability to coagulate tissue or to deliver energy through a fluid medium. The Nd:YAG energy could be delivered through a small flexible optical fiber, could be effectively used in a fluid medium, and was effective in cutting, coagulating and vaporizing tissue.

  In 1990, the Company received FDA clearances to market commercially 100, 60, and 45 watt Nd:YAG systems and accessories for use in general surgery. These systems are used in traditional applications such as gynecology as well as in endoscopic and laparoscopic procedures, such as laser laparoscopic cholecystectomy (gallbladder removal). New endoscopic and laparoscopic procedures have generated significant interest among general surgeons in the use of lasers for surgery. Due to limited cash resources, the Company did not actively market the Nd:YAG laser in 1997.

       ALEXANDRITE LASER SYSTEM. Laser induced shockwave lithotripsy ("LISL"), or the use of laser energy to break up kidney and biliary stones, also represents a new application of medical lasers. The Company believes that LISL offers a reliable cost-effective adjunct or alternative to surgery or extracorporeal shockwave lithotripsy ("ESWL") for the treatment of kidney and biliary stones. However, there can be no assurances to this effect. ESWL uses externally generated shock waves that noninvasively pass through the skin and fragment the stone, allowing it to be passed by the patient. ESWL equipment is expensive to purchase and install and may not be usable in treating certain stones in the lower two-thirds of the ureter which are shielded by the pelvic bone.

  LISL requires a minimally invasive endoscopic procedure or percutaneous puncture to allow access to the stone. A small optical fiber is passed through the endoscope or percutaneous catheter until it reaches the stone. Laser energy is transmitted through the optical fiber and causes the stone to fragment into small particles, which can be expelled naturally. LISL can be used to fragment stones in areas which are not easily treated by ESWL or following ESWL treatment when fragments become lodged or are not small enough to be expelled naturally.

  In April, 1993, the Company received FDA clearance to market its solid-state alexandrite lithotriptor for the treatment of kidney stones in the renal and urinary tract. Clearance to market the lithotriptor was also received in Japan in late 1995. Again, due to limited cash resources, the Company did not actively promote the lithotriptor in 1997, choosing instead to focus on the dermatology market.

  SCIENTIFIC LASER SYSTEMS. The Company's scientific products are sold into niche markets for use principally in applications such as spectroscopy, calibration, alignment, and ultra-fast event measurement by universities, government, and private industry research labs.

  The Company manufactures and markets scientific products based on a wide range of technologies which include: nitrogen laser systems, nitrogen pumped dye laser systems, solid state mid infrared laser systems, as well as laser diodes and laser diode spectrometers.

  Set forth below is a brief summary of the Company's current scientific laser systems:

       DIODE LASER SYSTEMS. In February 1989, the Company acquired Laser Analytics, Inc., a wholly owned subsidiary of Spectra Physics. Since the acquisition, the Company has funded continued development efforts focused primarily on improvements in the production of tunable infrared laser diodes. In 1990, the Company signed a joint technology licensing agreement with the General Motors Research Lab. This technology uses a spectrometer based on the Company's tunable infrared laser diode to measure naturally occurring, non-radioactive stable isotopes in exhaled breath. These measurements are useful in diagnosing such medical problems as diabetes, lung and liver dysfunction, digestive tract diseases, such as the detection of helicobactor pylori which has been shown to be a precursor to liver and stomach cancer. The Company is continuing research and development efforts on this product but does not anticipate commercial sales from this product in the next twelve months.

  The Company's tunable diode lasers are based on lead-salt semiconductor technology for use in advanced research such as high resolution molecular spectroscopy, combustion diagnostic studies and atmospheric chemistry. These are "high end" instruments designed for research, which requires a high level of sophistication and performance. These lasers are sold both as a standardized unit, and as a customized unit. In addition, the Company has designed a system using the tunable diode laser technology for pollution monitoring applications.

  In 1996, the Company received an order from its Japanese distributor for complete systems for monitoring plasma reactions for advanced semiconductor manufacturing. Five systems were initially installed in February, 1997. If beta testing is successful, significant orders from this manufacturing consortium could be realized in early 1998.

       NITROGEN LASER AND NITROGEN PUMPED DYE LASER SYSTEMS. The Company's nitrogen/dye laser uses an ultraviolet laser beam that when exposed to certain dyes creates a visible wavelength that is tunable over a wide range of frequencies. This feature makes them extremely useful to chemists who do spectroscopic studies of materials that absorb or react to specific wavelengths of light. The main features of this product line are tunability, reliability, stability and ease of operation and low cost. The Company's sealed nitrogen lasers are now being used in OEM commercial applications. In 1995, the Company received two significant quantity orders from a foreign government for nitrogen lasers to be used in the currency printing process. Machine vision systems and mass spectrometer manufacturers are also using nitrogen lasers in quantity. The Company is working with an OEM customer to develop a system for cervical cancer detection. Multiple quantity orders are expected for this application in early 1998.

       SOLID STATE MID INFRARED LASER SYSTEMS. The Company's solid-state scientific product line consists of a broad range of laser system products (Nd:YAG, Nd:GLASS, Ti:SAPPHIRE). Each product within this line has unique wavelength and performance characteristics which are useful in laboratory research in holography, plasma diagnostics, and bathimetry (ocean mapping).

  PRINCIPAL MARKETS AND METHODS OF DISTRIBUTION. The Company's marketing strategy is to define specific target markets and to modify existing products or design new products to meet perceived market demand.

  The Company markets its medical laser systems principally through independent distributors and representatives to large hospitals, small community hospitals, and freestanding outpatient surgery centers throughout the world. The Company promotes its medical products through attendance at trade shows and exhibits, advertising in medical journals and direct mail programs to the medical community.

  The Company markets its scientific products through a direct sales force in the United States and through a network of distributors outside of the United States, principally to universities, governmental research labs and large companies. The Company promotes its scientific products through attendance at trade shows, advertising in scientific journals and industry magazines, and direct mail programs to the scientific research community.

  SOURCES AND AVAILABILITY OF RAW MATERIALS. Management believes that the Company currently has good relationships with vendors of materials for medical and scientific lasers. As a result of the Bankruptcy Reorganization and the Company's cash flow constraints, most vendors operate on a C.O.D. basis. This has not significantly affected the willingness of vendors to work with the Company on an ongoing basis. Most major components and raw materials, including solid state laser rods, laser crystals, optics and electro-optic devices are available from a variety of sources. The Company does not rely on sole source vendors. Cash flow constraints are the main limiting factors in parts availability.

RELATIONSHIP WITH ACCULASE SUBSIDIARY

  AccuLase is a 76% owned subsidiary of Laser Photonics, which was acquired by Laser Photonics in May, 1995 in connection with the Bankruptcy Reorganization. AccuLase owns certain technologies related to the Company's excimer lasers and delivery systems. Due to AccuLase's inability to raise financing to capitalize the development of its excimer lasers, Laser Photonics engaged in significant financing activities in 1997 and provided incentives and compensation to management of the Company and ongoing funding to develop and commercialize the excimer laser technology. In addition, Laser Photonics paid $4,000,000 to Baxter to acquire certain licenses relating to the excimer lasers.

  Laser Photonics believes that these financings and the providing of management assistance and product development funding to AccuLase has provided significant benefit to AccuLase and that AccuLase could not have obtained any of these benefits without the assistance of Laser Photonics. Laser Photonics and AccuLase are in the process of finalizing an agreement to share revenues.

WORKING CAPITAL ITEMS

  The Company is required by the FDA under Good Manufacturing Practices ("GMP") guidelines to carry certain inventories of its medical lasers for emergency medical service. Typically, major service problems must be responded to within 24 hours. The Company estimates that $250,000 of service inventory is on hand at any given time for emergency response.

  The Company is not required by any regulatory body to keep inventories on hand to meet service or delivery issues. Certain raw materials have lead times of greater than sixteen (16) weeks. The Company keeps a safety stock of these items when appropriate. The Company estimates that less than $100,000 of current inventory is set aside for safety stock.

  The Company does not provide the right to return units. In some cases, demonstration equipment is sent to the customer prior to the sale to determine suitability. In rare cases, the Company has allowed returns when accompanied by a substantial restocking fee.

  In April, 1996, the Company entered into a factoring relationship with Commercial Factors of Atlanta. In June, 1997, the Company changed factors to Altres Financial L.P. of Salt Lake City, Utah. The change was due primarily to lower interest rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

  All customers are on 30 day payment terms with approved credit. Some distributors have been granted 60 day terms on a case by case basis.

DEPENDENCE ON NEW CUSTOMERS

  The Company recognized revenue from Baxter equalling 22% for 1997. No single customer other than Baxter accounted for sales in excess of 10% in 1997.

PRODUCT WARRANTIES

  The Company's standard warranty period on most products, except consumables, which have a ninety (90) day warranty period, is one year for parts and labor. Selected medical products have a 12 month parts only warranty. During the warranty period, the Company pays shipping charges one way. The Company has established a reserve for warranty costs based upon the estimated costs to be incurred over the warranty period of the Company's products.

PRODUCT LIABILITY INSURANCE

     The Company maintains liability insurance with coverage limits of $1,000,000 per occurrence and $2,000,000 in the annual aggregate amount. Although the Company has never been subject to a product liability claim, there can be no assurance that the coverage limits of the Company's insurance policies will be adequate or that one or more successful claims brought against the Company would not have a material adverse effect upon the Company's business, financial condition and results of operations.

RESEARCH AND DEVELOPMENT

     The Company's research and development emphasis has shifted from pure research to product modification and development to meet new market demands. The Company's strategy is to utilize and modify its existing laser and component base to develop new products and applications in targeted medical and scientific markets. In addition to internal development, the Company may take advantage of opportunities, if they arise, in the current laser market environment of consolidation and market specialization by continuing to seek out and acquire both products and technology at a cost the Company believes to be lower than internal development. The Company does not have any present acquisition plans. Because the Company products are focused in specific niche scientific and medical markets, the Company does not believe the decline in research and development expenditures will impact the Company's abilities to be competitive in its markets.

     During 1997, the Company concentrated on development of its excimer lasers and upgrading and modifying its ruby laser for dermatology. The Company has been working with an OEM customer to develop its scientific nitrogen laser technology for cancer detection. The Company's scientific research and development focused on development of the diode laser systems for the semiconductor manufacturing application and on development of OEM nitrogen lasers for cancer detection and industrial applications.

ENVIRONMENTAL CONCERNS

     The Company's medical lasers are not believed to cause any environmental concerns. All medical lasers are solid-state construction so no hazardous gases or liquid dyes are used in their operation or manufacture. In winter months, medical laser cooling systems are filled with an ethylene glycol and water mixture to prevent freezing during shipment. This mixture must be removed and discarded upon installation.

     The Company's excimer lasers utilize Xenon-Chloride gas as a lasing medium. The chlorine component of this gas is extremely corrosive and must be handled with care. Although only a small quantity of gas is present in each laser, proper handling is essential for safe operation. Depleted gas is reacted prior to disposal. Excimer lasers are common in hospitals and laboratories and the disposal and handling of these gases is well known. The use of these gases is not expected to impact the desirability of these lasers. Excimer lasers used in PRK (photorefractive radial keratectomy) use similar gases. These lasers are also in widespread use.

     The Company does not knowingly use any products known to harm the environment. All solvents and cleaners are biodegradable. Cooling systems, where applicable, use CFC free refrigerant.

     The Company's Analytics Division produces lead-salt diodes. The manufacturing process used to produce the state-of-the-art lasers is a complex process in which many different types of materials are used to produce sophisticated lasers. Many of these materials must be processed in a laboratory environment. The quantity of materials is small (the Analytics Division is classified as a Very Small Quantity Generator). This division has chemical management programs which are designed to provide a safe work environment for all employees and to ensure compliance with all federal, state and local regulations related to the use and disposal of chemicals in the work environment.

GOVERNMENT REGULATION

     The Company is subject to the Radiation Control for Health and Safety
Act with laser radiation safety regulations administered by the Center for Devices and Radiological Health ("CDRH") of the FDA. These regulations require laser manufacturers to file new product and annual reports, to maintain quality control, product testing and sales records, to incorporate certain design and operating features in lasers sold to end users and to certify and label each laser sold, except those sold to original equipment manufacturer ("OEM") customers, as belonging to one of four classes, based on the level of radiation from the laser that is accessible to users. Various warning labels must be affixed and certain protective devices installed, depending on the class of the product. CDRH is empowered to seek fines and other remedies for violations of the regulatory requirements. As of the date of this Prospectus, the Company has filed the documentation with CDRH for its laser products requiring such filing, and has not experienced any difficulties or incurred significant costs in complying with such regulations.

     Medical devices incorporating lasers are subject to extensive FDA regulations governing the use and marketing of such devices. FDA conducts on-site inspections to insure compliance with good manufacturing practice.
The FDA conducted a no-notice compliance inspection in September, 1991, and the Company received no written deficiencies in its Quality Assurance program.

COMPETITION

     The laser industry is very complex and fragmented because of the specialized nature of laser products and the differing applications required by purchasers of lasers and laser systems. To the extent the Company's products are incorporated into systems for medical and scientific applications, the Company indirectly competes with hundreds of suppliers of devices employing other technologies and also those which employ lasers as a principal component.

     The Company believes the primary competitive factors within the surgical laser market are the level of customer support, training, price, product reliability, and breadth of product line. The Company believes that it offers a broad product line, flexible OEM capabilities, and provides through its distributors and in-house capabilities a high level of customer service and training. The Company believes that its medical products are competitively priced compared to competing laser products and that its products based on solid-state technology are very reliable. Although the Company has manufactured surgical YAG laser systems and components on a private label basis for a number of years, as an entrant into this market under the "Laser Photonics" label, the Company must establish its reputation as a direct provider of products to the medical community.

     The market for the Company's proposed products is extremely competitive. The Company directly and indirectly competes with other businesses, including businesses in the laser industry. In many cases, these competitors are substantially larger and more firmly established than the Company. In addition, many of such competitors have greater marketing and development budgets and substantially greater capital resources than the Company. Accordingly, there can be no assurance that the Company will be able to achieve and maintain a competitive position in the Company's industry. Further, in order to compete effectively in the market for laser technology, the Company must develop and introduce on a timely basis competitive products that embody new technology, meet evolving industry standards, and achieve competitive levels of performance at prices acceptable to the market.

     The Company's competitors include companies with substantially greater resources in technology, finance, manufacturing, sales, marketing, distribution, customer service and support, as well as greater experience and name recognition, than the Company. The Company expects substantial direct competition, both from existing competitors and from new market entrants.

     Further, larger and more established competitors may seek to impede the Company's ability to establish a market share for any products which may be developed by the Company through competitive pricing activities. Also, prospective customers for the Company's products may be reluctant to disrupt relationships with well-established distributors of products which may be comparable in quality or pricing to any of the Company's products.

     Further, the Company's competitors spend substantial sums on research and development and manufacturing facilities in order to maintain their respective market positions. The Company does not have comparable resources with which to invest in research and development and advertising and is at a competitive disadvantage with respect to its ability to develop products.
The Company may also encounter difficulties in customer acceptance because it is likely to be perceived as a new processor supplier whose identity is not yet well known and whose reputation and commercial longevity are not yet established. Substantial marketing and promotional costs, possibly in excess of what the Company can afford, may be required to overcome barriers to customer acceptance. There can be no assurance that the Company will be able to overcome such barriers. The failure to gain customer acceptance of the Company's laser technology would have a material adverse effect on the Company.

PATENTS AND TRADEMARKS

     The Company holds several United States patents on various items of laser equipment and components. The Company does not, however, consider the ownership of patents essential to its operations. The first patent, which was issued in January, 1990, provides patent protection until 2007 and covers the Company's base excimer laser design. The second patent, which was issued in May, 1990, provides patent protection until 2007 and covers a liquid filled flexible laser light guide. The third patent, which was issued in May, 1991, provides patent protection until 2007, and covers a means of measuring optical fiber power output. The fourth patent, which was issued in September, 1991, provides patent protection until 2008 and relates to the laser optical fiber coupling apparatus used in the Company's excimer lasers. The Company also has one U.S. patent application pending relating to a proprietary laser catheter design, which application was initially denied and now is on appeal.

     The Company also received patents for its base excimer laser design in Australia in November, 1991, Canada in December, 1992, and Israel in February, 1993. The Australian, Canadian, and Israeli patents provide protection until August, 2004, December, 2009, and August, 2008, respectively. Patent applications are pending in these countries and in Japan for a fiber optic laser catheter design.

     The Company regards its technological processes and product designs as proprietary and seeks to protect its rights in them through a combination of patents, internal procedures and non-disclosure agreements. The Company also utilizes licenses from third parties for processes and designs used by the Company which are proprietary to other parties. The Company believes that its success will depend in part on the protection of its proprietary information and patents, and the licenses of technologies from third parties.

     There can be no assurances as to the range or degree of protection any patent or registration which may be owned or licensed by the Company will afford, that such patents or registrations will provide any competitive advantages for the Company, or that others will not obtain patents or registrations similar to any patents or registrations owned or licensed by the Company. There can be no assurances that any patents or registrations owned or licensed by the Company will not be challenged by third parties, invalidated, rendered unenforceable or designed around, or that the Company's competitors will not independently develop technologies which are substantially equivalent or superior to the technologies owned or licensed by the Company and which do not infringe patents or proprietary rights of the Company. Further, there can be no assurances that any pending patent or registration applications or future applications will result in the issuance of a patent or registration. There can be no assurances that the Company or any licensor to the Company will be successful in protecting its proprietary rights. No assurances can be given that the technology owned or licensed by the Company will not infringe on patents or proprietary rights of others, or that the Company can obtain or renew licenses to use such proprietary rights, if necessary.

     To the extent that the Company relies upon trade secrets and unpatented know-how, and the development of new products and improvements of existing products in establishing and maintaining a competitive advantage in the market for the Company's products and services, there can be no assurances that such proprietary technology will remain a trade secret or be available to the Company, or that others will not develop substantially equivalent or superior technologies to compete with the Company's products and services.

     Any asserted claims or litigation to determine the validity of any third party infringement claims could result in significant expense to the Company or any licensor of such technology and divert the efforts of the Company's technical and management personnel, whether or not such litigation is resolved in favor of the Company or any such licensor. In the event of an adverse result in any such litigation, the Company or any such licensor could be required to expend significant time and resources to develop non-infringing technology or to obtain licenses to the disputed technology from third parties. There can be no assurances that the Company or any such licensor would be successful in such development or that any such licenses would be available to the Company on commercially reasonably terms, if at all.

EMPLOYEES

     As of March 31, 1998, the Company had approximately 35 full-time employees, including 16 employees in the Company's Florida offices, 7 in the Company's Massachusetts offices and 12 in the Company's California corporate offices. These employees include technical, administrative and clerical personnel. The Company intends to hire additional personnel as the development of the Company's business makes such action appropriate. The loss of the services of such key employees as Chaim Markheim and Raymond A. Hartman could have a material adverse effect on the Company's business. Since there is intense competition for qualified personnel knowledgeable of the Company's industry, no assurances can be given that the Company will be successful in retaining and recruiting needed personnel. See "Management."

     The Company's employees are not represented by a labor union or covered by a collective bargaining agreement, and the Company believes it has good relations with its employees. The Company provides its employees with certain benefits, including health insurance.

PROPERTIES

     AccuLase presently leases approximately 5,400 square feet of office and laboratory space in San Diego, California on a month to month basis, at a monthly rental of $4,719.

     The Company currently occupies approximately 12,000 square feet of office and light manufacturing space in Orlando, Florida, at a monthly rent of $11,000 per month, on a month to month basis. At December 31, 1997, the Company was delinquent in payment of approximately $469,000 of rental obligations on such lease.

     The Company's Laser Analytics subsidiary occupies a 13,000 square foot office and light manufacturing facility in Wilmington, Massachusetts, which commenced in December, 1996, for a five-year period at $5,600 per month.

LEGAL PROCEEDINGS

     BANKRUPTCY REORGANIZATION.  The Company filed a Petition for
Reorganization (the "Bankruptcy Proceeding") under Chapter 11 of the Federal Bankruptcy Act on May 13, 1994 (Case No. 94-02608-611 - Federal Bankruptcy Court - Middle District, Florida). An order was issued on May 22, 1995 confirming the Company's Third Amended Plan of Reorganization (the "Bankruptcy Reorganization").

     In connection with the Bankruptcy Reorganization, Helionetics transferred to the Company ownership of approximately 76% of the issued and outstanding common stock of AccuLase. AccuLase was founded in 1985 for the purpose of commercializing products that utilize its proprietary excimer laser and fiberoptic technologies. AccuLase has focused primarily on the development of medical products for the treatment of coronary heart disease.

     During the pendency of the Bankruptcy Proceeding, Helionetics contributed $1,000,000 in cash to the Company, which funds were utilized for cash payments under the Bankruptcy Reorganization. Helionetics further loaned to the Company $300,000 to fund the cost of research and development of the Company's excimer lasers. In connection with the Bankruptcy Reorganization:
(i) Helionetics received 3,750,000 shares of Common Stock of the Company, which represented 75% of the then total issued and outstanding shares of Common Stock, (ii) certain of the Company's unsecured creditors received 1,000,000 shares of Common Stock, which represented 20% of the then total issued and outstanding shares of Common Stock, and (iii) the shares of Common Stock of the Company's prior existing stockholders were cancelled and reissued into 250,000 shares of Common Stock, which represented 5% of the then total issued and outstanding shares of Common Stock. As of the date of this Prospectus, Helionetics does not own any shares of the Company's Common Stock.

     CONSENT DECREE. In 1996, the Company entered into a Consent Decree with the Commission where it neither admitted nor denied alleged securities law violations in 1992 and early 1993 under prior management, but consented to the issuance of an injunction against any future violation. The alleged events occurred prior to the Bankruptcy Reorganization and involve events, which occurred prior to the change in the Company's management and directors. The current management and directors have no connection with this proceeding. No monetary damages were sought.

     LEASE DISPUTE. In June, 1997, the Company was served with a complaint as defendant by Riverboat Landing, Inc., plaintiff, in the County Court of the Eighteenth Judicial Circuit, Seminole County, Florida regarding failed lease negotiations for a facility in Sanford, Florida. The Company has filed a response and is anticipating settlement out of court. The Company had placed a $10,000 deposit on this facility which has been written off in 1996.

     Except as set forth above, the Company knows of no material legal actions, pending or threatened, or judgment entered against the Company or any executive officer or director of the Company in his capacity as such.

                                  MANAGEMENT

     The directors of the Company currently have terms which will end at the next annual meeting of the stockholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors and executive officers.

     The following sets forth certain biographical information concerning the current members of the Board of Directors and executive officers of the
Company:

Name                                      Position                           Age
----                                      --------                           ---
Raymond A. Hartman               Director, President and Chief               51
                                 Executive Officer

Chaim Markheim                   Director, Chief Operating Officer           53
                                 and Chief Financial Officer

John J. McAtee, Jr.              Chairman of the Board of Directors          61

Alan R. Novak                    Director                                    63

Steven A. Qualls                 Director and Executive Vice-President-      41
                                 East Coast Operations

     RAYMOND A. HARTMAN was appointed to the Board of Directors in October, 1997, and also serves as the President and Chief Executive Officer of Laser Photonics, Inc. and AccuLase, Inc. Mr. Hartman is responsible for the engineering and development of the excimer laser, handpieces and fiberoptics for TMR. He also developed and obtained FDE for TMR as a sole therapy option for CAO patients. Prior employment includes: Founder and President of Electrode Technology, Inc., Union City, California; Vice President of Manufacturing and Research and Development, Applied Medical Technology, Palo Alto, California. Mr. Hartman was an Assistant Professor at The Ohio State University in Columbus Ohio, Business Law and Marketing (Graduate School of Business); Business Policy (Graduate School of Business) and Seapower and Maritime Affairs (ROTC). Mr. Hartman was a Lieutenant in the United States Navy. He received his MBA from The Ohio State University, and a BS with Honors in Chemistry at Montana State University.

     CHAIM MARKHEIM was appointed to the Board of Directors of the Company in May, 1995. He also serves as the Company's Chief Operating Officer and Chief Financial Officer. Mr. Markheim was a director and the Chief Operating Officer of Helionetics, Inc. from May, 1992 until January, 1998. Helionetics, Inc. filed a petition for bankruptcy reorganization under Chapter 11 of the Federal Bankruptcy Act in 1997. Mr. Markheim acted as business consultant to a diverse group of companies, including Helionetics, Inc., from 1985 to 1992. From 1980 to 1985, Mr. Markheim served in various financial positions with Campbell Soup Company. His last position was Controller of the Beverage Division (V8). From 1976 to 1980, Mr. Markheim served in a number of financial positions with Atlantic Richfield Company (ARCO). Prior to 1976, he was employed as an auditor with Coopers and Lybrand and Seidman & Seidman. Mr. Markheim was a licensed Certified Public Accountant in the State of California. Mr. Markheim holds a Bachelor of Science Degree in Accounting from California State University, at Northridge.

     JOHN J. McATEE, JR. has been Chairman of the Board of Directors of the Company since March 4, 1998. From 1990 to 1996, Mr. McAtee was Vice Chairman of Smith Barney, Inc. (now Salomon Smith Barney), one of the world's largest banking and brokerage firms. Before that, he was a partner in the New York law firm of Davis Polk & Wardwell for more than twenty years. Mr. McAtee is a graduate of Princeton University and Yale Law School. Mr. McAtee is also a director of U.S. Industries, Inc., a diversified industrial management corporation, and Whitehall Corporation, which provides products and services to the commercial and military markets.

     ALAN R. NOVAK was appointed to the Board of Directors of the Company in October, 1997. Mr Novak is Chairman of Infra Group, L.L.C., an international project finance and development company. He is also Chairman of Lano International, Inc., a real estate development company, and Chairman of American Partners Asset Management ("Holdings") Limited, a money management company, and a director of Strategic Partners (Holdings) Limited, an international airport and seaport development company. Mr. Novak is a graduate of Yale University, Yale Law School, and Oxford University as a Marshall scholar. Mr. Novak practiced law at Cravath, Swaine & Moore and Swidler & Berlin, Chartered. His public service includes a U.S. Supreme court clerkship with Justice Potter Stewart, Senior Counsel, Senator E. M. Kennedy, Senior Executive Assistant to Undersecretary of State, Eugene Rostow, and Executive Director, President Johnson's Telecommunications Task Force. Mr. Novak was appointed by President Carter and served for five years as Federal Fine Arts Commissioner.

     STEVEN A. QUALLS was appointed to the Board of Directors of the Company in May, 1995. Mr. Qualls has been an employee of the Company since 1987 and currently serves as the Company's Executive Vice President. He previously served as the Company's General Manager, Chief Operating Officer, President and Chief Executive Officer. Mr. Qualls holds an MBA from the Crummer Graduate School of Business at Rollins College in Winter Park, Florida, and received a BS in Physics from the University of Central Florida.

                                 COMPENSATION OF
                         EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE


     The following table sets forth certain information concerning compensation of certain of the Company's executive officers, including the Company's Chief Executive Officer and all executive officers (the "Named Executives") whose total annual salary and bonus exceeded $100,000, for the years ended December 31, 1997, 1996 and 1995:


-----------------------------------------------------------------------------------------------------------------------------------
                                  Annual Compensation                         Long Term Compensation
                            -------------------------------   -------------------------------------------
                                                                                        Awards                    Payouts
-----------------------------------------------------------------------------------------------------------------------------------
Name and                                                                       Restricted   Securities
principal                                                       Other annual     stock      underlying        LTIP      All other
position                      Year      Salary       Bonus      compensation    award(s)    Options/SARs     payouts   compensation
                                                                   ($)             ($)          (#)            ($)         ($)
-----------------------------------------------------------------------------------------------------------------------------------
Steven A. Qualls (CEO)(1)     1997      $75,000         0             0              0            0               0           0
Raymond A. Hartman (CEO)(2)   1997     $125,000(3)      0             0              0      270,250               0           0
Raymond A. Hartman            1996     $125,000(3)      0             0              0       60,000               0           0
Steven A. Qualls (CEO)        1996      $75,000         0             0        $15,000       60,000               0           0
Paul Cattermole (CEO)         1995            0         0             0              0            0               0           0
-----------------------------------------------------------------------------------------------------------------------------------

(1) Mr. Qualls served as the Company's Chief Executive Officer until October, 1997.

(2)   Mr. Hartman became the Company's Chief Executive Officer in October, 1997.

(3)   Includes paid and accrued salary for each such fiscal year.

OPTION/SAR GRANTS TABLE

     The following table sets forth certain information concerning grants of stock options to certain of the Company's executive officers, including the Named Executives for the year ended December 31, 1997:

                                                                                          Potential
                                                                                          Realizable Value at
                                                                                          Assumed Annual
                                                                                          Rates of Stock Price
                                                                                          Appreciation
                                     Individual Grants                                    For Option Term(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                       Number of             % of
                                       Securities            Total
                                       Underlying            Options/
                                       Options/              SARs               Exercise
                                       SARs                  Granted to         or Base
                                       Granted               Employees          Price       Expiration
Name                                     (#)               in Fiscal Year       ($/Share)       Date         5% ($)        10%($)
-----------------------------------------------------------------------------------------------------------------------------------
Raymond A. Hartman(2)                  250,000                 75.6%              $0.50         10/1/02     $842,500     $1,025,000
Raymond A. Hartman                      20,250                  6.1%              $1.25         8/14/02       46,980         61,763
-----------------------------------------------------------------------------------------------------------------------------------

------------------
      1. This chart assumes a market price of $2.94 for the Common Stock, the average of the bid and asked prices for the Company's Common Stock in the over-the-counter market as of April 13, 1998, as the assumed market price for the Common Stock with respect to determining the "potential realizable value" of the shares of Common Stock underlying the options described in the chart, as reduced by any lesser exercise price for such options. Further, the chart assumes the annual compounding of such assumed market price over the relevant periods, without giving effect to commissions or other costs or expenses relating to potential sales of such securities. The Company's Common Stock has a very limited trading history. These values are not intended to forecast the possible future appreciation, if any, price or value of the Common Stock.

     2. These options will vest in the event that certain performance levels are reached with respect to the development of the Company's lasers.

OPTION EXERCISES IN 1997

     No Named Executive exercised any stock option in 1997.

1995 NON-QUALIFIED OPTION PLAN

     On January 2, 1996, the Company adopted the Company's 1995 Non-Qualified Option Plan for key employees, officers, directors and consultants, and reserved up to 500,000 options to be granted thereunder. The option exercise price is not less than 100% of market value on the date granted, 40% of granted options vest immediately, and may be exercised immediately; 30% vest and may be exercised beginning one year after grant; and the remaining 30% vest and may be exercised beginning two (2) years from grant.

   No options may be exercised more than ten (10) years after grant, options are not transferable (other than at death), and in the event of complete termination "for cause" (other than death or disability) or "voluntary" termination, all "unvested" options automatically terminate.

   On January 2, 1996, the Company granted a total of 335,000 options at an exercise price of $1.50 per share to certain directors, employees and consultants.

LIMITATION ON DIRECTORS' LIABILITIES; INDEMNIFICATION OF OFFICERS AND
DIRECTORS

   The Company's Certificate of Incorporation and Bylaws designate the relative duties and responsibilities of the Company's officers, establish procedures for actions by directors and stockholders and other items. The Company's Certificate of Incorporation and Bylaws also contain extensive indemnification provisions which will permit the Company to indemnify its officers and directors to the maximum extent provided by Delaware law. Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

   The Company has no compensatory plans or arrangements which relate to the resignation, retirement or any other termination of an executive officer or key employee with the Company or a change in control of the Company or a change in such executive officer's or key employee's responsibilities following a change in control.

COMPENSATION AND AUDIT COMMITTEES; COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

   The Board has a Compensation Committee comprised of the following members of the Board of Directors: John J. McAtee, Jr. and Alan R. Novak, and an Audit Committee comprised of the following members of the Board of Directors:
Chaim Markheim, John J. McAtee, Jr. and Alan R. Novak. Messrs. McAtee and Novak may be deemed to be outside/non-employee directors. The Board has no standing committee on nominations or any other committees performing equivalent functions.

   The Compensation Committee reviews and approves the annual salary and bonus for each executive officer (consistent with the terms of any applicable employment agreement), reviews, approves and recommends terms and conditions for all employee benefit plans (and changes thereto) and administers the Company's stock option plans and such other employee benefit plans as may be adopted by the Company from time to time.

   The Audit Committee reports to the Board regarding the appointment of the independent public accountants of the Company, the scope and fees of the prospective annual audit and the results thereof, compliance with the Company's accounting and financial policies and management's procedures and policies relative to the adequacy of the Company's system of internal accounting controls.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers and beneficial holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership and reports of changes in ownership of such equity securities of the Company. Based solely upon a review of such forms, or on written representations from certain reporting persons that no other reports were required for such persons, except for those reports discussed in the next paragraph, the Company believes that all reports required pursuant to Section 16(a) with respect to its executive officers, directors and 10% beneficial stockholders for the ended December 31, 1997 were timely filed.

   To the Company's knowledge, during the year ended December 31, 1997, the following persons failed to file the reports set forth below in a timely manner due to administrative error: (i) Raymond A. Hartman, Chief Executive Officer and a director, failed to file a Form 3 for the month of October, 1997; (ii) Chaim Markheim, Chief Financial Officer and Chief Operating Officer, failed to file a Form 4 for the months of August and November, 1997; and (iii) Alan R. Novak, a director, failed to file a Form 3 for the month of October, 1997. These reports subsequently were filed with the Commission by Messrs. Hartman and Markheim in April, 1998, and by Mr. Novak in March, 1998.

   Further, to the Company's knowledge, the following persons filed the reports set forth below in April, 1998, which were previously delinquent due to administrative error: (i) Chaim Markheim - Form 3 (May, 1995) and Form 4 (February, 1996 and October, 1996), and (ii) Steven A. Qualls - Form 3 (May,
1995) and Form 4 (February, 1996 and October, 1996).

   To the Company's knowledge, all other filing requirements of executive officers and directors were timely complied with during the year ended December 31, 1997.

COMPENSATION OF DIRECTORS

   Outside/non-employee members of the Board of Directors will receive options to purchase up to 20,000 shares of Common Stock as compensation, on an annual basis, at an exercise price equal to the market price of the Common Stock on the last trading day of the preceding year. The options will vest at the rate of 5,000 options per quarter during each quarter in which such person served as a member of the Board of Directors. The Company granted, to each of John J. McAtee, Jr. and Alan R. Novak, options to purchase up to 20,000 shares of Common Stock at an exercise price of $2.875 per share for services to be rendered during the year ending December 31, 1998.

   The Company has obtained directors' and officers' liability insurance with a $2,500,000 limit of liability and a $2,500,000 excess coverage. The policy period expires on February 24, 1999. The Company intends to renew such policy or obtain comparable coverage after the expiration of such policy. However, there can be no assurances to this effect.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONVERSION OF CONVERTIBLE DEBT

   In 1995, the Company sold an aggregate of $600,000 in six month convertible, secured notes in a private transactions pursuant to exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Company also issued to such persons warrants to purchase up to 500,000 shares of Common Stock which expired in 1995 due to the Company's meeting of certain filing requirements. The noteholders were also granted a transferable one year option to purchase 134,000 additional shares at $2.25 per share, and 134,000 shares at $3.00 per share, which were exercised in 1996, and 137,000 shares at $3.75 per share, which expired without exercise. In February and April, 1996, the notes were converted into an aggregate of 538,583 shares of Common Stock at a conversion price of $0.96 per share. In April, 1996, an additional 30,000 shares were issued pursuant to Regulation S as payment of past due rent valued at $60,000.

CERTAIN ISSUANCES TO FORMER AFFILIATES

   In February, 1996, the Company issued 25,000 shares of Common Stock to Susan E. Barnes, the wife of Bernard B. Katz, a former director and Chairman of the Board of the Company, in consideration for her personal guaranty of $81,000 in lease obligations associated with the Company's Andover facility lease. In February, 1996, the Company agreed to issue to Ms. Barnes 50,000 shares of Common Stock for services she arranged to provide in connection with raising $1.5 million to finance the Company's emergence from the Bankruptcy Proceeding, at a value of $1.00 per share. In October, 1996, the Company issued an additional 100,000 shares of Common Stock to Ms. Barnes in connection with her further personal guaranty of the Andover lease and lease extension, after the lease went into default and the landlord was threatening immediate eviction. This second personal guaranty was secured by a pledge of 391,360 shares of her personally owned Helionetics, Inc. common stock.

ISSUANCE OF SHARES AND OPTIONS TO KEY EMPLOYEES AND CONSULTANTS

   On January 2, 1996, the Company adopted the Company's 1995 Non-Qualified Option Plan for key employees, officers, directors and consultants, and reserved up to 500,000 options to be granted thereunder. On January 2, 1996, the Company granted a total of 335,000 options at an exercise price of $1.50 per share to certain directors, employees and consultants.

   During 1996, the Company issued 151,000 shares of Common Stock and options to purchase up to 62,500 shares of Common Stock in exempt transactions to key employees and consultants for services rendered and as compensation.
Included were issuances to certain current and former officers and directors for services rendered, as follows: (i) Steven A. Qualls (10,000 shares),
(ii) Chaim Markheim (5,000 shares), and (iii) Maxwell Malone (5,000 shares).

   During 1997, the Company issued a total of 105,000 shares of Common Stock to an outside consultant to the Company for legal services rendered. In addition, the Company issued options to acquire 250,000 shares of Common Stock at an exercise price of $0.50 per share and having a five year term, contingent upon certain performance contingencies in the future, to Raymond
A. Hartman.

   On July 1, 1997, the Company granted a total of 108,500 options at an exercise price of $1.00 per share to certain employees and consultants. On October 31, 1997, the Company issued options to purchase up to 20,000 shares of Common Stock at an exercise price of $1.00 per share to a former director of the Company. In October, 1997, in satisfaction of all compensation owed by the Company to K.B. Equities, Inc. ("KB Entities"), an affiliate of Mr. Katz and Ms. Barnes, for consulting services rendered to the Company in 1997, the Board of Directors granted options to acquire 100,000 shares of Common Stock to K.B. Equities at an exercise price of $0.75 per share, and with a term of seven years. Mr. Katz resigned from the Board of Directors of the Company on October 9, 1997.

   In August, 1997, the Company issued options to purchase up to 211,899 shares of Common Stock to the following persons, who are currently officers and directors of the Company, at an exercise price of $1.25 per share with a term of five (5) years: (i) Chaim Markheim (20,250 options), (ii) Raymond A. Hartman (20,250 options), (iii) Alan R. Novak (71,399 options), and (iv) John
J. McAtee, Jr. (100,000 options).

   In April, 1998, the Company issued options to Chaim Markheim to purchase up to 250,000 shares of Common Stock at an exercise price of $2.875 per share with a five (5) year term.

   In April, 1998, the Company issued options to purchase up to 100,000 shares of Common Stock, at the exercise price of $2.875 per share, with a five-year term, and 20,000 shares of Common Stock, to certain consultants for services rendered. The 20,000 shares were issued for services rendered at a $1.00 per share.

   In April, 1998, the Company established a compensation plan for the outside/non-employee members of the Board of Directors. Such directors will receive options to purchase up to 20,000 shares of Common Stock as compensation, on an annual basis, at an exercise price equal to the market price of the Common Stock on the last day of the preceding year. The options will vest at the rate of 5,000 options per quarter during each quarter in which such person served as a member of the Board of Directors. The Company granted, to each of John J. McAtee, Jr. and Alan R. Novak, options to purchase up to 20,000 shares of Common Stock at an exercise price of $2.875 per share for services to be rendered during the year ending December 31, 1998.

CERTAIN ISSUANCES OF SECURITIES

   In September and October, 1997, the Company privately sold a total of 679,500 restricted shares of Common Stock in a private placement to certain accredited investors at a price of $1.25 per share. The Company sold an additional 28,601 shares at a price of $1.25 per share in the first quarter of 1998. These funds were used in part to pay outstanding accounts payable and to make a partial payment on delinquent Federal and State taxes outstanding.

   In September, 1997, PMG purchased from Helionetics, with approval of the Federal Bankruptcy Court in the pending Helionetics Chapter 11 Bankruptcy proceeding, all debt owed by AccuLase to Helionetics. In October, 1997, the Company purchased the debt owing by AccuLase, in the amount of $2,159,708 from PMG in consideration of 800,000 shares of Common Stock.

   In November, 1997, the Company issued 1,500,000 shares of Common Stock and 750,000 warrants (the "Warrants"), with an exercise price of $4.00 per share and a term of five (5) years, in a private placement to certain accredited investors resulting in gross proceeds of $6,000,000 to the Company. The Company also issued 150,000 Warrants and paid a commission of $480,000 to PMG as a placement agent fee.

   The Company has agreed to issue to PMG an additional 75,000 warrants (the "Contingent Warrants") at a purchase price of $0.001 per share at such time as any of the other 900,000 Warrants have been exercised. The Contingent Warrants will be exercisable for a period of five years following the date of issue at an exercise price equal to the average closing bid price for the Common Stock for the ten trading days preceding the date of issue.

   If at any time during the five year period following the closing date of the PMG offering the Company issues additional shares (the "Additional Shares") of Common Stock, other than to employees of the Company pursuant to the exercise of stock options, the Company has agreed to offer to the purchasers of the PMG offering a number of shares of Common Stock at the offering price of such Additional Shares equal to the number of Additional Shares multiplied by the purchasers' ownership percentage prior to the commencement of sale of such Additional Shares.

   The Warrants may be redeemed by the Company, upon 30 days' notice, at a redemption price of $0.10 per share if the closing bid price of the Common Stock exceeds $8.00 per share for a period of thirty consecutive trading days.

   The 2,979,500 shares and the 900,000 Warrants issued from September through November, 1997, and the 28,601 shares issued in 1998 are being registered in connection with this Prospectus. See "Selling Stockholders and Plan of Distribution."

   Except as otherwise provided above, the Company believes each of the foregoing issuances of securities was made to accredited investors in transactions exempt from registration under Section 4(2) of the Securities Act.

   The Company believes that all such transactions with affiliates of the Company have been entered into on terms no less favorable to the Company than could have been obtained from independent third parties. The Company intends that any transactions and loans with officers, directors and five percent (5%) or greater stockholders, following the date of this Prospectus, will be on terms no less favorable to the Company than could be obtained from independent third parties and will be approved by a majority of the independent, disinterested directors of the Company.

                      PRINCIPAL STOCKHOLDERS

   The following table reflects, as of May 26, 1998, the beneficial Common Stock ownership of: (a) each director of the Company, (b) each Named Executive (See "Compensation of Executive Officer and Directors"), (c) each person known by the Company to be a beneficial holder of five percent (5%) or more of its Common Stock, and (d) all executive officers and directors of the Company as a group:

                                                      PERCENT#
NAME AND ADDRESS             NO. OF      ----------------------------------
OF BENEFICIAL OWNER          SHARES      BEFORE OFFERING*   AFTER OFFERING*
---------------------------  -------     ----------------   ---------------
Chaim Markheim(1)            320,250           3.33              3.04

Raymond A. Hartman(2)        340,250           3.53              3.23

Steven A. Qualls(3)           70,666             **                **

Alan R. Novak(4)             110,000           1.17              1.07

John J. McAtee, Jr.(5)       209,000           2.22              2.03

Calvin Hori and Hori
Capital Management, Inc.(6)  933,100          10.04              9.15

Platinum Partners, L.P.(6)   759,000           8.17              7.44

All directors and officers
 as a group (5 persons)(7) 1,050,166          10.30             10.40

--------------------------------
(FOOTNOTES ON THE FOLLOWING PAGE)

 #    Pursuant to the rules of the Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

 * Assumes that the 900,000 shares of Common Stock underlying the Warrants, which are being registered in connection with this Prospectus, are exercised in full.

 **   Less than 1%.

(FOOTNOTES FROM PREVIOUS PAGE)

    1. Includes options to purchase up to 320,250 shares of Common Stock. Mr. Markheim's address is 6865 Flanders Drive, Suite G, San Diego, California 92121.

    2. Includes options to purchase up to 80,250 shares of Common Stock registered in his name and options to purchase up to 10,000 shares of Common Stock registered in the name of his wife, Sandra Hartman. Also includes options to purchase up to 250,000 shares of Common Stock which are vested subject to certain events. Mr. Hartman's address is 6865 Flanders Drive, Suite G, San Diego, California 92121.

    3. Includes 10,666 shares of Common Stock and options to purchase up to 60,000 shares of Common Stock. Mr. Qualls' address is 12351 Research Parkway, Orlando, Florida 32826.

    4. Includes 28,601 shares of Common Stock, which are being registered in connection with this Prospectus, and options to purchase up to 81,399 shares of Common Stock. Does not include options to purchase up to 10,000 shares of Common Stock which may vest periodically during the course of the year. Mr. Novak's address is 3050 K Street, NW, Suite 105, Washington, D.C. 20007. See "Selling Stockholders and Plan of Distribution."

    5. Includes 99,000 shares of Common Stock, including 84,000 of which are being registered in connection with this Prospectus, and options to purchase up to 110,000 shares of Common Stock. Does not include options to purchase up to 10,000 shares of Common Stock which may vest subject to certain schedules. Mr. McAtee's address is Two Greenwich Plaza, Greenwich, Connecticut 06830. See "Selling Stockholders and Plan of Distribution."

    6. The listed persons, Calvin Hori ("Hori"), Hori Capital Management, Inc. ("Hori Capital") and Platinum Partners, L.P. ("Platinum") have jointly filed an Amendment No. 1 to Schedule 13D (the "Schedule 13D"), dated December 1, 1997, with respect to 933,100 shares of Common Stock. The Schedule 13D provides, in pertinent part, that: (a) Hori, Hori Capital and Platinum may be deemed to be the beneficial owners of 759,000 of these shares, and (b) Hori and Hori Capital may be deemed to be the beneficial owners of an additional 174,100 of these shares. The address for each of the listed persons is One Washington Mall, Boston, Massachusetts 02108.

    7. Includes 148,267 shares of Common Stock and options to purchase up to 651,899 shares of Common Stock. Also includes options to purchase up to 250,000 shares of Common Stock which may vest subject to certain events.
Does not include options to purchase up to 20,000 shares of Common Stock which may vest subject to certain schedules. See "Certain Relationships and Related Transactions."

                    DESCRIPTION OF SECURITIES

GENERAL

    The Company's authorized capital stock consists of 10,000,000 shares of Common Stock, par value $0.01 per share. As of the date of this Prospectus, there were issued and outstanding 9,295,694 shares of Common Stock. There were also issued and outstanding Warrants to purchase up to 900,000 shares of Common Stock and options to purchase up to 1,477,899 shares of Common Stock.

    As of February 4, 1998, the Company's stockholders adopted an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 15,000,000 shares, and which is anticipated to be filed with the State of Delaware in the near future.

COMMON STOCK

    Holders of the Common Stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by the Board of Directors out of legally available funds and to share ratably in any distribution of the Company's assets after payment of all debts and other liabilities, upon liquidation, dissolution or winding up. Holders of the Common Stock do not have preemptive rights or other rights to subscribe for additional shares, and the Common Stock is not subject to redemption. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

    Under Delaware law, each holder of a share of Common Stock is entitled to one vote per share for each matter submitted to the vote of the stockholders, and cumulative voting is allowed for the election of directors, if provided for in the Certificate of Incorporation. The Company's Certificate of Incorporation does not provide for cumulative voting.

    The exercise price of the Warrants may be adjusted in the event that the Company issues shares of Common Stock for consideration of $4.00. In such event, the per share exercise price will be adjusted to the issue price of such additionally issued shares of Common Stock. This price adjustment does not apply to transactions related to Common Stock issued to employees or consultants of the Company which are approved by the Company's Board of Directors and which have an exercise price not less than 50% of the current market price of the Company's Common Stock at the time of issuance. See "Description of Securities - Warrants."

WARRANTS

    The Company has issued and outstanding Warrants to purchase up to 900,000 shares of Common Stock at an exercise price of $4.00 per share, which expire on November 26, 2002. The 900,000 shares underlying the Warrants are being registered in connection with this Prospectus.

    The Company has agreed to issue to PMG an additional 75,000 warrants (the "Contingent Warrants") at a purchase price of $0.001 per share at such time as any of the other 900,000 Warrants have been exercised. The Contingent Warrants will be exercisable for a period of five years following the date of issue at an exercise price equal to the average closing bid price for the Common Stock for the ten trading days preceding the date of issue.

    If at any time during the five year period following the closing date of the PMG offering the Company issues additional shares (the "Additional Shares") of Common Stock, other than to employees of the Company pursuant to the exercise of stock options, the Company has agreed to offer to the purchasers of the PMG offering a number of shares of Common Stock at the offering price of such Additional Shares equal to the number of Additional Shares multiplied by the purchasers' ownership percentage prior to the commencement of sale of such Additional Shares.

    The Warrants may be redeemed by the Company, upon 30 days' notice, at a redemption price of $0.10 per share if the closing bid price of the Common Stock exceeds $8.00 per share for a period of thirty consecutive trading days.

OPTIONS

    The Company has issued and outstanding options to purchase 1,477,899 shares of Common Stock to various employees, officers, directors and consultants of the Company at exercise prices ranging from $0.50 to $2.875 per share, 1,107,899 of which are currently exercisable. See "Compensation of Executive Officers and Directors - 1995 Non-Qualified Stock Option Plan; -Compensation of Directors."

TRANSFER AGENT

    The transfer agent for the Common Stock is American Stock Transfer & Trust Co., New York, New York.

CERTAIN BUSINESS COMBINATIONS

    Delaware law contains a statutory provision which is intended to curb abusive takeovers of Delaware corporations. The effect of such "anti-takeover" provisions may delay, deter or prevent a takeover of the Company which the stockholders may consider to be in their best interests, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of their securities at above-market prices, or limit the ability of stockholders to remove incumbent directors as readily as the stockholders may consider to be in their best interests.

    Section 203 of the Delaware General Corporation Law addresses the problem by preventing certain business combinations of the corporation with interested stockholders within three years after such stockholders become interested. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three (3) years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or
(iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66-2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and who was the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

    The 3,028,001 shares of the Company's Common Stock and the 900,000 shares of Common Stock underlying the Warrants offered hereby by the Selling Stockholders may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock may be deemed to be underwriters and any profit on the sale of shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters, dealer-agents, any discounts, commissions or concessions allowed or reallowed or paid to dealers.

    The shares of Common Stock may be sold from time to time in one or more transactions at a fixed offering price which may be changed or at varying prices determined at the time of sale or negotiated prices.

    The Company has paid all of the expenses incident to the offering of the shares of the Common Stock offered by the Selling Stockholders, other than commissions and discounts of underwriters, dealers or agents and the fees and expenses of counsel to the Selling Stockholders.

    As of the date of this Prospectus, except for John J. McAtee, Jr. and Alan R. Novak, who are directors of the Company, none of the Selling Stockholders or their affiliates is a director, executive officer or 5% or greater beneficial stockholder of the Company.

    The following table sets forth certain information related to the number of shares of Common Stock and shares underlying the Warrants which may be offered by the Selling Stockholders pursuant to this Prospectus:

                                                                              NUMBER OF SHARES
SELLING STOCKHOLDERS                                NUMBER OF SHARES         UNDERLYING WARRANTS
--------------------                                ----------------         -------------------
1.    Frank A. Abruzzese                                 5,000
2.    Accrued Investments, Inc.                         15,000                        7,500
3.    David S. Allsopp                                  57,900
4.    Fran M. Auch                                      16,500
5.    Kenneth J. Beahan                                 10,000
6.    Mary E. Bowler                                     7,000
7.    William P. Brown                                  10,000
8.    Frank J. Campbell III                            100,000
9.    Steven G. and Riki Charles                         2,000
10.   Coutts (Jersey) Limited                          240,000                       20,000
11.   Amir L. Ecker(1)                                 160,000                       37,500
12.   EDJ Limited                                       20,000                       10,000
13.   Joseph M. and Linda Evancich                      10,000
14.   Peter J. Faillace, Jr.(2)                         10,000
15.   Richard S. Frary                                  15,000                        7,500
16.   Jay M. and Sandee Fuller                          25,000                       12,500
17.   Kathleen M. Furgiuele                              1,000
18.   Joseph E. Gallo, Trustee, FBO
      Children's Family Trust, dated
      August 17, 1990                                  125,000                       62,500
19.   Richard Gibbs                                     26,875                        8,438
20.   Richard C. Goodwin                                25,000                       12,500
21.   Jon D. and Linda W. Gruber(3)                     87,500                       43,750
22.   Penelope S. and Richard A. Hansen(4)             105,000
23.   Holmes Partners, L.P.                             12,500                        6,250
24.   Jubilee Partners Family Limited
      Partnership                                       10,000
25.   Clifford Kalista(5)                               50,000
26.   James Kilkowski                                   20,000
27.   Lagunitas Partners, L.P.                         162,500                       81,250
28.   Lancaster Investment Partners, L.P.              200,000                       50,000
29.   Legion Fund, Ltd.                                 25,000                       12,500
30.   James J. and Carolyn Lennon                       10,000
31.   Mary M. Losty                                     25,000                       12,500
32.   Larry Martin                                     200,000                      100,000
33.   Michael A. Martorelli                             10,000
34.   Irving L. Mazer                                    5,625                        2,812
35.   John J. McAtee, Jr.(6)                           100,000
36.   Scott McQueen                                     10,000                        5,000
37.   Salomon E. and Flor Melgen                        50,000                       25,000
38.   Millridge Corporation                            100,000
39.   Harry Mittelman(7)                                86,100                       33,000
40.   Alan R. Novak(8)                                  28,601
41.   J. Gregory O'Meara                                10,000
42.   Vincent Papa                                      10,000
43.   David Parke                                        5,000
44.   George Parlby                                     48,000                       24,000
45.   Eric and Ellen Peterson                           22,500                        6,250
46.   Arnold A. Phipps, III                             20,000

                                                                              NUMBER OF SHARES
SELLING STOCKHOLDERS                                NUMBER OF SHARES         UNDERLYING WARRANTS
--------------------                                ----------------         -------------------
47.   Porter Partners, L.P.                            110,000                       30,000
48.   ProFutures Special
49.   Equities Fund, L.P.                              125,000                       62,500
50.   Peter S. Rawlings(9)                             200,000
51.   Charles Robins                                    25,000
52.   Leonid Roytman                                    10,000                        5,000
53.   James M. Sheridan                                  5,000
54.   Linda D. and Joseph T. Simon                       5,000
55.   Robert M. Smith                                   10,000
56.   Perry D. Snavely, Jr.(10)                         52,500
57.   Sonz Partners, L.P.                               50,000                       25,000
58.   Elliot Stein, Jr.                                 12,500                        6,250
59.   Teal Fund, L.P.                                   62,500                       31,250
60.   R. Scott Williams                                 20,000
61.   Carolyn Wittenbraker                               6,000                        3,000
62.   Pennsylvania Merchant Group                      150,000

                                                   -------------                  -----------
      TOTAL                                          3,028,101                      900,000

---------------------------

     1. Includes the number of Shares and Warrants registered in the names of the persons set forth hereinafter, as follows: (a) Amir L. Ecker (95,000 Shares and 12,500 Warrants), (b) Amir L. and Maria T. Ecker (7,500 Shares and 3,750 Warrants), (c) Amir L. Ecker IRA (30,000 Shares and 15,000 Warrants), and (d) The Ecker Family Partnership (27,500 Shares and 6,250 Shares).

     2. Includes the number of Shares and Warrants registered in the names of the persons set forth hereinafter, as follows: (a) Peter J. Faillace, Jr. (3,000 Shares), (b) Peter J. Faillace, Jr., C/F Matthew Faillace (3,500 Shares), and (c) Peter J. Faillace, Jr., C/F Adam Faillace (3,500 Shares).

     3. Includes the number of Shares and Warrants registered in the names of the persons set forth hereinafter, as follows: (a) Jon D. and Linda W. Gruber (35,700 Shares and 18,750 Warrants), and (b) Gruber & McBaine International (50,000 Shares and 25,000 Warrants).

     4. Includes the number of Shares registered in the names of the persons set forth hereinafter, as follows: (a) Penelope S. Hansen (35,000 Shares) and (b) Richard A. Hansen (70,000 Shares).

     5. Includes the number of Shares registered in the names of the persons set forth hereinafter, as follows: (a) Clifford Kalista (47,000 Shares), and (b) Phyllis Kalista (3,000 Shares).

     6. Includes the number of Shares registered in the names of the persons set forth hereinafter, as follows:(a) John J. McAtee, Jr. (84,000 Shares), (b) Elizabeth P. McAtee (8,000 Shares), and (c) John C.C. McAtee (8,000 Shares). John J. McAtee, Jr. is a member of the Board of Directors of the Company. Mr. McAtee disclaims beneficial ownership of the 16,000 shares registered in the names of Elizabeth P. McAtee and John C.C. McAtee, who are his adult children.

     7. Includes the number of Shares and Warrants registered in the names of the persons set forth hereinafter, as follows: (a) Harry Mittelman (20,100 Shares), (b) Brenda Mittelman (6,000 Shares and 3,000 Warrants), (c) Harry Mittelman, MD, Trustee, Harry Mittelman, MD, APC Pension Profit Sharing Plan FBO Harry Mittelman (15,000 Shares and 7,500 Warrants), and (d) Harry Mittelman, Trustee, The Harry Mittelman Revocable Trust, dated October 22, 1996 (45,000 Shares and 22,500 Warrants.)

     8.   Mr. Novak is a member of the Board of Directors of the Company.

     9. Includes the number of Shares registered in the names of the persons set forth hereinafter, as follows: (a) Peter S. Rawlings (160,000 Shares), and (b) Sarah P. Rawlings (40,000 Shares).

     10. Includes the number of Shares and Warrants registered in the names of the persons set forth hereinafter, as follows: (a) Perry D. Snavely, Jr. (40,000 Shares), and (b) Perry D. Snavely IRA (12,500 Shares and 6,250 Warrants.)

                        SHARES ELIGIBLE FOR FUTURE SALE

     As of the date of this Prospectus, the Company had issued and outstanding 9,295,694 shares of Common Stock. There are currently 105,000 shares of Common Stock which are restricted shares and 9,190,694 shares which are freely tradeable or eligible to have the restrictive legend removed pursuant to Rule 144(k) promulgated under the Securities Act. Further, the Company has issued and outstanding options to purchase up to 1,715,399 shares of Common Stock, 1,583,899 of which are currently exercisable, and Warrants to purchase up to 900,000 shares of Common Stock.

     Holders of restricted securities must comply with the requirements of Rule 144 in order to sell their shares in the open market. In general, under Rule 144 as currently in effect, any affiliate of the Company and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period in brokerage transactions or to marketmakers a number of shares that does not exceed the greater of: (i) 1% of the then outstanding shares of the Company's Common Stock (approximately 92,957 shares immediately after this Offering), or (ii) the average weekly trading volume reported in the principal market for the Company's Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirement and availability of current public information about the Company. Nonaffiliates who have held their restricted shares for two years are entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates of the Company for the three months preceding such sale.

     The Company can make no prediction as to the effect, if any, that sales of shares of Common Stock or the availability of shares for sale will have on the market price of Common Stock. Nevertheless, sales of significant amounts of Common Stock could adversely affect the prevailing market price of the Common Stock, as well as impair the ability of the Company to raise capital through the issuance of additional equity securities.


                                 LEGAL MATTERS

     Certain matters with respect to the validity of the Shares offered by the Selling Stockholders will be passed upon for the Company by Matthias & Berg LLP, Los Angeles, California.

                                    EXPERTS

     The audited Consolidated Financial Statements and related Notes and Schedules of Laser Photonics, Inc. and subsidiaries including the consolidated balance sheets at December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the periods from January 1, 1995 through May 22, 1995, May 23, 1995 through December 31, 1995, and the years ended December 31, 1996 and 1997, included elsewhere in this Prospectus, have been so included in reliance on the report of Hein + Associates LLP, independent certified public accountants, given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission, a registration statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibits. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto may be obtained from the Public Reference Room of the Commission at its principal office in Washington, D.C. at prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http://www.sec.gov.

     The Company is currently subject to the reporting requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Section of the Commission at its principal office in Washington, D.C. at prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http://www.sec.gov. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                        LASER PHOTONICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED FINANCIAL STATEMENTS
                                 FOR THE YEARS ENDED
                          DECEMBER 31, 1995, 1996 AND 1997
                           AND FOR THE THREE MONTHS ENDED
                               MARCH 31, 1997 AND 1998

                      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                           PAGE

INDEPENDENT AUDITOR'S REPORT- HEIN + ASSOCIATES LLP . . . . . . . . . . . . F-2

CONSOLIDATED BALANCE SHEETS - December 31, 1996 and 1997, and
     March 31, 1998 (unaudited) . . . . . . . . . . . . . . . . . . . . . . F-3

CONSOLIDATED STATEMENTS OF OPERATIONS - For the period from
     January 1, 1995 through May 22, 1995, the period from
     May 23, 1995 through December 31, 1995, the years ended
     December 31, 1996 and 1997, and for the three months ended
     March 31, 1997 and 1998 (unaudited). . . . . . . . . . . . . . . . . . F-4

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) - For the
     period from January 1, 1995 through May 22, 1995, the period from
     May 23, 1995 through December 31, 1995, for the years ended
     December 31, 1996 and 1997, and for the three months ended
     March 31, 1998 (unaudited) . . . . . . . . . . . . . . . . . . . . . . F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS - For the period from
     January 1, 1995 through May 22, 1995, the period from
     May 23, 1995 through December 31, 1995, for the years ended
     December 31, 1996 and 1997, and for the three months ended
     March 31, 1997 and 1998 (unaudited). . . . . . . . . . . . . . . . . . F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . F-11

                             INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Laser Photonics, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Laser Photonics, Inc. and subsidiaries (the "Company") as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the periods from January 1, 1995 through May 22, 1995 and May 23, 1995 through December 31, 1995 and the years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laser Photonics, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for the periods from January 1, 1995 through May 22, 1995 and May 23, 1995 through December 31, 1995 and the years ended December 31, 1996 and 1997, in conformity with generally accepted accounting principles.

As discussed in Note 1, on May 22, 1995, the U.S. Bankruptcy Court entered an order confirming the Company's Plan of Reorganization. Accordingly, the accompanying consolidated financial statements have been prepared in conformity with AICPA Statement of Position 90-7, "Financial Reporting for Entities in Reorganization under the Bankruptcy Code," for the Successor Company as a new entity with assets, liabilities, and a capital structure having carrying values not comparable with prior periods.



/s/ HEIN + ASSOCIATES LLP
-----------------------------
HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
February 18, 1998, except as to Note 13 which is as of April 10, 1998.

                        LASER PHOTONICS, INC. AND SUBSIDIARIES

                             CONSOLIDATED BALANCE SHEETS

                                                                 DECEMBER 31,  DECEMBER 31,     MARCH 31,
                                                                     1996         1997            1998
                                                                 -----------   ------------   -----------
                                                                                              (unaudited)
                                                    ASSETS
                                                    ------
CURRENT ASSETS:
   Cash                                                          $     -       $ 1,225,932    $   814,647
   Accounts receivable, net of allowance for doubtful
      accounts of $100,000 at December 31, 1996,
      and $75,000 at December 31, 1997 and
      March 31, 1998 (unaudited)                                    383,435        343,465        253,830
   Inventories                                                      891,011        951,209        889,422
   Prepaid expenses and other assets                                  7,722         91,463        132,264
                                                                 ----------     ----------     ----------
         Total current assets                                     1,282,168      2,612,069      2,090,163
PROPERTY AND EQUIPMENT, net                                         294,842        141,432        199,195

PATENT COSTS, net of accumulated amortization of
   $15,612, $23,965 and $26,053 at December 31, 1996 and
   1997, and March 31, 1998 (unaudited), respectively                67,260         60,833         58,745

PREPAID LICENSE FEE, net of accumulated
   amortization of $0, $41,667, and $166,667 at December 31,
   1996 and 1997 and March 31, 1998 (unaudited), respectively           -        3,958,333      3,833,333

EXCESS OF COST OVER NET ASSETS OF ACQUIRED
   COMPANIES, net of accumulated amortization of  $822,830,
   $1,342,614 and $1,472,535 at December 31, 1996 and 1997,
   and March 31, 1998 (unaudited), respectively                   1,515,739        995,955        866,034

OTHER ASSETS                                                         35,073         39,682         64,821
                                                                 ----------     ----------     ----------

TOTAL ASSETS                                                     $3,195,082     $7,808,304     $7,112,291
                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------

                            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                            ----------------------------------------------
CURRENT LIABILITIES:
   Notes payable - current portion                                 $696,453       $610,004       $535,875
   Accounts payable                                                 698,286        859,559        891,559
   Accrued payroll and related expenses                             670,481        400,222        368,600
   Other accrued liabilities                                        945,791        631,808        618,592
   Deferred revenue                                                     -           95,000            -
                                                                 ----------     ----------     ----------
         Total current liabilities                                3,011,011      2,596,593      2,414,626
NOTES PAYABLE, less current portion                                 282,559        282,559        282,559
DUE TO RELATED PARTY                                              1,991,440            -              -
                                                                 ----------     ----------     ----------
         Total liabilities                                        5,285,010      2,879,152      2,697,185
                                                                 ----------     ----------     ----------

COMMITMENTS AND CONTINGENCIES (Notes 3, 8, 12
   and 13)

STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock, $.01 par value; 15,000,000
         shares authorized, 6,162,583, 9,247,083 and
         9,295,694 shares outstanding at December 31,
         1996 and 1997, and March 31, 1998 (unaudited),
         respectively                                                61,626         92,471         92,957
   Additional paid-in capital                                     5,330,228     14,625,564     14,680,829
   Accumulated deficit                                           (7,481,782)    (9,788,883)   (10,358,680)
                                                                 ----------     ----------     ----------
         Total stockholders' equity (deficit)                    (2,089,928)     4,929,152      4,415,106
                                                                 ----------     ----------     ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
   (DEFICIT)                                                     $3,195,082     $7,808,304     $7,112,291
                                                                 ----------     ----------     ----------
                                                                 ----------     ----------     ----------

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
                     FINANCIAL STATEMENTS.

                        LASER PHOTONICS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF OPERATIONS


                                            PERIOD FROM   PERIOD FROM
                                             JANUARY 1,   MAY 23, 1995                                  THREE MONTHS   THREE MONTHS
                                              1995 TO         TO         YEAR ENDED     YEAR ENDED          ENDED          ENDED
                                              MAY 22,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,      MARCH 31,      MARCH 31,
                                               1995          1995           1996           1997             1997           1998
                                            -----------   ------------   ------------   ------------    ------------   ------------
REVENUES                                                                                                 (unaudited)    (unaudited)

   Sales                                     $1,241,814     $1,408,459     $2,901,454     $2,960,330       $937,368     $1,004,500
   Other                                            -              -              -          855,000            -           95,000
                                             ----------     ----------     ----------     ----------       --------     ----------
                                              1,241,814      1,408,459      2,901,454      3,815,330        937,368      1,099,500
                                             ----------     ----------     ----------     ----------       --------     ----------
COSTS AND EXPENSES:
   Cost of sales                              1,206,559      1,282,155      2,329,299      2,090,276        649,313        466,832
   Selling, general and administrative          696,065        566,805      1,158,841      2,181,304        226,445        603,618
   Research and development                     136,211        806,021        850,993        685,109        132,541        296,713
   Bad debt expense related to
      Related Party receivable                      -              -          662,775         48,000            -              -
   Write off of reorganization
      goodwill                                      -              -        1,486,823            -              -              -
   Depreciation and amortization                 43,010        695,900      1,214,876        741,481        173,854        267,462
                                             ----------     ----------     ----------     ----------       --------     ----------
                                              2,081,845      3,350,881      7,703,607      5,746,170      1,182,153      1,634,625
                                             ----------     ----------     ----------     ----------       --------     ----------
LOSS FROM OPERATIONS                           (840,031)    (1,942,422)    (4,802,153)    (1,930,840)      (244,785)      (535,125)
                                             ----------     ----------     ----------     ----------       --------     ----------
OTHER INCOME (EXPENSE):
   Interest expense                            (175,677)      (150,109)      (392,000)      (386,069)       (93,294)       (42,991)
   Interest income                                  -              -              -           52,280            -            9,519
   Other, net                                    86,759        (31,283)      (163,815)       (38,572)       (37,360)           -
                                             ----------     ----------     ----------     ----------       --------     ----------
LOSS BEFORE INCOME TAX AND
   EXTRAORDINARY ITEM                          (928,949)    (2,123,814)    (5,357,968)    (2,303,201)      (375,439)      (568,597)
   Income tax expense                               -              -              -           (3,900)           -           (1,200)
                                             ----------     ----------     ----------     ----------       --------     ----------
LOSS BEFORE EXTRAORDINARY ITEM                 (928,949)    (2,123,814)    (5,357,968)    (2,307,101)      (375,439)      (569,797)
   Extraordinary item - gain from
      reorganization                          5,768,405            -              -              -              -              -
                                             ----------     ----------     ----------     ----------       --------     ----------
NET INCOME (LOSS) AND
   COMPREHENSIVE INCOME (LOSS)               $4,839,456    $(2,123,814)   $(5,357,968)   $(2,307,101)     $(375,439)     $(569,797)
                                             ----------     ----------     ----------     ----------       --------     ----------
                                             ----------     ----------     ----------     ----------       --------     ----------

BASIC AND DILUTED LOSS PER SHARE                                $(0.42)        $(0.95)        $(0.35)        $(0.06)        $(0.06)
                                                            ----------     ----------     ----------       --------     ----------
                                                            ----------     ----------     ----------       --------     ----------
WEIGHTED AVERAGE SHARES                                      5,000,000      5,619,668      6,531,190      6,172,591      9,267,083
                                                            ----------     ----------     ----------       --------     ----------
                                                            ----------     ----------     ----------       --------     ----------

     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                        LASER PHOTONICS, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
            FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH DECEMBER 31, 1997
               AND THE THREE MONTHS ENDING MARCH 31, 1998 (UNAUDITED)

                                                                    COMMON STOCK         ADDITIONAL
                                                            -------------------------     PAID-IN      ACCUMULATED
                                                               SHARES          AMOUNT     CAPITAL        DEFICIT          TOTAL
                                                            ----------        -------     ----------   ------------    -----------
BALANCES, January 1, 1995                                    6,312,112        $63,121    $11,318,259   $(18,024,443)   $(6,643,063)
   Net income                                                      -              -              -        4,839,456      4,839,456
   Elimination of old stockholders' interest,
         and accumulated deficit                            (6,312,112)       (63,121)   (11,318,259)    13,184,987      1,803,607
   Issuance of new shares                                    5,000,000         50,000      2,760,028            -        2,810,028
                                                            ----------        -------     ----------   ------------    -----------

BALANCES, May 22, 1995                                       5,000,000         50,000      2,760,028            -        2,810,028
   Net loss                                                        -              -              -       (2,123,814)    (2,123,814)
                                                            ----------        -------     ----------   ------------    -----------

BALANCES, December 31, 1995                                  5,000,000         50,000      2,760,028     (2,123,814)       686,214
   Conversion of convertible debentures and
         related accrued interest                              538,583          5,386        519,896            -          525,282
   Exercise of stock options                                   268,000          2,680        700,820            -          703,500
   Stock issued for prior year services                        148,500          1,485        171,640            -          173,125
   Stock issued for rent                                        30,000            300         59,700            -           60,000
   Stock issued as compensation                                177,500          1,775        264,475            -          266,250
   Capital contribution from Helionetics                           -              -          853,669            -          853,669
   Net loss                                                        -              -              -       (5,357,968)    (5,357,968)
                                                            ----------        -------     ----------   ------------    -----------

BALANCES, December 31, 1996                                  6,162,583         61,626      5,330,228     (7,481,782)    (2,089,928)
   Sale of stock and warrants, net of expenses               2,179,500         21,795      6,237,282            -        6,259,077
   Stock issued for services                                   105,000          1,050         94,575            -           95,625
   Stock issued to purchase debt and accrued
      interest                                                 800,000          8,000      2,151,708            -        2,159,708


                                                  (continued)

                        LASER PHOTONICS, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
            FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH DECEMBER 31, 1997
               AND THE THREE MONTHS ENDING MARCH 31, 1998 (UNAUDITED)
                                    (CONTINUED)

                                                                    COMMON STOCK         ADDITIONAL
                                                            -------------------------     PAID-IN      ACCUMULATED
                                                               SHARES          AMOUNT     CAPITAL        DEFICIT          TOTAL
                                                            ----------        -------     ----------   ------------    -----------
   Capital contributions from Helionetics                          -              -          140,448            -          140,448
   Compensation recognized upon issuance of
      stock options                                                -              -          671,323            -          671,323
   Net loss                                                        -              -              -       (2,307,101)    (2,307,101)
                                                            ----------        -------     ----------   ------------    -----------

BALANCES, December 31, 1997                                  9,247,083         92,471     14,625,564     (9,788,883)     4,929,152
   Stock issued for services (unaudited)                        20,000            200         19,800            -           20,000
   Sale of stock, net of expenses (unaudited)                   28,611            286         35,465            -           35,751
   Net loss (unaudited)                                            -              -              -         (569,797)      (569,797)
                                                            ----------        -------     ----------   ------------    -----------

BALANCES, March 31, 1998 (unaudited)                         9,295,694        $92,957    $14,680,829   $(10,358,680)    $4,415,106
                                                            ----------        -------     ----------   ------------    -----------
                                                            ----------        -------     ----------   ------------    -----------



     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                     STATEMENTS.

                        LASER PHOTONICS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF CASH FLOWS


                                           PERIOD FROM    PERIOD FROM
                                         JANUARY 1, 1995   MAY 23, 1995                               FOR THE THREE   FOR THE THREE
                                             THROUGH        THROUGH      YEAR ENDED     YEAR ENDED     MONTHS ENDED    MONTHS ENDED
                                              MAY 22,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,     MARCH 31,       MARCH 31,
                                               1995           1995           1996           1997           1997            1998
                                         ---------------  -------------  ------------   ------------  -------------   -------------
                                                                                                         (unaudited)    (unaudited)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income (loss)                         $4,839,456    $(2,123,814)   $(5,357,968)   $(2,307,101)     $(375,439)     $(569,797)
  Adjustments to reconcile net income
   (loss) to net cash used in
   operating activities:
    Depreciation and amortization               43,010        695,900      1,214,876        741,581        173,854        267,462
    Write off of reorganization
     goodwill                                      -              -        1,486,823            -              -              -
    Bad debt expense related to
     Related Party receivable                      -              -          662,775         48,000            -              -
    Allowance for doubtful accounts             23,604       (141,200)           -          (25,000)           -              -
    Stock issued to pay legal fees                 -              -              -              -           39,375         20,000
    Stock issued to pay interest                   -              -           25,282        168,268            -              -
    Stock issued for services                      -              -              -           95,625            -              -
    Stock issued to pay rent                       -              -           60,000            -              -              -
    Stock issued as compensation                   -              -          266,250            -              -              -
    Compensation recognized upon
     issuance of stock options                     -              -              -          671,323            -              -
    Gain on sale of marketable
     securities                                    -          (86,759)           -              -              -              -
    Gain on reorganization                  (5,768,405)           -              -              -              -              -
    Changes in operating assets and
     liabilities:
       Accounts receivable                      70,808        296,348       (127,066)        64,970          1,884        115,764
       Inventories                             (31,422)       312,874        (35,147)       (60,198)         9,362         61,787
       Prepaid expenses and other
         assets                                (10,552)        37,838         16,838        (88,350)         7,722        (92,069)
       Accounts payable                         89,779        382,733         17,830        161,273        190,847         32,000


                                                            (continued)


                                                               F-7

                        LASER PHOTONICS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (CONTINUED)


                                           PERIOD FROM    PERIOD FROM
                                         JANUARY 1, 1995   MAY 23, 1995                               FOR THE THREE   FOR THE THREE
                                             THROUGH        THROUGH      YEAR ENDED     YEAR ENDED     MONTHS ENDED    MONTHS ENDED
                                              MAY 22,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,     MARCH 31,       MARCH 31,
                                               1995           1995           1996           1997           1997            1998
                                         ---------------  -------------  ------------   ------------  -------------   -------------
                                                                                                         (unaudited)    (unaudited)
      Accrued payroll and related
        expenses                                 33,928        167,940        317,923       (270,259)       148,394        (31,622)
      Other accrued liabilities                 693,704       (899,812)       440,995       (313,983)      (239,041)       (13,216)
      Deferred revenue                              -              -              -           95,000            -          (95,000)
      Due to parent company                         -         (199,189)           -              -              -              -
                                         ---------------  -------------  ------------   ------------  -------------   -------------
   Net cash used in operating activities        (16,090)    (1,557,141)    (1,010,589)    (1,018,851)       (43,042)      (304,691)
                                         ---------------  -------------  ------------   ------------  -------------   -------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Acquisitions of property and
   equipment                                    (17,286)        (4,702)       (16,024)       (37,541)       (22,226)       (68,216)
  Proceeds from disposal of property
   and equipment                                    -              -              -           19,174            -              -
  Acquisition of patents and licenses               -          (11,845)           -       (4,001,926)           -              -
  (Advances to) payments from related
   parties                                          -              -         (292,900)       (48,000)        65,268            -
  Proceeds from sale of marketable
   securities                                       -          150,701            -              -              -              -
                                         ---------------  -------------  ------------   ------------  -------------   -------------
    Net cash provided by (used in)
     investing activities                       (17,286)       134,154       (308,924)    (4,068,293)        43,042        (68,216)
                                         ---------------  -------------  ------------   ------------  -------------   -------------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Proceeds from notes payable                       -          500,000         92,952         71,094            -              -
  Payments on notes payable                         -          (31,888)       (67,647)      (157,543)           -          (74,129)
  Capital contributions from Parent
   Company                                          -              -          529,622        140,448            -              -


                                                              (continued)

                                                                 F-8

                        LASER PHOTONICS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (CONTINUED)


                                           PERIOD FROM    PERIOD FROM
                                         JANUARY 1, 1995   MAY 23, 1995                               FOR THE THREE   FOR THE THREE
                                             THROUGH        THROUGH      YEAR ENDED     YEAR ENDED     MONTHS ENDED    MONTHS ENDED
                                              MAY 22,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,     MARCH 31,       MARCH 31,
                                               1995           1995           1996           1997           1997            1998
                                         ---------------  -------------  ------------   ------------  -------------   -------------
                                                                                                         (unaudited)    (unaudited)
  Proceeds from exercise of stock
   options                                          -              -          703,500            -              -              -
  Proceeds from sale of stock and
   warrants                                   1,000,000            -              -        6,259,077            -           35,751
                                           ------------     ----------     ----------    -----------       ----------   ----------
    Net cash provided by (used
     in) financing activities                 1,000,000        468,112      1,258,427      6,313,076            -          (38,378)
                                           ------------     ----------     ----------    -----------       ----------   ----------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                           966,624       (954,875)       (61,086)     1,225,932            -         (411,285)

CASH AND CASH EQUIVALENTS,
  beginning of period                            49,337      1,015,961         61,086            -              -        1,225,932
                                           ------------     ----------     ----------    -----------       ----------   ----------

CASH AND CASH EQUIVALENTS,
  end of period                              $1,015,961        $61,086           $-       $1,225,932           $-         $814,647
                                           ------------     ----------     ----------    -----------       ----------   ----------
                                           ------------     ----------     ----------    -----------       ----------   ----------

SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW  INFORMATION:
  Cash paid during the year for:
   Interest                                    $169,125       $204,260       $189,021       $158,939        $27,498        $29,833
                                           ------------     ----------     ----------    -----------       ----------   ----------
                                           ------------     ----------     ----------    -----------       ----------   ----------
   Income taxes                              $     -          $   -          $   -          $   -           $  -           $  -
                                           ------------     ----------     ----------    -----------       ----------   ----------
                                           ------------     ----------     ----------    -----------       ----------   ----------
  Reorganization items:
   Elimination of old equity                 $8,500,961       $   -          $   -          $   -           $  -           $  -
   Record fixed assets at fair value           (425,834)          -              -              -              -              -
   Contribution of AccuLase assets
    and liabilities                             892,882           -              -              -              -              -
   Reorganization goodwill                    2,136,829           -              -              -              -              -
   Elimination of debt                        6,343,613           -              -              -              -              -
   Other                                        487,567           -              -              -              -              -


                                                           (continued)


                        LASER PHOTONICS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (CONTINUED)

                                           PERIOD FROM    PERIOD FROM
                                         JANUARY 1, 1995   MAY 23, 1995                               FOR THE THREE   FOR THE THREE
                                             THROUGH        THROUGH      YEAR ENDED     YEAR ENDED     MONTHS ENDED    MONTHS ENDED
                                              MAY 22,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,     MARCH 31,       MARCH 31,
                                               1995           1995           1996           1997           1997            1998
                                         ---------------  -------------  ------------   ------------  -------------   -------------
                                                                                                         (unaudited)    (unaudited)

Non-cash financing transactions:
  Conversion of convertible
   debentures to common stock                $     -          $   -          $500,000       $   -           $  -           $  -
                                           ------------     ----------     ----------    -----------       ----------   ----------
                                           ------------     ----------     ----------    -----------       ----------   ----------
  Stock issued for accrued prior year
   services                                  $     -          $   -          $173,125       $   -           $  -           $  -
                                           ------------     ----------     ----------    -----------       ----------   ----------
                                           ------------     ----------     ----------    -----------       ----------   ----------
  Reclassification of Helionetics
   advances to Additional Paid-in Capital    $     -          $   -          $324,047       $   -           $  -           $  -
                                           ------------     ----------     ----------    -----------       ----------   ----------
                                           ------------     ----------     ----------    -----------       ----------   ----------
  Stock issued to purchase debt and
   accrued interest                          $     -          $   -          $   -        $2,159,708        $  -           $  -
                                           ------------     ----------     ----------    -----------       ----------   ----------
                                           ------------     ----------     ----------    -----------       ----------   ----------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                   STATEMENTS.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


1.   ORGANIZATION AND NATURE OF OPERATIONS:

     NATURE OF OPERATIONS - Laser Photonics, Inc. and subsidiaries (the Company) is principally engaged in the development, manufacture and marketing of laser systems and accessories for medical and scientific applications and, through its approximately 76% owned subsidiary, AccuLase, Inc., is developing excimer laser and fiber optic equipment and techniques directed toward the treatment of coronary heart disease.

     As of December 31, 1995 and 1996, the Company was an approximately 75% and 61% owned subsidiary of Helionetics, Inc. (Helionetics), respectively. During 1997, Helionetics sold 2,000,000 shares of the Company's common stock and the Company issued 3,084,500 new shares of common stock, thereby reducing Helionetics ownership to approximately 19% as of December 31, 1997.

     BANKRUPTCY FILING AND PLAN OF REORGANIZATION - On May 13, 1994, the Company filed a voluntary petition of reorganization with the U.S. Bankruptcy Court in the Middle District of Florida for protection under Chapter 11 of Title 11 of the U.S. Bankruptcy Code. The Company was subsequently authorized to conduct its business operations as a debtor-in-possession subject to the jurisdiction of the Bankruptcy Court.

     On May 22, 1995, the Company's Plan of Reorganization (the Plan) was confirmed by the Bankruptcy Court. The implementation of the terms of the Plan resulted in the Company's adoption of "fresh start" accounting as described in Statement of Position 90-7, "FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE." The Plan included, among other things, the following provision:

          (a) Helionetics paid the Company $1,000,000 in cash, $215,000 in expenses, and transferred to the Company all of Helionetics' rights and interest in and to 76.1% of the common stock of AccuLase, Inc. In addition, Helionetics committed to fund the cost of research and development of AccuLase's excimer laser technology for a minimum of two years from the effective date. In exchange for the foregoing consideration, the Company issued to Helionetics shares of the Company's new common stock such that, following the issuance of all stock to be issued under the Plan, Helionetics owned 75% of new common stock of the Company.

          (b) In exchange for the forgiveness of certain unsecured debt, the Company issued to unsecured creditors shares of the Company's new stock such that, following the issuance of all new stock to be issued under the Plan, the unsecured creditors owned 20% of new common stock of the Company.

          (c) The existing shareholders of the Company had their shares canceled in exchange for the issuance of shares of the Company's new common stock equal to 5% of the new common stock of the Company.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

     The acquisition of AccuLase has been accounted for as a purchase and the results of operations of AccuLase have been included in these consolidated financial statements since May 23, 1995.

     FRESH START REPORTING - Under the provisions of SOP 90-7, the Company is required to adopt fresh start reporting as of May 22, 1995 since the reorganization value (approximate fair value at the date of reorganization) was less than the total of all postpetition liabilities and allowed prepetition claims, and holders of existing voting shares before the effective date received less than 50% of the voting shares of the emerging entity. Accordingly, the statement of operations for the period ended May 22, 1995 reflects the effects of the forgiveness of debt resulting from confirmation of the plan of reorganization and the effects of the confirmation of the Plan and the effects of the adjustments to restate assets and liabilities to reflect the reorganization value of reorganized Laser Photonics, Inc.

     In adopting fresh start reporting, the Company was required to determine its reorganization value, which represented the fair value of the entity before considering liabilities and approximated the amount a willing buyer would pay for the assets of the Company immediately after its emergence from Chapter 11 status. The reorganization value was based upon the consideration given by Helionetics to acquire a 75% interest in the Company. The purchase price of $1,894,122 was determined based upon cash paid and the carrying value of the 76.1% interest in AccuLase owned by Helionetics.

     All assets and liabilities were restated to reflect their reorganization value in accordance with procedures specified in Accounting Principles Board Opinion 16 "Business Combinations" (APB 16) as required by SOP 90-7. The portion of the reorganization value that could not be attributed to specific tangible or identified intangible assets was classified as reorganization value in excess of amounts allocable to identifiable assets ("Reorganization Goodwill") and was being amortized over five years. Because of the magnitude of the Company's losses since emerging from bankruptcy the balance was written off as of December 31, 1996.

     In addition, the accumulated deficit of the Company was eliminated and its capital structure was recast in conformity with the approved plan. As such, the consolidated financial statements of the Company as of December 31, 1995 and for the seven and one half months then ended represent that of the Successor Company which, in effect, is a new entity with assets, liabilities and a capital structure having carrying values not comparable with prior periods. The accompanying consolidated financial statements for the five and one half months ended May 22, 1995 represent that of the Predecessor Company.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, Laser Analytics, Inc., and AccuLase, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


     STATEMENT OF CASH FLOWS - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

     STOCK BASED COMPENSATION - The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB25) and related interpretations in accounting for its employee stock options. In accordance with FASB Statement No. 123 "Accounting for Stock-Based Compensation" (FASB123), the Company will disclose the impact of adopting the fair value accounting of employee stock options. Transactions in equity instruments with non-employees for goods or services have been accounted for using the fair value method as prescribed by FASB123.

     REVENUE RECOGNITION - Revenues are recognized upon shipment of products to customers. Deferred revenue relates to payments received under the Baxter Agreement (See Note 12) and is being recognized as research and development costs are incurred.

     INVENTORIES - Inventories are stated at the lower of cost or market, determined by the first-in, first-out method.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives (ranging from 3 to 7 years) of the respective assets. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

     INTANGIBLE ASSETS - Patents and license fees are carried at cost less accumulated amortization which is calculated on a straight-line basis over the estimated useful lives of the assets, which range from eight to twelve years. Reorganization goodwill represents the portion of the reorganization value that could not be attributed to specific tangible or identified intangible assets. The balance was being amortized over 5 years. Because of the magnitude of the Company's losses since emerging from bankruptcy, the balance of $1,486,823 was written off as of December 31, 1996.

     Excess of cost over net assets of acquired company represents the goodwill recorded by Helionetics for the purchase of AccuLase that has been "pushed down" to the Company. The balance is being amortized using a straight-line basis over 5 years.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

     ACCRUED WARRANTY COSTS - Estimated warranty costs are provided for at the time of sale of the warranted product. The Company extends warranty coverage for one year from the time of sale.

     USE OF ESTIMATES - The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company's financial statements are based upon a number of significant estimates, including the allowance for doubtful accounts, obsolescence of inventories, the estimated useful lives selected for property and equipment and intangible assets, realizability of deferred tax assets, estimated future warranty costs, penalties and interest for delinquent payroll taxes and penalties for ERISA violations. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates will be further revised in the near term and such revisions could be material.

     RESEARCH AND DEVELOPMENT - Research and development costs are charged to operations in the period incurred.

     CONCENTRATIONS OF CREDIT RISK - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions described below. In accordance with FASB Statement No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, the credit risk amounts shown do not take into account the value of any collateral or security.

     The Company operates primarily in one industry segment and a geographic concentration exists because the Company's customers are generally located in the United States. Financial instruments that subject the Company to credit risk consist principally of accounts receivable.

     As of December 31, 1997, the Company maintained cash in banks that was approximately $1,046,000 in excess of the federally insured limit.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments under FAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which includes all cash, accounts receivables, accounts payable, long-term debt, and other debt, approximates the carrying value in the financial statements at December 31, 1997.

     INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

     attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     LOSS PER COMMON AND COMMON EQUIVALENT SHARES - In February 1997, the Financial Accounting Standards Board issued a new statement titled "Earnings per Share" ("FASB128"). The new statement is effective for both interim and annual periods ending after December 15, 1997. FASB128 replaces the presentation of primary and fully diluted earnings per share with the presentation of basic and diluted earnings per share. Basic earnings per share excludes dilution and is calculated by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Common stock equivalents for all periods presented were anti-dilutive and excluded in the earnings per share computation. The earnings (loss) per share prior to reorganization is not presented as the results are not meaningful due to debt discharge, the issuance of new common stock and fresh start reporting.

     IMPACT OF RECENTLY ISSUED STANDARDS - The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards 130, "Reporting Comprehensive Income" and Statement of Financial Accounting Standards 131 "Disclosures About Segments of an Enterprise and Related Information." Statement 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Statement 130 requires that all components of comprehensive income shall be classified based on their nature and shall be reported in the financial statements in the period in which they are recognized. A total amount for comprehensive income shall be displayed in the financial statements where the components of other comprehensive income are reported. Statement 131 supersedes Statement of Financial Accounting Standards 14 "Financial Reporting for Segments of a Business Enterprise." Statement 131 establishes standards on the way that public companies report financial information about operating segments in annual financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. Statement 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     Statements 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Results of operations and financial position will be unaffected by implementation of these standards.

                     LASER PHOTONICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

     INTERIM FINANCIAL INFORMATION - The March 31, 1997 and 1998 financial statements have been prepared by the Company without audit. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the Company's financial position as of March 31, 1998, and the results of their operations and cash flows for the three month periods ended March 31, 1997 and 1998. The results of operations for the three month periods ended March 31, 1997 and 1998 are not necessarily indicative of those that will be obtained for the entire fiscal year.


3.   BASIS OF PRESENTATION:

     As shown in the accompanying financial statements, the Company has reported significant net losses for the periods ended December 31, 1997, 1996 and 1995 resulting in an accumulated deficit of $9,788,883 as of December 31, 1997.

     During 1997, the Company took steps to mitigate the losses and enhance its future viability, as follows: AccuLase entered into a Master Technology Agreement with Baxter Healthcare Corporation (see Note 12) under which AccuLase has received $950,000 and will receive an additional $600,000 plus purchase commitments and future royalty payments. Also during 1997, the Company sold 2,179,500 shares of common stock for net proceeds of $6,259,077 and issued 800,000 shares of common stock to purchase debt of a subsidiary in the amount of $2,159,708. Finally, the Company's Board of Directors authorized management to pursue the sale of the assets of Laser Photonics, Inc. and Laser Analytics, Inc. or consider the closure of their operations. Management believes that these actions will allow the Company to continue as a going concern.


4.   INVENTORIES:

     Inventories are as follows:

                                          DECEMBER 31,            MARCH 31,
                                   -------------------------     ----------
                                      1996           1997           1998
                                   ----------     ----------     ----------
                                                                 (unaudited)
          Raw materials            $1,306,420     $1,255,107     $1,247,257
          Work-in-process             456,330        435,854        426,573
          Finished goods              124,560         79,772         68,116
                                   ----------     ----------     ----------
                                    1,887,310      1,770,733      1,741,946
          Allowance for obsolescence (996,299)      (819,524)      (852,524)
                                   ----------     ----------     ----------
                                     $891,011       $951,209       $889,422
                                   ----------     ----------     ----------
                                   ----------     ----------     ----------

                        LASER PHOTONICS, INC. AND SUBSIDIARIES

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


5.   PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                           DECEMBER 31,            MARCH 31,
                                     -----------------------      -----------
                                       1996           1997           1998
                                     --------       --------      -----------
                                                                  (unaudited)
          Machinery and equipment    $651,471       $248,439       $294,438
          Furniture and fixtures       32,753         53,708         77,831
                                     --------       --------       --------
                                      684,224        302,147        372,269
          Less accumulated
          depreciation               (389,382)      (160,715)      (173,074)
                                     --------       --------       --------
                                     $294,842       $141,432       $199,195
                                     --------       --------       --------
                                     --------       --------       --------

6.   OTHER ACCRUED LIABILITIES:

     Other accrued liabilities consists of the following:

                                                    DECEMBER 31,           MARCH 31,
                                             -----------------------     ------------
                                                1996           1997           1998
                                             --------        -------     -----------
                                                                         (unaudited)
        Customer deposits                    $308,408        $76,588       $    -
        Accrued professional fees             127,842            -              -
        Accrued property taxes                113,721        111,962        111,962
        Other accrued liabilities             395,820        443,258        506,630
                                             --------       --------       --------
                                             $945,791       $631,808       $618,592
                                             --------       --------       --------
                                             --------       --------       --------

7.    NOTES PAYABLE, LONG-TERM DEBT, AND CONVERTIBLE DEBENTURES:

      Notes payable and long-term debt consists of the following:

                                                                 DECEMBER 31,             MARCH 31,
                                                           -------------------------     ----------
                                                              1996           1997           1998
                                                           ---------       ---------     ----------
                                                                                         (unaudited)
     Notes payable - unsecured creditors, interest at
     prime rate, quarterly interest only payments
     beginning October 1, 1995, principal due
     October 1, 1999, unsecured.                            $282,559       $282,559       $282,559

                        LASER PHOTONICS, INC. AND SUBSIDIARIES

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

                                                                 DECEMBER 31,             MARCH 31,
                                                           -------------------------     ----------
                                                              1996           1997           1998
                                                           ---------       ---------     ----------
                                                                                         (unaudited)


     Notes payable - unsecured creditors, interest
     at prime rate, quarterly interest only
     payments beginning October 1, 1995, principal
     due October 1, 1999, unsecured.  Payments
     past due.                                               165,298        165,298        165,298

     Note payable - creditor, interest at 10%,
     monthly interest only payments through May 5,
     1997, thereafter monthly interest and principal
     payments of $6,384 through May 1999, unsecured.
     Payments past due.                                      138,368        127,860        116,632

     Note payable - U.S. Treasury, interest at 9%,
     payable in monthly principal and interest
     installments of $5,000 through December 1999,
     unsecured.  Payments past due.                          158,387        131,094        121,613

     Notes payable - various creditors, interest at
     9%, payable in various monthly principal and
     interest installments through July 2000,
     unsecured.  Payments past due.                           69,234        100,726         49,252

     Note payable - creditor, interest at 9%,
     payable in monthly principal and interest
     installments of $1,258 through January 2001,
     collateralized by personal property of the
     Company.  Payments past due.                             50,583         48,804         46,858

     Note payable - bank, interest at 9.75%,
     payable in monthly principal and interest
     installments of $636 through February 1999,
     unsecured.  Payments past due.                           21,641            -              -

     Note payable - factor, interest at 36.5%,
     due on demand, secured by all assets of
     the Company (Note 12).                                   76,150            -              -

     Note payable - other, no interest, due on
     demand, unsecured.                                       16,792         36,222         36,222
                                                            --------       --------       --------
                                                             979,012        892,563        818,434
     Less current maturities                                (696,453)      (610,004)      (535,875)
                                                            --------       --------       --------
                                                            $282,559       $282,559       $282,559
                                                            --------       --------       --------
                                                            --------       --------       --------

                 LASER PHOTONICS, INC. AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

     As a result of the past due payments on some of the notes listed above, the notes are callable at the option of the holder. Therefore, these notes have been classified as current. Aggregate maturities required on long-term debt at December 31, 1997 are due in future years as follows:

            1999                                    $282,559
                                                    --------
                                                    $282,559
                                                    --------
                                                    --------

     In July and November 1995, the Company sold an aggregate of $500,000 in six month convertible, secured notes in a private transaction to four offshore corporations. Of the resulting proceeds, $300,000 was retained by the Company, $100,000 was paid to Helionetics in compensation for its corporate guarantee and pledge of collateral, and $100,000 was paid to Helionetics toward the accruing Helionetics debt owed by the Company to Helionetics. The notes bear interest at 12% per annum, with principal and interest all due and payable on maturity. The notes were collateralized by the corporate guarantee of Helionetics, the Company's parent, coupled with a pledge of 300,000 shares of Tri-lite, Inc. (a subsidiary of Helionetics) stock and 500,000 shares of the Company's common stock held by Helionetics. The notes provide that the holders may convert into an aggregate of 512,500 shares of the common stock of the Company, at a conversion price of $0.96 per share. In January and April 1996, the notes were converted to shares of common stock of the Company.


8.   DUE TO/FROM PARENT COMPANY:

     The amounts financed by Helionetics are due on demand with interest at the prime rate plus 2%. Helionetics is a defendant in class action litigation seeking substantial damages allegedly resulting from the purported violation of Federal securities laws. In the opinion of management of Helionetics, the ultimate outcome of these actions will not have a material impact on the Company's financial statements.

     During April 1997, Helionetics filed a voluntary petition of reorganization with the U.S. Bankruptcy Court in the Central District of California for protection under Chapter 11 of Title 11 of the U.S. Bankruptcy Code. As a result, the Company wrote off its $662,775 receivable from Helionetics as of December 31, 1996.

     On September 30, 1997, an investment banker purchased from the Helionetics bankruptcy estate the note payable from AccuLase to Helionetics in the amount of $2,159,708 including accrued interest. During October 1997, the investment banker sold such note to the Company for 800,000 shares of the Company's common stock.

                 LASER PHOTONICS, INC. AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


9.   STOCKHOLDERS' EQUITY:

     In conjunction with the issuance of convertible notes payable in 1995, the Company granted to the note holders a transferable one year option to purchase 375,000 additional shares of the Company's common stock, exercisable 134,000 shares at $2.25 per share, 134,000 shares at $3.00 per share, and 107,000 shares at $3.75 per share. Shares deliverable upon option exercise are to be provided either by the Company as new issuance shares, or by Helionetics out of the block of shares it holds for investment, at the sole option of Helionetics. During July and August of 1996, 268,000 of these options were exercised. New shares were issued for proceeds of $703,500. The remaining 107,000 options expired during 1996.

     On January 2, 1996, the Company adopted the 1995 Non-Qualified Option Plan for key employees, officers, directors, and consultants, and provided for up to 500,000 options to be issued thereunder. The option exercise price shall not be less than 100% of market value on the date granted, 40% of granted options vest immediately and may be exercised immediately; 30% vest and may be exercised beginning 12 months after grant; and the remaining 30% vest and may be exercised beginning 24 months from grant.

     No options may be exercised more than 10 years after grant, options are not transferable (other than at death), and in the event of complete termination "for cause" (other than death or disability) or "voluntary" termination, all "unvested" options automatically terminate.

     In January 1996, the Board approved the grant of options to certain key employees and consultants, to purchase 335,000 shares of common stock under the 1995 Non-Qualified Option Plan. On the date of grant, 110,000 options were vested and the balance will vest over two years. The options were granted with an exercise price of $1.50 per share and are exercisable through January 2006.

     In February 1996, the Board approved the issuance of 50,000 shares of common stock to the Company's chairman for consulting services rendered, and 98,500 shares of common stock and options to purchase 62,500 shares of common stock to consultants for services rendered. The options were granted with an exercise price of $2.50 per share, are fully vested and are exercisable through February 2001. The accompanying financial statements include expense of $173,125 as of December 31, 1995, representing the agreed-upon value of the services rendered.

     In October 1996, the Board approved the issuance of 125,000 shares of common stock to the Company's chairman for consulting services rendered and 52,500 shares of common stock to employees and consultants for services rendered. The Company has recognized $266,250 in compensation expense related to these services for the year ended December 31, 1996.

     During May 1997, the Board granted options to purchase 250,000 shares of common stock at $0.50 per share to the Company's president. The options vest immediately and expire in May 2002. The Company has recognized $62,500 in compensation expense related to these options for the year ended December 31, 1997.

                 LASER PHOTONICS, INC. AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


     On July 1, 1997, the Board approved the grant of options to certain employees and consultants to purchase 108,500 shares of common stock at an exercise price of $1.00 per share. The options vest immediately and expire in July 2007. The Company has recognized $56,030 in compensation expense related to these options for the year ended December 31, 1997.

     During August 1997, the Board granted options to purchase 211,899 shares of common stock at $1.25 per share to certain officers and directors of the Company. The options vest immediately and expire in August 2002. The Company has recognized $172,168 in compensation expense related to these options for the year ended December 31, 1997.

     In August 1997, the Company's board of directors authorized the sale of 750,000 shares of common stock at $1.25 per share through an investment banker ("the investment banker") pursuant to Regulation D under the Securities Act of 1933. As of December 31, 1997, the Company has sold 679,500 shares of common stock for $849,375.

     In October 1997, the Company's board of directors authorized the sale of 1,500,000 shares of common stock at $4.00 per share through an investment banker ("the investment banker") pursuant to Regulation D under the Securities Act of 1933. Each share issued had attached a share purchase warrant to purchase a share of common stock for each two shares purchased in the offering for a period of five years at $4.00 per share. As of December 31, 1997, the Company has sold 1,500,000 shares of common stock for $6,000,000. In connection with this sale, the Company granted the investment banker warrants to purchase 150,000 and up to an additional 75,000 shares of common stock at $4.00 per share for a period of five years.

     On October 10, 1997, the Board granted options to a former director to purchase 100,000 shares of common stock at an exercise price of $0.75. On October 31, 1997, the Board granted options to a former director to purchase 20,000 shares of common stock at an exercise price of $1.00. These options vest immediately and expire in October 2004. The Company has recognized $380,625 as compensation expense related to these options for the year ended December 31, 1997.

                 LASER PHOTONICS, INC. AND SUBSIDIARIES

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


     A summary of option transactions during 1995, 1996 and 1997 follows:

                                                                          WEIGHTED
                                                      NUMBER OF        AVERAGE EXERCISE
                                                        SHARES             PRICE
                                                    -----------       -----------------
               Outstanding at January 1, 1995              -           $      -
                    Granted                            375,000               3.00
                    Expired/canceled                       -                  -
                                                    ----------        -----------------

               Outstanding at December 31, 1995        375,000               3.00
                    Granted                            397,500               1.66
                    Exercised                         (268,000)              2.63
                    Expired/canceled                  (107,000)              3.75
                                                    ----------        ------------------

               Outstanding at December 31, 1996        397,500               1.66
                    Granted                            690,399               0.86
                    Expired/canceled                       -                  -
                                                    ----------        ------------------

               Outstanding at December 31, 1997      1,087,899               1.00
                    Granted (unaudited)                    -                  -
                    Expired (unaudited)                    -                  -
                                                    ----------        ------------------

               Outstanding at March 31, 1998         1,087,899         $     1.00
                                                    ----------        ------------------
                                                    ----------        ------------------

     At December 31, 1997, options to purchase 975,399 shares were exercisable at prices ranging from $0.50 to $2.50 per share. The remaining 112,500 options outstanding become exercisable in 1998 at $1.50 per share.

     As stated in Note 2, the Company has not adopted the fair value accounting prescribed by FASB123 for employees. Had compensation cost for stock options issued to employees been determined based on the fair value at grant date for awards in 1997 and 1996 consistent with the provisions of FASB123, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:

                                                         DECEMBER 31,
                                                 ---------------------------
                                                     1996           1997
                                                 -----------    ------------
               Net loss                          $(5,502,273)   $(2,965,259)
                                                 -----------    ------------
                                                 -----------    ------------
               Net loss per share                $     (0.98)   $     (0.45)
                                                 -----------    ------------
                                                 -----------    ------------

                   LASER PHOTONICS, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


     Pro forma information for the quarter ended March 31, 1998 is the same as the Company's reported net loss and net loss per share.

     The fair value of each option is estimated on the date of grant using the present value of the exercise price and is pro-rated based on the percent of time from the grant date to the end of the vesting period. The weighted average fair value of the options granted during 1997 and 1996 was $1.75 and $1.08, respectively. The following assumptions were used for grants in 1997: risk-free interest rate equal to the yield on government bonds and notes with a maturity equal to the expected life for the month the options were granted; expected lives of two years; dividend yield of 0%; and expected volatility of 134%. The following assumptions were used for grants in 1996: risk-free interest rate of 4.9%; expected lives of two years; dividend yield of 0%; and expected volatility of 148%.

     AccuLase has reserved 800,000 shares of its common stock for issuance under a noncompensatory employee stock option plan. Options are exercisable over a period of up to ten years from the date of grant. During 1993 and 1992, 5,000 and 28,500 options were granted at an exercise price of $.10 and $2.80 per share, respectively. At December 31, 1997, all outstanding options are exercisable.

     On February 4, 1998, the majority of the stockholders of the Company voted to increase the authorized number of common shares to 15,000,000.


10.  INCOME TAXES:

     Income tax expense (benefit) is comprised of the following:

                                   PERIOD FROM     PERIOD FROM
                                   MAY 23, 1995      JANUARY 1,
                                        TO           1995 TO        YEAR ENDED      YEAR ENDED
                                    DECEMBER 31,     MAY 22,        DECEMBER 31,    DECEMBER 31,
                                       1995           1995             1996            1997
                                   -------------   -----------      ------------    ------------
               Current
                    Federal         $    -          $    -           $    -          $    -
                    State                -               -                -              3,900
                                   -------------   -----------      ------------    ------------
                                         -               -                -              3,900
                                   -------------   -----------      ------------    ------------

               Deferred
                    Federal              -               -                -               -
                    State                -               -                -               -
                                   -------------   -----------      ------------    ------------
                                         -               -                -               -
                                   -------------   -----------      ------------    ------------
               Income tax expense   $    -          $    -           $    -             $3,900
                                   -------------   -----------      ------------    ------------
                                   -------------   -----------      ------------    ------------

                   LASER PHOTONICS, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                             DECEMBER 31,
                                                     --------------------------
                                                         1996           1997
                                                     -----------    -----------
     Deferred tax assets (liabilities):
       Accounts receivable, principally due to
         allowances for doubtful accounts                $37,000        $29,000
       Tax credit carryforwards                          283,000        329,000
       Compensated absences, principally due to
         accrual for financial reporting purposes          2,000          8,000
       Warranty reserve, principally due to
         accrual for financial reporting purposes         34,000         39,000
       Net operating loss carryforwards                4,848,000      5,301,000
       Inventory obsolescence reserve                    372,000        316,000
       Depreciation and amortization                      29,000         21,000
       Capitalized research and development costs        309,000        323,000
       Stock option compensation                            -           260,000
       Accrued expenses                                     -            35,000
       Deferred revenue                                     -            39,000
                                                     -----------    -----------
         Total gross deferred tax assets               5,914,000      6,700,000
       Less valuation allowance                       (5,914,000)    (6,700,000)
                                                     -----------    -----------
         Net deferred tax assets                     $      -       $      -
                                                     -----------    -----------
                                                     -----------    -----------

     At December 31, 1997, Laser Photonics and AccuLase had net operating loss carryforwards of approximately $5,608,000 and $11,817,000, which expire in various years through 2012. These net operating losses are subject to annual limitations imposed by the Internal Revenue Code due to change in control of the Companies.

                    LASER PHOTONICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


     Total income tax expense differed from the amounts computed by applying the U.S. federal statutory tax rates to pre-tax income as follows:

                                       PERIOD FROM    PERIOD FROM
                                        JANUARY 1,    MAY 23,1995
                                         1995 TO          TO          YEAR ENDED     YEAR ENDED
                                          MAY 22,     DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                           1995           1995           1996           1997
                                        ----------    -----------     -----------    -----------
     Total expense (benefit)
          computed by applying the
          U.S. statutory rate             (34.0%)        (34.0%)         (34.0%)        (34.0%)
     Permanent differences                   -            10.8            47.8           25.7
     State income taxes                      -              -              -               .2
     Effect of valuation allowance         34.0           23.2           (13.8)           8.3
                                        ----------    -----------     -----------    -----------
                                             -  %           -  %           -  %           0.2%
                                        ----------    -----------     -----------    -----------


11.  RELATED PARTY TRANSACTIONS:

     The Company advanced $48,000 to an affiliated company which was subsequently written off during 1997.


12.  COMMITMENTS AND CONTINGENCIES:

     LEASES - The Company leases its main facility under a month-to-month operating lease which requires monthly payments of $11,000. AccuLase leases its facility under a month-to-month operating lease which requires minimum monthly payments of $4,900. The Company's other subsidiary leases its facility under a non-cancelable operating lease which expires during fiscal 2001. Rental expense for these leases amounted to $346,260, $376,147 and $302,800 for the years ended December 31, 1997, 1996 and 1995, respectively. The future annual minimum payments under the non-cancelable lease are as follows:

                YEAR ENDED DECEMBER 31,
                -----------------------
                         1998                         67,000
                         1999                         67,000
                         2000                         73,000
                         2001                         73,000
                         2002                            -
                                                    --------
                Minimum lease payments              $280,000
                                                    --------
                                                    --------

     FACTOR AGREEMENT - In June 1997, the Company entered into an agreement to factor up to $600,000 in accounts receivable, $150,000 minimum per month. The Company is entitled to a rebate on the discount less base commission and total daily funds charge. The base commission is 1.5% plus 1.375% for each

                    LASER PHOTONICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


     30 day period or part thereof the account is outstanding. The daily funds rate is prime plus 3% divided by 360. The factor may withhold reserve against the face value of accounts outstanding at its discretion.

     As of December 31, 1997, the face amount of receivables sold was $160,235.

     ERISA VIOLATIONS - The Company is in violation of several provisions of the Employee Retirement Income Security Act of 1974 (ERISA) primarily because employee contributions to the Company's 401(k) plan have not been remitted to the plan's trust. As of December 31, 1997, the Company has accrued approximately $90,000 for employee contributions, lost plan investment earnings and penalties which may be assessed by the U.S. Department of Labor. Subsequent to year end, the Company paid $91,385 to the plan for employee contributions and lost plan investment earnings.

     DELINQUENT FEDERAL AND STATE PAYROLL TAXES - The Company is delinquent in remitting Federal and state payroll taxes. As of December 31, 1997, the Company has accrued approximately $60,000 for payroll taxes which includes interest and penalties related to the delinquent payments. Subsequent to year end the Company has paid $48,069 in principal and interest related to delinquent payroll taxes.

     BAXTER AGREEMENT - On August 19, 1997, AccuLase executed a series of Agreements with Baxter Healthcare Corporation ("Baxter"). These Agreements provided among other things for the following:

     1. AccuLase granted to Baxter an exclusive world-wide right and license to manufacture and sell the AccuLase Laser and disposable products associated therewith, for the purposes of treatment of cardiovascular and vascular diseases.

     2.   In exchange Baxter agreed to:

          a. Pay AccuLase $700,000 in cash at closing, agreed to pay AccuLase an additional $250,000 in cash three months after closing, and agreed to pay an additional $600,000 upon delivery of the first two commercial excimer lasers.

          b. To pay AccuLase a royalty equal to 10% of the "End User Price" for each disposable product sold, or if the laser equipment is sold on a per treatment basis, the "imputed" average sale price based on "non" per procedure sales.

          c. To purchase from AccuLase excimer laser systems for cardiovascular and vascular disease.

          d. To fund the total cost of obtaining regulatory approvals world-wide for the use of the AccuLase laser and delivery systems for the treatment of cardiovascular and vascular disease.

          e. To fund all sales and marketing costs related to the cardiovascular and vascular business.

     3. AccuLase agreed to manufacture the excimer laser system to specifications for Baxter. Baxter agreed to pay a fixed price per laser for the first 8 lasers to be manufactured by AccuLase, and thereafter

                    LASER PHOTONICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (INFORMATION SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


          to pay unit prices on a reducing scale of from $75,000 to $45,000 per laser, based upon the annual number of lasers sold to Baxter.

     4. AccuLase agreed for a period of five years not to engage in any business competitive with the laser products for cardiovascular and vascular applications licensed to Baxter.

     5. AccuLase has granted Baxter a security interest in all of its patents to secure performance under the Baxter Agreement. The agreement expires upon the expiration of the last to expire license patent, however, Baxter may terminate the agreement at any time.

     LICENSE AGREEMENT WITH BAXTER AND LASER SIGHT - On September 23, 1997, Baxter purchased certain patent rights to related patents from a third party for $4,000,000. In December 1997, the Company acquired a license to the acquired patent rights from Baxter. An agreement between the Company and AccuLase to determine how costs will be allocated has not yet been entered into.

     LICENSE AGREEMENT WITH GENERAL HOSPITAL - On November 26, 1997, the Company entered into a license agreement with The General Hospital Corporation ("General") whereby General grants the Company an exclusive, worldwide, royalty-bearing license. In consideration for the use of the license, the Company has agreed to pay General $12,500 for costs incurred prior to the effective date of the agreement, $25,000 upon execution of the agreement, $50,000 upon issuance by the US Patent and Trademark Office of any Patent right, and $50,000 upon approval by the U.S. Food and Drug Administration of the First NDA, 510(k), PMA or PMA Supplement. The Company has agreed to pay royalties of 4% of the net sales price on products that are covered by a valid claim of any patent right licensed exclusively to the Company, 2% of net sales price on products covered by a valid claim of any patent right licensed non-exclusively to the Company, 1% of net sales of products on which no royalty is payable for the next ten years following the first commercial sale and 25% of all non-royalty income.

     SIGNIFICANT CUSTOMERS - One customer accounted for 22% of total revenue for 1997. No individual customer accounted for more than 10% of total revenues during 1995 or 1996.

13.  SUBSEQUENT EVENTS:

     On April 8, 1998, the Company entered into a letter of intent to sell certain assets, subject to the assumption of certain liabilities, to a third party. The completion of the transaction is subject to numerous items, including but not limited to, the final identification of specific assets and liabilities to be transferred and the execution of a final written agreement. The proposed sales price is $1,300,000 which would result in an approximate gain of $300,000 to the Company.

     On April 10, 1998, the Company issued options to an officer to purchase 250,000 shares of common stock at an exercise price of $2.875 per share with a five year term.

     On April 10, 1998, the Company issued options to purchase 100,000 shares of common stock at an exercise price of $2.875 per share with a five year term to an employee.

                        LASER PHOTONICS, INC. AND SUBSIDIARIES

                          VALUATION AND QUALIFYING ACCOUNTS

SCHEDULE II

                                                                  ADDITIONS
                                                  BALANCE AT      CHARGED TO                   BALANCE AT
                                                   BEGINNING      COSTS AND                      END OF
     CLASSIFICATION                                OF PERIOD       EXPENSES     DEDUCTIONS       PERIOD
--------------------------------------------      ----------     ----------     ----------    ------------
For the year ended
     December 31, 1997:

     Accumulated
       amortization -Patent costs                 $   15,612     $    8,353     $     -        $    23,965
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------
     Accumulated
       amortization -Excess of cost
       over net assets of acquired companies      $  822,830     $  519,784     $     -        $ 1,342,614
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------
     Allowance for
       doubtful accounts                          $  100,000     $     -        $   25,000     $    75,000
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------
     Allowance for
       obsolescence                               $  996,299     $     -        $  176,775     $   819,524
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------

For the year ended
     December 31, 1996:

     Accumulated
       amortization -Patent costs                 $    7,259     $    8,353     $     -        $    15,612
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------
     Accumulated
       amortization -Excess of cost over net
       assets of acquired companies               $  303,148     $  519,682     $     -        $   822,830
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------
     Accumulated
       amortization -
       Reorganization goodwill                    $  222,600     $1,914,425     $     -        $ 2,137,025
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------
     Allowance for
       doubtful accounts                          $  100,000     $     -        $     -        $   100,000
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------
     Allowance for
       obsolescence                               $1,477,000     $     -        $  480,701     $   996,299
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------

For the year ended
     December 31, 1995:

     Accumulated
       amortization -Patent costs                 $     -        $    7,259     $     -        $     7,259
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------
     Accumulated
       amortization -Excess of cost over net
       assets of acquired companies               $     -        $  303,148     $     -        $   303,148
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------
     Accumulated
       amortization -
       Reorganization goodwill                    $     -        $  222,600     $     -        $   222,600
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------
     Allowance for
       doubtful accounts                          $  217,591     $   23,609     $  141,200     $   100,000
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------
     Allowance for
       obsolescence                               $     -        $1,477,000     $     -        $ 1,477,000
                                                  ----------     ----------     ----------     -----------
                                                  ----------     ----------     ----------     -----------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


    NO DEALER, SALES REPRESENTATIVES, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                            ------------------------


                               TABLE OF CONTENTS

                            ------------------------


                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    2
Summary Consolidated Financial Information................................    5
Risk Factors..............................................................    7
Use of Proceeds...........................................................   15
Dividend Policy...........................................................   15
Price Range of Common Stock...............................................   15
Capitalization............................................................   17
Selected Consolidated Financial Data......................................   18
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   20
Business..................................................................   30
Management................................................................   44
Compensation of Executive Officers and Directors..........................   46
Certain Relationships and Related Transactions............................   49
Principal Stockholders....................................................   52
Description of Securities.................................................   54
Selling Stockholders and Plan of Distribution.............................   55
Shares Eligible for Future Sale...........................................   59
Legal Matters.............................................................   59
Experts...................................................................   59
Additional Information....................................................   60
Financial Statements......................................................  F-1



                             LASER PHOTONICS, INC.



                                3,928,101 SHARES


                             ---------------------


                                   PROSPECTUS


                             ---------------------


                                           , 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Registrant estimates that expenses in connection with the Offering described in this Registration Statement, other than the underwriting discount, will be as follows:


Securities and Exchange Commission Registration Fee....................$3,736.13
Legal, Accounting Fees and Expenses....................................40,000.00
Printing Expenses......................................................
Miscellaneous..........................................................

Total..................................................................


ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company's Certificate of Incorporation generally provides for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:
(a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     Further, the Company may enter into agreements of indemnification with its directors to provide for indemnification to the fullest extent permitted under Delaware law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

CONVERSION OF CONVERTIBLE DEBT

     In 1995, the Company sold an aggregate of $600,000 in six month convertible, secured notes in a private transactions pursuant to exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Company also issued to such persons warrants to purchase up to 500,000 shares of Common Stock which expired in 1995 due to the Company's meeting of certain filing requirements. The noteholders were also granted a transferable one year option to purchase 134,000 additional shares at $2.25 per share, and 134,000 shares at $3.00 per share, which were exercised in 1996, and 137,000 shares at $3.75 per share, which expired without exercise. In February and April, 1996, the notes were converted into an aggregate of 538,583 shares of Common Stock at a conversion price of $0.96 per share. In April, 1996, an additional 30,000 shares were issued pursuant to Regulation S as payment of past due rent valued at $60,000.

CERTAIN ISSUANCES TO FORMER AFFILIATES

     In February, 1996, the Company issued 25,000 shares of Common Stock to Susan E. Barnes, the wife of Bernard B. Katz, a former director and Chairman of the Board of the Company, in consideration for her personal guaranty of $81,000 in lease obligations associated with the Company's Andover facility lease. In February, 1996, the Company agreed to issue to Ms. Barnes 50,000 shares of Common Stock for services she arranged to provide in connection with raising $1.5 million to finance the Company's emergence from the Bankruptcy Proceeding, at a value of $1.00 per share. In October, 1996, the Company issued an additional 100,000 shares of Common Stock to Ms. Barnes in connection with her further personal guaranty of the Andover lease and lease extension, after the lease went into default and the landlord was threatening immediate eviction. This second personal guaranty was secured by a pledge of 391,360 shares of her personally owned Helionetics, Inc. common stock.

ISSUANCE OF SHARES AND OPTIONS TO KEY EMPLOYEES AND CONSULTANTS

     On January 2, 1996, the Company adopted the Company's 1995 Non-Qualified Option Plan for key employees, officers, directors and consultants, and reserved up to 500,000 options to be granted thereunder. On January 2, 1996, the Company granted a total of 335,000 options at an exercise price of $1.50 per share to certain directors, employees and consultants.

     During 1996, the Company issued 151,000 shares of Common Stock and options to purchase up to 62,500 shares of Common Stock in exempt transactions to key employees and consultants for services rendered and as compensation. Included were issuances to certain current and former officers and directors for services rendered, as follows: (i) Steven A. Qualls (10,000 shares), (ii) Chaim Markheim (5,000 shares), and (iii) Maxwell Malone (5,000 shares).

     During 1997, the Company issued a total of 105,000 shares of Common
Stock to an outside consultant to the Company for legal services rendered. In addition, the Company issued options to acquire 250,000 shares of Common
Stock at an exercise price of $0.50 per share and having a five year term, contingent upon certain performance contingencies in the future, to Raymond A. Hartman.

     On July 1, 1997, the Company granted a total of 108,500 options at an exercise price of $1.00 per share to certain employees and consultants. On October 21, 1997,the Company issued options to purchase up to 20,000 shares of Common Stock at an exercise price of $1.00 per share to a former director of the Company. In October, 1997, in satisfaction of all compensation owed by the Company to K.B. Equities, Inc. ("KB Entities"), an affiliate of Mr. Katz and Ms. Barnes, for consulting services rendered to the Company in 1997, the Board of Directors granted options to acquire 100,000 shares of Common Stock to K.B. Equities at an exercise price of $0.75 per share, and with a term of seven years. Mr. Katz resigned from the Board of Directors of the Company on October 9, 1997.

     In August, 1997, the Company issued options to purchase up to 211,899 shares of Common Stock to the following persons, who are currently officers and directors of the Company, at an exercise price of $1.25 per share with a term of five (5) years: (i) Chaim Markheim (20,250 options), (ii) Raymond A. Hartman (20,250 options), (iii) Alan R. Novak (71,399 options), and
(iv) John J. McAtee, Jr. (100,000 options).

     In April, 1998, the Company issued options to Chaim Markheim to purchase up to 250,000 shares of Common Stock at an exercise price of $2.875 per share with a five (5) year term.

     In April, 1998, the Company issued options to purchase up to 100,000 shares of Common Stock, at the exercise price of $2.875 per share, with a five-year term, and 20,000 shares of Common Stock, to certain consultants for services rendered. The 20,000 shares were issued for services rendered at a $1.00 per share purchase price.

     In April, 1998, the Company established a compensation plan for the outside/non-employee members of the Board of Directors. Such directors will receive options to purchase up to 20,000 shares of Common Stock as compensation, on an annual basis, at an exercise price equal to the market price of the Common Stock on the last day of the preceding year. The options will vest at the rate of 5,000 options per quarter during each quarter in which such person served as a member of the Board of Directors. The Company granted, to each of John J. McAtee, Jr. and Alan R. Novak, options to purchase up to 20,000 shares of Common Stock at an exercise price of $2.875 per share for services to be rendered during the year ending December 31, 1998.

CERTAIN ISSUANCES OF SECURITIES

     In September and October, 1997, the Company privately sold a total of 679,500 restricted shares of Common Stock in a private placement to certain accredited investors at a price of $1.25 per share. The Company sold an additional 28,601 shares at a price of $1.25 per share in the first quarter of 1998. These funds were used in part to pay outstanding accounts payable and to make a partial payment on delinquent Federal and State taxes outstanding.

     In September, 1997, Pennsylvania Merchant Group, Ltd. ("PMG"), purchased from Helionetics, with approval of the Federal Bankruptcy Court in the pending Helionetics Chapter 11 Bankruptcy proceeding, all debt owed by AccuLase to Helionetics. In October, 1997, the Company purchased the debt owing by AccuLase, in the amount of $2,159,708 from PMG in consideration of 800,000 shares of Common Stock.

     In November, 1997, the Company issued 1,500,000 shares of Common Stock and 750,000 warrants (the "Warrants"), with an exercise price of $4.00 per share and a term of five (5) years, in a private placement to certain accredited investors resulting in gross proceeds of $6,000,000 to the Company. The Company also issued 150,000 Warrants and paid a commission of $480,000 to PMG as a placement agent fee.

     The Company has agreed to issue to PMG an additional 75,000 warrants (the "Contingent Warrants") at a purchase price of $0.001 per share at such time as any of the other 900,000 Warrants have been exercised. The Contingent Warrants will be exercisable for a period of five years following the date of issue at an exercise price equal to the average closing bid price for the Common Stock for the ten trading days preceding the date of issue.

     If at any time during the five year period following the closing date of the PMG offering the Company issues additional shares (the "Additional Shares") of Common Stock, other than to employees of the Company pursuant to the exercise of stock options, the Company has agreed to offer to the purchasers of the PMG offering a number of shares of Common Stock at the offering price of such Additional Shares equal to the number of Additional Shares multiplied by the purchasers' ownership percentage prior to the commencement of sale of such Additional Shares.

     The Warrants may be redeemed by the Company, upon 30 days' notice, at a redemption price of $0.10 per share if the closing bid price of the Common Stock exceeds $8.00 per share for a period of thirty consecutive trading days.

     The 3,008,101 shares and the 900,000 Warrants issued from September through November, 1997, and the 28,601 shares issued in 1998 are being registered in connection with this Registration Statement.

     Except as otherwise provided above, the Company believes each of the foregoing issuances of securities was made to accredited investors in transactions exempt from registration under Section 4(2) of the Securities Act.

     The Company believes that all such transactions with affiliates of the Company have been entered into on terms no less favorable to the Company than could have been obtained from independent third parties. The Company intends that any transactions and loans with officers, directors and five percent (5%) or greater stockholders, following the date of this Prospectus, will be on terms no less favorable to the Company than could be obtained from independent third parties and will be approved by a majority of the independent, disinterested directors of the Company.

ITEM 16

EXHIBITS.


3.1      Certificate of Incorporation(1)
3.2      Bylaws(1)
4.1      Specimen Common Stock Certificate*
5.1      Opinion of Matthias & Berg LLP(1)
10.1     Lease Agreement (Andover, Massachusetts)(1)
10.2     Lease Agreement (Orlando, Florida)(1)
10.3     Lease Agreement (San Diego, California)(2)
10.4     Patent License Agreement between the Company and Patlex Corporation(3)
10.5     Master Technology Agreement between the Company and Baxter
         Healthcare Corporation, dated July 28, 1997(4)
10.6     License Agreement between the Company and Baxter Healthcare
         Corporation, dated August 19, 1997(4)
10.7     Manufacturing Agreement between the Company and Baxter Healthcare
         Corporation, dated August 19, 1997(4)
22.1     List of subsidiaries of the Company*
24.1     Consent of Hein + Associates LLP
24.2     Consent of Matthias & Berg LLP (included in Exhibit 5.1)*
25.1     Power of Attorney (included on signature page)
27       Financial Data Schedules
99.1     Registrant's Third Amended Plan of Reorganization(1)
99.2     Order Confirming Registrant's Third Amended Plan of Reorganization, as
         modified(1)
99.3     Letter of March 22, 1995 from Coopers & Lybrand, directed to Laser
         Photonics, Inc.(1)


------------------------

     *   To be filed by amendment.

     1. Filed as part of the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

     2. Filed as part of the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

     3. Filed as part of the Company's Annual Report on Form 10-K for the year ended December 31, 1987.

     4. Incorporated by reference as part of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and subject to a currently pending request for Confidential Treatment with the Commission.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the Offering.

     In addition, the undersigned Registrant hereby undertakes:

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

     For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California on May 28, 1998.

                                                LASER PHOTONICS, INC.


                             By: /s/ Raymond A. Hartman
                                 -----------------------------------------------
                                 Raymond A. Hartman
                                 President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chaim Markheim and Raymond A. Hartman, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


       Signature           Capacity in Which Signed                 Date
       ---------           ------------------------                 ----


/s/ Raymond A. Hartman
-----------------------    President, Chief Executive Officer       May 28, 1998
Raymond A. Hartman         and Director


/s/ Chaim Markheim         Director, Chief Operating Officer        May 28, 1998
-----------------------    and Chief Financial Officer
Chaim Markheim             (Principal Financial Officer
                           and Principal Accounting
                           Officer)


/s/ Steven A. Qualls       Director and Executive Vice President    May 28, 1998
-----------------------
Steven A. Qualls


/s/ Alan R. Novak                        Director                   May 28, 1998
-----------------------
Alan R. Novak


/s/ John J. McAtee, Jr.    Chairman of the Board of Directors       May 28, 1998
-----------------------
John J. McAtee, Jr.
